FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-09

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,177,025,122

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$1,091,690,000

(Approximate Aggregate Principal Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2015-C29

 as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Rialto Mortgage Finance, LLC

Silverpeak Real Estate Finance LLC

Walker & Dunlop Commercial Property Funding I WF, LLC

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-C29

June 9, 2015

WELLS FARGO SECURITIES
Lead Manager and Sole Bookrunner

Citigroup Co-Manager	Deutsche Bank Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 as amended or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2015-C29	Certificate Structure

I.          Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$50,145,000	30.000%	(7)	2.59	07/15 - 12/19	45.1%	16.9%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$30,508,000	30.000%	(7)	4.77	12/19 - 05/20	45.1%	16.9%
A-3	AAAsf/AAA(sf)/Aaa(sf)	$250,000,000	30.000%	(7)	9.78	01/25 - 05/25	45.1%	16.9%
A-4	AAAsf/AAA(sf)/Aaa(sf)	$396,065,000(8)	30.000%	(7)	9.91	05/25 - 06/25	45.1%	16.9%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$97,199,000	30.000%	(7)	7.29	05/20 - 01/25	45.1%	16.9%
A-S(9)	AAAsf/AAA(sf)/Aa2(sf)	$88,277,000	22.500%	(7)	9.97	06/25 - 06/25	50.0%	15.3%
X-A	AAAsf/AAA(sf)/NR	$912,194,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-B	NR/AAA(sf)/NR	$120,645,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
B(9)	AA-sf/AA-(sf)/NR	$70,621,000	16.500%	(7)	9.97	06/25 - 06/25	53.8%	14.2%
C(9)	A-sf/A-(sf)/NR	$50,024,000	12.250%	(7)	9.97	06/25 - 06/25	56.6%	13.5%
PEX(9)	A-sf/A-(sf)/NR	$208,922,000	12.250%	(7)	9.97	06/25 - 06/25	56.6%	13.5%
D	BBB-sf/BBB-(sf)/NR	$58,851,000	7.250%	(7)	9.97	06/25 - 06/25	59.8%	12.8%
Non-Offered Certificates
A-4FL	AAAsf/AAA(sf)/Aaa(sf)(14)	$396,065,000 (15)(16)	30.000%	LIBOR plus [ ](17)	9.91	05/25 - 06/25	45.1%	16.9%
A-4FX	AAAsf/AAA(sf)/Aaa(sf)(14)	$0(15)(16)	30.000%	(7)	9.91	05/25 - 06/25	45.1%	16.9%
E	BBsf/BB(sf)/NR	$23,541,000	5.250%	(7)	9.97	06/25 - 06/25	61.1%	12.5%
F	Bsf/B(sf)/NR	$11,770,000	4.250%	(7)	9.97	06/25 - 06/25	61.7%	12.4%
G	NR/NR/NR	$50,024,121	0.000%	(7)	9.97	06/25 - 06/25	64.5%	11.8%

Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and Class X-B certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the free writing prospectus, dated June 9, 2015 (the “Free Writing Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates in the aggregate. The percentage indicated under the column “Approx. Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $50,024,000.

(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex B to the Free Writing Prospectus.

(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB and PEX Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class PEX Certificates) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class PEX Certificates). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates are calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class PEX Certificates). The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB and PEX Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class PEX Certificates) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class PEX Certificates) senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class PEX Certificates) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates. The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to the Certificate Principal U/W NOI Debt Yield for the Class C Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Wells Fargo Commercial Mortgage Trust 2015-C29	Certificate Structure

(7)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-4FX, A-SB, D, E, F and G Certificates and the Class A-4FX, A-S, B and C regular interests in each case will be one of the following: (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis. The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PEX Components. The pass-through rate for the Class A-S Certificates, the Class A-S regular interest and the Class PEX Component A-S will, at all times, be the same. The pass-through rate for the Class B Certificates, the Class B regular interest and the Class PEX Component B will, at all times, be the same. The pass-through rate for the Class C Certificates, the Class C regular interest and the Class PEX Component C will, at all times, be the same.

(8)	Represents the maximum initial principal balance of the Class A-4 certificates that will be issued on the closing date. The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX certificates will be $396,065,000.

(9)	The Class A-S, B, C and PEX Certificates are “Exchangeable Certificates”. On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, B and C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $88,277,000, $70,621,000 and $50,024,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, B and C regular interests and which portions of those regular interests are referred to in this Term Sheet as the Class PEX Component A-S, Class PEX Component B and Class PEX Component C (collectively, the “Class PEX Components”). Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, B and C regular interest that is represented by the Class A-S, B, C and PEX Certificates will be increased or decreased accordingly. The initial certificate principal balance of each of the Class A-S, B and C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, B and C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, B and C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S regular interests outstanding from time to time (without regard to any exchange of the Class A-S, B and C Certificates for the Class PEX Certificates). The Class X-A Certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C regular interests outstanding from time to time (without regard to any exchange of the Class A-S, B and C Certificates for the Class PEX Certificates). The Class X-B Certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The ratings assigned to the Class A-4FL Certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the pass-through rate for the Class A-4FX Regular Interest. The ratings of Fitch, KBRA and Moody’s do not address any shortfalls or delays in payment that investors in the Class A-4FL Certificates may experience as a result of the conversion of the pass-through rate on Class A-4FL Certificates from a floating interest rate to a fixed rate. See “Ratings” in the Private Placement Memorandum.

(15)	The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX certificates will be $396,065,000. The aggregate principal balance of the Class A-4FL and A-4FX certificates will at all times equal the principal balance of the Class A-4FX regular interest. The maximum initial principal balance of the Class A-4FL certificates is $396,065,000. The principal balance of the Class A-4FX certificates will initially be $0. The maximum initial principal balance of the Class A-4FX regular interest is $396,065,000.

(16)	The Class A-4FL Certificates will evidence a beneficial interest in a grantor trust that includes the Class A-4FX regular interest and an interest rate swap contract. Under some circumstances, holders of the Class A-4FL Certificates may exchange all or a portion of their certificates for a like principal amount of Class A-4FX Certificates having the same pass-through rate as the Class A-4FX Regular Interest. The aggregate principal balance of the Class A-4FL Certificates may be adjusted from time to time as a result of such an exchange.

(17)	The pass-through rate applicable to the Class A-4FL Certificates on each distribution date will be a per annum rate equal to LIBOR plus a specified percentage; provided, however, that under certain circumstances (generally involving a default or termination under the related interest rate swap contract), the pass-through rate applicable to the Class A-4FL Certificates may convert to a fixed rate equal to the pass-through rate on the Class A-4FX Regular Interest. The initial LIBOR rate will be determined two LIBOR business days prior to the Closing Date, and subsequent LIBOR rates for the Class A-4FL Certificates will be determined two LIBOR business days before the start of the related interest accrual period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2015-C29	Issue Characteristics

II.      Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	53	64	$578,987,789	49.2%
Rialto Mortgage Finance, LLC	25	26	236,805,755	20.1
Silverpeak Real Estate Finance LLC	13	13	145,314,173	12.3
Walker & Dunlop Commercial Property Funding I WF, LLC	7	13	113,270,708	9.6
National Cooperative Bank, N.A.	35	35	102,646,698	8.7
Total	133	151	$1,177,025,122	100.0%

Loan Pool:

Cut-off Date Balance:	$1,177,025,122
Number of Mortgage Loans:	133
Average Cut-off Date Balance per Mortgage Loan:	$8,849,813
Number of Mortgaged Properties:	151
Average Cut-off Date Balance per Mortgaged Property(1):	$7,794,868
Weighted Average Mortgage Interest Rate:	4.266%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	32.6%
Weighted Average Original Term to Maturity or ARD (months):	119
Weighted Average Remaining Term to Maturity or ARD (months):	118
Weighted Average Original Amortization Term (months)(2):	355
Weighted Average Remaining Amortization Term (months)(2):	354
Weighted Average Seasoning (months):	1

(1)   Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)  Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.98x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.8%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	64.5%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	55.5%
% of Mortgage Loans with Additional Subordinate Debt(2):	7.9%
% of Mortgage Loans with Single Tenants(3):	3.4%

(1)   With respect to the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan, each of which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated) but does not take account of any related subordinate debt. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date (plus, in the case of the mortgage loan identified on Annex A 1 to the Free Writing Prospectus as Baywoods of Annapolis, the projected net cash flow of the portion of such mortgaged property operated as a residential healthcare facility, as set forth in the related appraisal), and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative (plus, in the case of the mortgage loan identified on Annex A 1 to the Free Writing Prospectus as Baywoods of Annapolis, the value of the portion of such mortgaged property operated as a residential healthcare facility, as set forth in the related appraisal).

(2)   Twenty-two (22) of the mortgage loans, each of which is secured by a residential cooperative property (including the mortgage loan identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis), currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”) and/or subordinate chattel mortgages to the related mortgage borrowers, the proceeds of which have been fully advanced and utilized to make certain energy-related improvements to the mortgaged property. The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of cut-off date principal balance and does not take into account future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus.

(3)   Excludes mortgage loans that are secured by multiple single tenant properties and includes mortgage loans secured by multiple single tenant properties where each property is occupied by the same tenant or tenants that are affiliates of one another.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2015-C29	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 87.3% of the mortgage pool (119 mortgage loans) has scheduled amortization, as follows:

53.1% (50 mortgage loans) provides for an interest-only period followed by an amortization period; and

34.2% (69 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Cut-off Date Pool Balance, 12.7% of the mortgage pool (14 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 59.2% and 2.39x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 21.0% of the mortgage pool (nine mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	85.4% of the pool
Insurance:	46.9% of the pool
Capital Replacements:	74.2% of the pool
TI/LC:	76.7% of the pool(1)
(1) The percentage of Cut-off Date Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool had the following call protection and defeasance features:

83.0% of the mortgage pool (94 mortgage loans) features a lockout period, then defeasance only until an open period;

10.6% of the mortgage pool (10 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

5.6% of the mortgage pool (27 mortgage loans) features no lockout period, but requires the greater of a prepayment premium or yield maintenance, then a prepayment premium until an open period;

0.6% of the mortgage pool (one mortgage loan) features a lockout period, then defeasance or the greater of a prepayment premium or yield maintenance until an open period;

0.2% of the mortgage pool (one mortgage loan) features no lockout period, but requires the greater of a prepayment premium or yield maintenance until an open period;

Please refer to Annex A-1 to the Free Writing Prospectus for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2015-C29	Issue Characteristics

III.      Issue Characteristics

Securities Offered:	$1,091,690,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of twelve classes (Classes A-1, A-2, A-3, A-4, A-SB, A-S, B, C, PEX, D, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Rialto Mortgage Finance, LLC (“RMF”), Silverpeak Real Estate Finance LLC (“SPREF”), Walker & Dunlop Commercial Property Funding I WF, LLC (“WDCPF”) and National Cooperative Bank, N.A. (“NCB”)
Sole Lead Bookrunning Manager:	Wells Fargo Securities, LLC
Co-Managers:	Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	Midland Loan Services, a Division of PNC Bank, National Association and National Cooperative Bank, N.A.
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Trust Advisor:	Trimont Real Estate Advisors, Inc.
Initial Majority Subordinate Certificateholder:	DoubleLine Capital L.P. or an affiliate
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in June 2015 (or, in the case of any mortgage loan that has its first due date in July 2015, the date that would have been its due date in June 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about June 26, 2015.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in July 2015.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in July 2015.
Rated Final Distribution Date:	The Distribution Date in June 2048.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc, CMBS.com, Inc. and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2015-C29	Characteristics of the Mortgage Pool

IV.      Characteristics of the Mortgage Pool(1)

A.       Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF or Units	Cut-off Date Balance Per SF or Unit ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
WFB	Hutchinson Metro Center I	Bronx	NY	1 / 1	$100,000,000	8.5%	Office	422,452	$237	70.4%	61.2%	1.40x	9.1%
WDCPF	Cathedral Place	Milwaukee	WI	1 / 1	39,900,000	3.4	Office	219,778	182	70.0	59.2	1.41	9.0
WFB	150 Royall Street	Canton	MA	1 / 1	38,187,500	3.2	Office	259,341	147	64.8	59.0	1.41	9.4
WFB	WPC Self Storage Portfolio VII	Various	Various	1 / 9	37,245,000	3.2	Self Storage	650,686	57	64.9	64.9	2.00	9.1
WFB	Queens' MarketPlace	Waikoloa	HI	1 / 1	35,000,000	3.0	Retail	130,925	267	63.1	63.1	2.10	9.4
RMF	El Sol Brillante and Laguna Del Sol Apartments	Houston	TX	1 / 2	28,750,000	2.4	Multifamily	792	36,301	73.1	66.7	1.68	10.7
WFB	Country Club Center	Aventura	FL	1 / 1	27,000,000	2.3	Office	64,971	416	75.0	60.4	1.24	7.7
WFB	Parkway Crossing East Shopping Center	Woodbridge	VA	1 / 1	26,216,058	2.2	Retail	143,330	183	74.9	59.9	1.38	8.6
SPREF	Olmsted Plaza Shopping Center	North Olmsted	OH	1 / 1	25,500,000	2.2	Retail	255,902	100	72.1	65.5	1.57	9.8
WFB	Hall Office Park	Frisco	TX	1 / 1	25,500,000	2.2	Office	142,761	179	73.7	60.7	1.35	8.8
Top Three Total/Weighted Average				3 / 3	$178,087,500	15.1%				69.1%	60.3%	1.40x	9.1%
Top Five Total/Weighted Average				5 / 13	$250,332,500	21.3%				67.6%	61.4%	1.59x	9.2%
Top Ten Total/Weighted Average				10 / 19	$383,298,558	32.6%				69.8%	61.8%	1.54x	9.2%
Non-Top Ten Total/Weighted Average				123 / 132	$793,726,563	67.4%				61.9%	52.4%	2.19x	13.1%
(1)	With respect to the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan, each of which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated) but does not take account of any related subordinate debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2015-C29	Characteristics of the Mortgage Pool

B.      Summary of Pari Passu Loan Combinations

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Loan Combination	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
Brickyard Square	RMF	$11,450,000	WFCM 2015-C29	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	RMF	$25,000,000	WFCM 2015-C28	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
Bella Luna / San Lucas	SPREF	$4,957,123	WFCM 2015-C29	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	SPREF	$15,367,079	WFCM 2015-LC20	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC

C. Mortgage Loans with Additional Secured and Mezzanine Financing(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(2)	Mortgage Loan U/W NCF DSCR (x)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut- off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
16	WDCPF	Magnolia Marketplace	$18,885,708	1.6%	$892,920	NAP	4.017%	1.27x	1.26x	7.8%	7.4%	74.4%	77.9%
60	RMF	Staybridge Suites Indianapolis Airport	6,000,000	0.5	0	$600,000	5.870	1.52	1.19	12.0	10.9	63.2	69.5
Total/Weighted Average			$24,885,708	2.1%	$892,920	$600,000	4.464%	1.33x	1.24x	8.8%	8.2%	71.7%	75.9%
(1)	In addition, twenty-two (22) of the mortgage loans, each of which are secured by residential cooperative properties (including the mortgage loan identified on Annex A 1 to the Free Writing Prospectus as Baywoods of Annapolis), currently have in place Subordinate Coop LOCs that permit future advances and/or subordinate chattel mortgages to the related mortgage borrowers, the proceeds of which have been fully advanced and utilized to make certain energy-related improvements to the mortgaged property. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus.
(2)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2015-C29	Characteristics of the Mortgage Pool

D. Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Previous Securitization
1	WFB	Hutchinson Metro Center I	Bronx	NY	Office	$100,000,000	8.5%	JPMCC 2005-LDP2
2	WDCPF	Cathedral Place	Milwaukee	WI	Office	39,900,000	3.4	BSCMS 2005-PWR9
7	WFB	Country Club Center	Aventura	FL	Office	27,000,000	2.3	WBCMT 2005-C22
8	WFB	Parkway Crossing East Shopping Center	Woodbridge	VA	Retail	26,216,058	2.2	MLMT 2005-CKI1
9	SPREF	Olmsted Plaza Shopping Center	North Olmsted	OH	Retail	25,500,000	2.2	MLMT 2005-CIP1
11	WFB	Dulles North Corporate Parks	Sterling	VA	Various	24,956,509	2.1	LBUBS 2000-C4
13	WFB	Foothills Park Place	Phoenix	AZ	Retail	23,000,000	2.0	MLMT 2005-CIP1
15	RMF	Hunterstone Apartments	Leland	NC	Multifamily	19,000,000	1.6	BSCMS 2006-PW13
18	SPREF	Summer Bend Apartments	Irving	TX	Multifamily	17,500,000	1.5	CSFB 2005-C3 and MEZZ 2005-C3
19	NCB	Baywoods of Annapolis	Annapolis	MD	Multifamily	16,500,000	1.4	JPMCC 2005-LDP5
24	RMF	Maricopa Fiesta	Maricopa	AZ	Retail	13,825,000	1.2	MLMT 2005-MCP1
25	WFB	Dunwoody Place	Sandy Springs	GA	Retail	13,000,000	1.1	WBCMT 2005-C19
30	RMF	Old Mills	Omaha	NE	Multifamily	12,000,000	1.0	FNA 2013-M11
31.04	WDCPF	Towne Crest Village	McDonough	GA	Retail	1,750,000	0.1	CSMC 2006-C5
33	WFB	Dos Santos Apartments	El Paso	TX	Multifamily	11,100,000	0.9	MLMT 2005-CIP1
37	WFB	Homewood Suites - Tallahassee	Tallahassee	FL	Hospitality	9,483,700	0.8	GECMC 2005-C3
38	WFB	San Mateo Apartments	El Paso	TX	Multifamily	9,445,000	0.8	GECMC 2005-C3
39	WDCPF	Brittany Bay II	Naples	FL	Multifamily	9,400,000	0.8	CSFB 2005-C1
40	WFB	Nexus Town Center	Riverside	CA	Retail	9,347,420	0.8	JPMCC 2005-CB12
42	SPREF	Indiana Village	Lubbock	TX	Multifamily	9,200,000	0.8	GECMC 2005-C2
44	RMF	Causeway Corporate Centre	Fort Lauderdale	FL	Office	8,989,249	0.8	TIAAS 2007-C4
47	NCB	39-60 54th Street Owners, Inc.	Woodside	NY	Multifamily	7,675,000	0.7	CSFB 2005-C5
49	WFB	Athens Gate Apartments	El Paso	TX	Multifamily	7,520,000	0.6	MLMT 2005-CIP1
50	WFB	Sand Pebble Apartments	El Paso	TX	Multifamily	7,490,000	0.6	GECMC 2005-C3
55	RMF	Casa Cruz	Houston	TX	Multifamily	6,900,000	0.6	CSMC 2006-C1
57	RMF	Oak Tree Plaza	Alamo	CA	Retail	6,500,000	0.6	GCCFC 2005-GG5
64	WFB	Lakeside Plaza	Collinsville	IL	Retail	5,360,000	0.5	WBCMT 2005-C19
69	NCB	Bristol House, Inc.	White Plains	NY	Multifamily	4,992,556	0.4	BSCMS 2006-T24
70	WFB	Storaway Self Storage - Nashville	Nashville	TN	Self Storage	4,975,000	0.4	WBCMT 2006-C23
73	NCB	230 Garth Road Owners, Inc.	Scarsdale	NY	Multifamily	4,543,115	0.4	CSMC 2006-C4
74	RMF	Comfort Suites - Near the Galleria	Houston	TX	Hospitality	4,332,758	0.4	GSMS 1998-C1
75	RMF	Sandstone Apartments	Pensacola	FL	Multifamily	4,195,936	0.4	LBUBS 2006-C7
80	SPREF	Silver Bridge Plaza	Gallipolis	OH	Retail	3,750,000	0.3	LBUBS 2005-C3
85.00	RMF	Sycamore Terrace	Vista	CA	Retail	3,188,000	0.3	MSC 2007-HQ12
89	NCB	Regency Park Owners Corp.	White Plains	NY	Multifamily	$3,100,000	0.3	CSMC 2006-C4
92	WFB	Hacienda Heights Apartments	Hacienda Heights	CA	Multifamily	2,996,129	0.3	BSCMS 2005-PWR8

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Wells Fargo Commercial Mortgage Trust 2015-C29	Characteristics of the Mortgage Pool

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Previous Securitization
94	WFB	Walgreens - Warrensburg, MO	Warrensburg	MO	Retail	2,945,000	0.3	WBCMT 2005-C22
95	NCB	230 Tenants Corporation	New York	NY	Multifamily	2,900,000	0.2	MSC 2005-IQ10
99	WFB	Storaway Self Storage - Palm Bay	Palm Bay	FL	Self Storage	2,725,000	0.2	WBCMT 2006-C23
101	NCB	321 West 90th St. Owners Corp.	New York	NY	Multifamily	2,500,000	0.2	CSMC 2006-C1
105	SPREF	Moundsville Plaza	Moundsville	WV	Retail	2,225,000	0.2	LBUBS 2005-C3
106	WFB	Storaway Self Storage- Deltona I	Deltona	FL	Self Storage	2,100,000	0.2	WBCMT 2006-C23
107	WFB	Sedona Peak Apartments	El Paso	TX	Multifamily	2,025,000	0.2	GECMC 2005-C3
108	NCB	Sea Breeze Town Houses Owners, Inc.	Long Beach	NY	Multifamily	2,000,000	0.2	MSC 2005-IQ10
115	WFB	Kingstowne Shops	Newport News	VA	Retail	1,622,953	0.1	CSFB 2004-C5
116	NCB	109-111 N. Broadway Apt. Corp.	White Plains	NY	Multifamily	1,617,987	0.1	CSFB 2005-C3
119	WFB	Victorville Retail Center	Victorville	CA	Retail	1,500,000	0.1	MLCFC 2006-1
124	WFB	Gillespie Field Business Park	El Cajon	CA	Industrial	1,308,421	0.1	CD 2005-CD1
128	NCB	30 Bond Street Owners Corp.	New York	NY	Multifamily	1,144,978	0.1	CSFB 2005-C3
129	NCB	166 West 76th Apartment Corp.	New York	NY	Multifamily	1,096,839	0.1	MSC 2005-IQ10
132	NCB	170 East 92nd Street Owners, Inc.	New York	NY	Multifamily	800,000	0.1	MSC 2005-IQ10
	Total					$533,142,610	45.3%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan in this securitization paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2015-C29	Characteristics of the Mortgage Pool

E.              Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF or Units	Loan per SF or Unit ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
29	RMF	Riverchase Apartments	IN	Multifamily	$12,000,000	1.0%	$11,212,712	36.8%	216	$55,556	1.23x	8.0%	72.3%	67.5%	11	59
71	SPREF	Bella Luna / San Lucas	TX	Multifamily	4,957,123	0.4	4,533,711	14.9	780	26,057	2.03	12.8	58.1	53.1	0	54
75	RMF	Sandstone Apartments	FL	Multifamily	4,195,936	0.4	3,896,642	12.8	172	24,395	1.62	12.1	56.0	52.0	0	59
97	WFB	De La Cruz Professional Center	FL	Retail	2,831,476	0.2	2,586,692	8.5	27,980	101	1.81	11.8	73.5	67.2	0	59
		Total/Weighted Average			$23,984,534	2.0%	$22,229,756	72.9%			1.53x	10.2%	66.7%	61.8%	6	58

(1)   The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)    Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

[THIS PAGE INTENTIONALLY LEFT BLANK.]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Wells Fargo Commercial Mortgage Trust 2015-C29	Characteristics of the Mortgage Pool

F.           Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Multifamily	53	$339,058,508	28.8%	58.1%	49.7%	2.87	x	16.4%	15.9%	4.242%
Garden	22	220,029,188	18.7	70.8	60.9	1.53		9.8	9.2	4.347
Cooperative	27	65,694,607	5.6	15.5	12.8	8.29		43.0	43.0	3.658
Student Housing	1	24,000,000	2.0	73.4	62.4	1.40		8.9	8.3	4.330
Cooperative/Residential Healthcare Facility	1	16,500,000	1.4	28.9	23.6	2.20		13.7	13.7	4.700
Independent Living	1	10,114,439	0.9	66.5	54.2	1.65		10.6	10.3	4.690
High Rise	1	2,720,274	0.2	73.5	60.2	1.61		11.7	10.1	4.680
Retail	44	313,808,559	26.7	67.2	59.5	1.67		9.7	9.0	4.253
Anchored	20	209,457,278	17.8	68.7	60.2	1.61		9.5	8.8	4.213
Shadow Anchored	5	43,873,000	3.7	63.9	60.3	1.95		10.3	9.5	4.299
Unanchored	13	33,308,985	2.8	63.1	54.9	1.86		11.6	10.5	4.402
Single Tenant	6	27,169,296	2.3	66.4	58.7	1.44		8.3	8.2	4.304
Office	11	294,897,126	25.1	69.4	59.2	1.41		9.2	8.4	4.241
Suburban	10	254,997,126	21.7	69.4	59.2	1.41		9.3	8.4	4.259
CBD	1	39,900,000	3.4	70.0	59.2	1.41		9.0	8.2	4.125
Self Storage	20	79,519,010	6.8	63.7	58.3	1.96		9.8	9.5	4.313
Self Storage	20	79,519,010	6.8	63.7	58.3	1.96		9.8	9.5	4.313
Hospitality	7	57,703,508	4.9	64.4	50.2	1.74		12.9	11.4	4.456
Limited Service	4	36,396,458	3.1	64.5	49.7	1.74		13.1	11.5	4.407
Extended Stay	2	13,727,050	1.2	66.8	51.7	1.68		12.5	11.0	4.538
Full Service	1	7,580,000	0.6	59.2	50.0	1.89		13.3	11.5	4.540
Industrial	10	32,318,421	2.7	57.1	47.1	1.83		12.3	10.5	4.450
Flex	5	21,618,421	1.8	55.8	47.2	1.81		12.0	10.3	4.479
Warehouse	5	10,700,000	0.9	59.8	47.0	1.85		12.9	11.1	4.393
Mixed Use	2	27,100,000	2.3	68.0	59.1	1.79		12.2	10.5	4.234
Office/Industrial	1	18,000,000	1.5	69.9	61.0	1.84		13.1	11.0	4.377
Office/Retail	1	9,100,000	0.8	64.1	55.4	1.69		10.5	9.6	3.950
Other	2	24,173,905	2.1	63.4	49.4	1.58		10.6	9.8	4.240
Data Center	1	14,973,905	1.3	59.6	43.5	1.50		10.8	9.8	4.310
Parking Garage	1	9,200,000	0.8	69.7	58.9	1.70		10.4	9.9	4.125
Manufactured Housing Community	2	8,446,084	0.7	70.8	58.0	1.56		9.5	9.3	4.310
Manufactured Housing Community	2	8,446,084	0.7	70.8	58.0	1.56		9.5	9.3	4.310
Total/Weighted Average	151	$1,177,025,122	100.0%	64.5%	55.5%	1.98	x	11.8%	11.1%	4.266%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date (plus, in the case of the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Baywoods of Annapolis, the projected net cash flow of the portion of such mortgaged property operated as a residential healthcare facility, as set forth in the related appraisal), and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative (plus, in the case of the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Baywoods of Annapolis, the value of the portion of such mortgaged property operated as a residential healthcare facility, as set forth in the related appraisal). With respect to the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan, each of which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated) but does not take account of any related subordinate debt. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Wells Fargo Commercial Mortgage Trust 2015-C29	Characteristics of the Mortgage Pool

G.           Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
New York	30	$182,319,607	15.5%	50.9%	43.2%	3.88	x	21.4%	20.8%	4.039%
Texas	19	171,494,880	14.6	70.4	60.1	1.57		10.2	9.3	4.313
Florida	26	161,854,235	13.8	67.3	57.6	1.66		10.2	9.4	4.398
Virginia	5	70,795,520	6.0	67.9	54.1	1.55		10.6	9.5	4.259
Other(3)	71	590,560,879	50.2	65.8	57.5	1.65		10.0	9.2	4.287
Total/Weighted Average	151	$1,177,025,122	100.0%	64.5%	55.5%	1.98	x	11.8%	11.1%	4.266%
(1)	The Mortgaged Properties are located in 32 states.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date (plus, in the case of the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Baywoods of Annapolis, the projected net cash flow of the portion of such mortgaged property operated as a residential healthcare facility, as set forth in the related appraisal), and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative (plus, in the case of the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Baywoods of Annapolis, the value of the portion of such mortgaged property operated as a residential healthcare facility, as set forth in the related appraisal). With respect to the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan, each of which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated) but does not take account of any related subordinate debt. See Annex A-1 to the Free Writing Prospectus.
(3)	Includes 28 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Wells Fargo Commercial Mortgage Trust 2015-C29	Characteristics of the Mortgage Pool

H. Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE				LOAN PURPOSE
	Number of				Number of
Range of Cut-off Date	Mortgage	Aggregate Cut-	% of Cut-off		Mortgage	Aggregate Cut-	% of Cut-off
Balances ($)	Loans	off Date Balance	Date Balance	Loan Purpose	Loans	off Date Balance	Date Balance
750,000 - 1,000,000	3	$2,550,000	0.2%	Refinance	99	$866,806,304	73.6%
1,000,001 - 2,000,000	23	35,019,508	3.0	Acquisition	33	306,022,882	26.0
2,000,001 - 3,000,000	18	47,620,905	4.0	Recapitalization	1	4,195,936	0.4
3,000,001 - 4,000,000	14	48,776,901	4.1	Total:	133	$1,177,025,122	100.0%
4,000,001 - 5,000,000	8	37,870,775	3.2
5,000,001 - 6,000,000	8	43,913,626	3.7	MORTGAGE RATE
6,000,001 - 7,000,000	6	39,555,000	3.4		Number of
7,000,001 - 8,000,000	9	67,350,050	5.7	Range of Mortgage Rates	Mortgage	Aggregate Cut-	% of Cut-off
8,000,001 - 9,000,000	1	8,989,249	0.8	(%)	Loans	off Date Balance	Date Balance
9,000,001 - 10,000,000	9	84,563,894	7.2	3.380 - 3.500	4	$16,628,398	1.4%
10,000,001 - 15,000,000	13	161,924,439	13.8	3.501 - 3.750	11	22,481,385	1.9
15,000,001 - 20,000,000	7	121,385,708	10.3	3.751 - 4.000	17	61,779,778	5.2
20,000,001 - 30,000,000	9	227,172,567	19.3	4.001 - 4.250	37	491,509,181	41.8
30,000,001 - 50,000,000	4	150,332,500	12.8	4.251 - 4.500	41	429,141,617	36.5
90,000,001 - 100,000,000	1	100,000,000	8.5	4.501 - 4.750	20	134,418,828	11.4
Total:	133	$1,177,025,122	100.0%	4.751 - 5.000	1	5,360,000	0.5
Average:	$8,849,813			5.001 - 5.250	1	11,510,000	1.0
				5.251 - 5.390	1	4,195,936	0.4
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO				Total:	133	$1,177,025,122	100.0%
	Number of			Weighted Average:	4.266%
Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off
DSCRs (x)	Loans	off Date Balance	Date Balance	UNDERWRITTEN NOI DEBT YIELD
1.14 - 1.20	1	$5,500,000	0.5%		Number of
1.21 - 1.30	3	41,734,296	3.5	Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off
1.31 - 1.40	9	98,488,708	8.4	Debt Yields (%)	Loans	off Date Balance	Date Balance
1.41 - 1.50	8	111,497,555	9.5	7.5 - 8.0	7	$87,075,708	7.4%
1.51 - 1.60	15	232,811,980	19.8	8.1 - 9.0	16	222,145,525	18.9
1.61 - 1.70	14	151,509,426	12.9	9.1 - 10.0	28	398,051,813	33.8
1.71 - 1.80	16	140,604,980	11.9	10.1 - 11.0	15	171,602,553	14.6
1.81 - 1.90	8	59,366,016	5.0	11.1 - 12.0	19	99,825,072	8.5
1.91 - 2.00	8	44,288,861	3.8	12.1 - 13.0	10	55,378,276	4.7
2.01 - 2.25	14	171,625,825	14.6	13.1 - 14.0	6	51,690,000	4.4
2.26 - 2.50	2	3,900,000	0.3	14.1 - 15.0	2	11,358,700	1.0
2.51 - 2.75	2	24,192,867	2.1	15.1 - 16.0	1	11,510,000	1.0
2.76 - 3.00	4	21,585,000	1.8	16.1 - 17.0	1	2,000,000	0.2
3.01 - 3.50	2	6,375,000	0.5	17.1 - 18.0	1	1,192,867	0.1
3.51 - 4.00	3	11,223,691	1.0	18.1 - 19.0	1	3,650,000	0.3
4.01 - 21.73	24	52,320,916	4.4	19.1 - 20.0	2	10,287,957	0.9
Total:	133	$1,177,025,122	100.0%	20.1 - 119.4	24	51,256,651	4.4
Weighted Average:	2.11x			Total:	133	$1,177,025,122	100.0%
				Weighted Average:	11.8%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
	Number of			UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off		Number of
DSCRs (x)	Loans	off Date Balance	Date Balance	Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off
1.13 - 1.20	1	$5,500,000	0.5%	Debt Yields (%)	Loans	off Date Balance	Date Balance
1.21 - 1.30	8	101,008,004	8.6	7.5 - 8.0	14	$208,616,766	17.7%
1.31 - 1.40	13	261,415,308	22.2	8.1 - 9.0	30	436,452,410	37.1
1.41 - 1.50	17	193,202,784	16.4	9.1 - 10.0	24	225,289,933	19.1
1.51 - 1.80	44	323,396,834	27.5	10.1 - 11.0	19	140,112,498	11.9
1.81 - 2.00	8	97,563,896	8.3	11.1 - 12.0	9	46,296,930	3.9
2.01 - 2.25	8	80,433,690	6.8	12.1 - 13.0	6	25,885,410	2.2
2.26 - 2.50	2	34,510,000	2.9	13.1 - 14.0	3	27,176,567	2.3
2.76 - 3.00	3	10,075,000	0.9	16.1 - 17.0	1	2,000,000	0.2
3.01 - 3.50	2	6,375,000	0.5	18.1 - 19.0	1	3,650,000	0.3
3.51 - 4.00	3	11,223,691	1.0	19.1 - 20.0	2	10,287,957	0.9
4.01 - 21.73	24	52,320,916	4.4	20.1 - 119.4	24	51,256,651	4.4
Total:	133	$1,177,025,122	100.0%	Total:	133	$1,177,025,122	100.0%
Weighted Average:	1.98x			Weighted Average:	11.1%

(1)   For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date (plus, in the case of the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Baywoods of Annapolis, the projected net cash flow of the portion of such mortgaged property operated as a residential healthcare facility, as set forth in the related appraisal), and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative (plus, in the case of the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Baywoods of Annapolis, the value of the portion of such mortgaged property operated as a residential healthcare facility, as set forth in the related appraisal) With respect to the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan, each of which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated) but does not take account of any related subordinate debt. See Annex A-1 to the Free Writing Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Wells Fargo Commercial Mortgage Trust 2015-C29	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD				CUT-OFF DATE LOAN-TO-VALUE RATIO
	Number of				Number of
Original Terms to	Mortgage	Aggregate Cut-	% of Cut-off	Range of Cut-off Date LTV	Mortgage	Aggregate Cut-	% of Cut-off
Maturity or ARD (months)	Loans	off Date Balance	Date Balance	Ratios (%)	Loans	off Date Balance	Date Balance
60	4	$23,984,534	2.0%	3.0 - 20.0	20	$41,262,200	3.5%
61 - 84	1	1,192,867	0.1	20.1 - 25.0	4	13,545,400	1.2
85 - 120	128	1,151,847,721	97.9	25.1 - 30.0	5	28,887,007	2.5
Total:	133	$1,177,025,122	100.0%	40.1 - 45.0	1	5,360,000	0.5
Weighted Average:	119 months			45.1 - 50.0	9	32,914,407	2.8
				50.1 - 55.0	2	18,747,420	1.6
REMAINING TERM TO MATURITY OR ARD				55.1 - 60.0	12	105,066,220	8.9
	Number of			60.1 - 65.0	11	175,151,546	14.9
Range of Remaining Terms	Mortgage	Aggregate Cut-	% of Cut-off	65.1 - 70.0	31	250,753,883	21.3
to Maturity or ARD (months)	Loans	off Date Balance	Date Balance	70.1 - 75.0	38	505,337,039	42.9
54 - 60	4	$23,984,534	2.0%	Total:	133	$1,177,025,122	100.0%
61 - 84	1	1,192,867	0.1	Weighted Average:	64.5%
85 - 120	128	1,151,847,721	97.9
Total:	133	$1,177,025,122	100.0%	BALLOON OR ARD LOAN-TO-VALUE RATIO
Weighted Average:	118 months				Number of
				Range of Balloon LTV	Mortgage	Aggregate Cut-	% of Cut-off
ORIGINAL AMORTIZATION TERM(2)				Ratios (%)	Loans	off Date Balance	Date Balance
Range of Original	Number of			2.4 - 20.0	23	$50,402,610	4.3%
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off	20.1 - 25.0	6	33,682,407	2.9
(months)	Loans	off Date Balance	Date Balance	25.1 - 30.0	1	2,000,000	0.2
Interest-Only	14	$149,405,000	12.7%	35.1 - 40.0	4	11,573,996	1.0
180	1	2,390,410	0.2	40.1 - 45.0	4	53,187,629	4.5
241 - 300	16	116,775,130	9.9	45.1 - 50.0	15	77,491,295	6.6
301 - 360	97	891,191,493	75.7	50.1 - 55.0	17	101,084,871	8.6
421 - 480	5	17,263,089	1.5	55.1 - 60.0	27	303,486,327	25.8
Total:	133	$1,177,025,122	100.0%	60.1 - 65.0	25	403,906,510	34.3
Weighted Average(3):	355 months			65.1 - 69.8	11	140,209,476	11.9
(2) The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.				Total:	133	$1,177,025,122	100.0%
				Weighted Average:	55.5%

(3) Excludes the non-amortizing mortgage loans.				AMORTIZATION TYPE
					Number of
REMAINING AMORTIZATION TERM(4)					Mortgage	Aggregate Cut-	% of Cut-off
Range of Remaining	Number of			Type of Amortization	Loans	off Date Balance	Date Balance
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off	Interest-only, Amortizing
(months)	Loans	off Date Balance	Date Balance	Balloon	50	$625,323,500	53.1%
Interest-Only	14	$149,405,000	12.7%	Amortizing Balloon	67	395,812,325	33.6
179 - 180	1	2,390,410	0.2	Interest-only, Balloon	14	149,405,000	12.7
241 - 300	16	116,775,130	9.9	Amortizing ARD	2	6,484,296	0.6
301 - 360	97	891,191,493	75.7	Total:	133	$1,177,025,122	100.0%
421 - 480	5	17,263,089	1.5
Total:	133	$1,177,025,122	100.0%	ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
Weighted Average(5):	354 months				Number of
(4) The remaining amortization term shown for any mortgage loan that is interest- only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.					Mortgage	Aggregate Cut-	% of Cut-off
				Range of IO Term (months)	Loans	off Date Balance	Date Balance
				12 - 24	28	$242,513,000	20.6%
(5) Excludes the non-amortizing mortgage loans.				25 - 48	10	206,790,000	17.6
				49 - 60	12	176,020,500	15.0
LOCKBOXES				Total:	50	$625,323,500	53.1%
	Number of			Weighted Average:	37 months
	Mortgage	Aggregate Cut-	% of Cut-off
Type of Lockbox	Loans	off Date Balance	Date Balance	SEASONING
Springing	60	$546,961,117	46.5%		Number of
Hard	9	247,685,916	21.0		Mortgage	Aggregate Cut-	% of Cut-off
Soft	14	221,312,623	18.8	Seasoning (months)	Loans	off Date Balance	Date Balance
None	50	161,065,465	13.7	0	52	$559,042,500	47.5%
Total:	133	$1,177,025,122	100.0%	1-2	66	520,030,163	44.2
				3-4	12	86,512,078	7.4
PREPAYMENT PROVISION SUMMARY				5-6	3	11,440,381	1.0
	Number of			Total:	133	$1,177,025,122	100.0%
	Mortgage	Aggregate Cut-	% of Cut-off	Weighted Average:	1 month
Prepayment Provision	Loans	off Date Balance	Date Balance
Lockout/Defeasance/Open	94	$976,968,682	83.0%
Lockout/GTR YM or 1%/Open	10	124,968,000	10.6
GTR YM or 1% / 1% / Open	27	65,694,607	5.6
Lockout/Def or GTR YM or
1% / Open	1	7,000,000	0.6
GTR YM or 1% / Open	1	2,393,832	0.2
Total:	133	$1,177,025,122	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Wells Fargo Commercial Mortgage Trust 2015-C29	Certain Terms and Conditions

V. Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without applicable Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the applicable Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A and X-B Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, B, C and PEX Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”). If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date. Interest entitlements on the Class D Certificates and the Class C and B regular interests, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class D Certificates and the Class C, B and A-S regular interests, then to the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest (with any losses on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B and C regular interests and the Class D Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date. For a discussion on the allocation of amounts distributable in respect of the Class A-S, B and C regular interests, see “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” below.
Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1. Class A-1, A-2, A-3, A-4, A-SB, X-A and X-B Certificates and Class A-4FX regular interest: To interest on the Class A-1, A-2, A-3, A-4, A-SB, X-A and X-B Certificates and the Class A-4FX regular interest, pro rata, according to their respective interest entitlements.
2. Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest: To principal on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, on a pro rata basis, to principal on the Class A-4 Certificates and the Class A-4FX regular interest until their respective Certificate Principal Balances are reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-C29	Certain Terms and Conditions

other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.  Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest: To reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.   Class A-S regular interest: To make distributions on the Class A-S regular interest as follows: (a) first, to interest on Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.   Class B regular interest: To make distributions on the Class B regular interest as follows: (a) first, to interest on Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S regular interests), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.   Class C regular interest: To make distributions on the Class C regular interest as follows: (a) first, to interest on Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX, A-S and B regular interests), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.   Class D Certificates:  To make distributions on the Class D Certificates as follows:  (a) first, to interest on Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX, A-S, B and C regular interests), to principal on the Class D Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

8.   After the Class A-1, A-2, A-3, A-4 and A-SB Certificates, the Class A-4FX, A-S, B and C regular interests and the Class D Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class E, F and G Certificates sequentially in that order in a manner analogous to the Class D Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-C29	Certain Terms and Conditions

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:

On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $88,277,000, $70,621,000 and $50,024,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S”, “Class PEX Component B” and “Class PEX Component C”, respectively (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable. In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:	If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the Certificate Administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-C29	Certain Terms and Conditions

Allocation of Yield Maintenance and Prepayment Premiums:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and Class A-4FX, A-S, B and C regular interests, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus) for such class or regular interest, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class or regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FX and A-4FL Certificates and the Exchangeable Certificates) and the Class A-4FX, A-S, B and C regular interests for that distribution date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-4FX and A-S regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FX and A-4FL Certificates and the Exchangeable Certificates) and the Class A-4FX, A-S, B and C regular interests for that distribution date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-4FX and A-S regular interests as described above, and (3) to the Class X-B Certificates, any remaining such yield maintenance charge or prepayment premium not distributed as described above. No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class E, F, G, V-1, V-2 or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus. See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.
Realized Losses:

The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-SB, D, E, F and G Certificates, and the Class A-4FX, A-S, B and C regular interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date. Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero: first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to the Class C regular interest; sixth, to the Class B regular interest; seventh, to the Class A-S regular interest; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest based on their outstanding Certificate Principal Balances. Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on the Class D Certificates and the Class C and B regular interests) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class D Certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest (with any write-offs on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order. Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4 or A-SB Certificates or the Class A-4FX or A-S regular interests as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B and C regular interests as write-offs in reduction of their Certificate Principal Balances.

Debt Service Advances:	The related Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each pari passu mortgage loan but not its related pari passu companion loans), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-SB, X-A and X-B Certificates and the Class A-4FX regular interest would be affected on a pari passu basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-C29	Certain Terms and Conditions

Servicing Advances:

The related Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The master servicer under the WFCM 2015-C28 securitization will have the primary obligation to make any servicing advances with respect to the Brickyard Square loan combination. The master servicer of the WFCM 2015-LC20 securitization will have the primary obligation to make any servicing advances with respect to the Bella Luna / San Lucas loan combination.

Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-SB, PEX and D Certificates and the Class A-4FX, A-S, B and C regular interests have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:

Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:	A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of: (a) during a “subordinate control period”, the most subordinate class among the Class E, F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class E, F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.
Control and Consultation:

The rights of various parties to replace each Special Servicer and approve or consult with respect to major actions of each Special Servicer will vary according to defined periods. A “subordinate control period” will exist as long as the Class E Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-C29	Certain Terms and Conditions

and material servicing actions proposed, by either Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace each Special Servicer with or without cause, and appoint itself or another person as the applicable successor special servicer (other than with respect to the Brickyard Square and Bella Luna / San Lucas loan combinations). It will be a condition to such appointment that Fitch, KBRA and Moody's confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A "collective consultation period” will exist as long as the Class E Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of "senior consultation period”). In general, during a collective consultation period, each Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with asset status reports and material special servicing actions. A “senior consultation period” will exist as long as either (i) the Class E certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. In general, during a senior consultation period, each Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate either Special Servicer or approve, direct or consult with respect to servicing matters.

Notwithstanding any contrary description set forth above, with respect to the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan, in general the related loan combination will be serviced under the WFCM 2015-C28 pooling and servicing agreement and WFCM 2015-LC20 pooling and servicing agreement, respectively, which grant to the related subordinate class representative control rights that include the right to approve or disapprove various material servicing actions involving the related loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Brickyard Square loan combination and the Bella Luna / San Lucas loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the subordinate class representative under the WFCM 2015-C28 or WFCM 2015-LC20 securitization, respectively, and any collective consultation period or senior consultation period or similar period under the WFCM 2015-C28 or WFCM 2015-LC20 securitization, respectively, will not limit the consultation rights of the subordinate class representative under this securitization. In general, loan combination control rights also include the right, in certain circumstances, to direct the replacement of the applicable special servicer for the related loan combination only.

Replacement of Special Servicer by General Vote of Certificateholders:	During any ”collective consultation period” or “senior consultation period”, each Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of either Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.
Appraisal Remedy:

Solely for purposes of determining whether a “subordinate control period” is in effect, whenever either Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans serviced by either Special Servicer will have the right (at its or their expense) to direct such Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property. The applicable Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-C29	Certain Terms and Conditions

appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class E, F or G Certificates or other designated certificateholders will be entitled (at its expense) to present an additional appraisal to such Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize each Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties. The sale of a defaulted loan (other than the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor.

In the case of the Brickyard Square mortgage loan, pursuant to the related intercreditor agreement and the WFCM 2015-C28 pooling and servicing agreement, the WFCM 2015-C28 special servicer may offer to sell to any person (or may offer to purchase) for cash the related loan combination during such time as the related pari passu companion loan constitutes a defaulted mortgage loan under the WFCM 2015-C28 pooling and servicing agreement, and, in connection with any such sale, the WFCM 2015-C28 special servicer is required to sell both the applicable mortgage loan and the related pari passu companion loan as a whole loan. The subordinate class representative for this securitization will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

In the case of the Bella Luna / San Lucas mortgage loan, pursuant to the related intercreditor agreement and the WFCM 2015-LC20 pooling and servicing agreement, the WFCM 2015-LC20 special servicer may offer to sell to any person (or may offer to purchase) for cash the related loan combination during such time as the related pari passu companion loan constitutes a defaulted mortgage loan under the WFCM 2015-LC20 pooling and servicing agreement, and, in connection with any such sale, the WFCM 2015-LC20 special servicer is required to sell both the applicable mortgage loan and the related pari passu companion loan as a whole loan. The subordinate class representative for this securitization will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:

Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the applicable Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:

The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding each Special Servicer to the Certificate Administrator.  The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by either Special Servicer with respect to any mortgage loan serviced by such Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with each Special Servicer to conduct a limited review of such Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, each Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by such Special Servicer. Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Wells Fargo Commercial Mortgage Trust 2015-C29	Certain Terms and Conditions

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect. The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, A-S, B, C, PEX and D Certificates are retired.

Certain Fee Offsets:	If a workout fee is earned by either Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified. In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee. Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by a Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.
Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by each Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Majority Subordinate Certificateholder:	It is expected that DoubleLine Capital L.P. or an affiliate will be the initial majority subordinate certificateholder.
Loan Combinations:

Each of the mortgaged properties identified on Annex A-1 to the Free Writing Prospectus as Brickyard Square and Bella Luna / San Lucas secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan. The Brickyard Square loan combination will be serviced under the pooling and servicing agreement for the WFCM 2015-C28 securitization. The Bella Luna / San Lucas loan combination will be serviced under the pooling and servicing agreement for the WFCM 2015-LC20 securitization.

As of the closing date, the pari passu companion loans in such loan combinations will be held by the parties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of Pari Passu Loan Combinations”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

HUTCHINSON METRO CENTER I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

HUTCHINSON METRO CENTER I

Hutchinson Metro Center I
1200 Waters Place
Bronx, NY 10461
YONKERS
NEW JERSEY
Palisades Interstate Pkwy
Palisades Interstate Park
Riverdale Park
College of Mount St. Vincent
Saw Mill River Pkwy
NY State Thruway
Empire City at Yonkers Raceway
Hillview Reservoir
WESTCHESTER COUNTY
Van Cortlandt Park
E. 223rd St.
Bronx River Pkwy
Riverdale
Manhattan College
Hudson River
H. Hudson Pkwy
Spuyten Duyvil
Mosholu Golf Course
Montefiore Medical Center
Jerome Park Reservoir
H. HUDSON BRIDGE
Inwood Hill Park
Baker Field
Broadway
MANHATTAN
Inwood
BRONX
Bronx Botanical Gardens
Fordham University
Gun Hill Rd.
Bay Plaza Shopping Center
Eastchester Rd.
Pelham Pkwy
GEO. WASH. BRIDGE
CUNY Bronx Community College
Major Deegan Expwy
Fordham Rd.
Bronx Zoo
Jacobi Medical Center
Albert Einstein Coll. of Medicine
Pelham Bay Park
Yeshiva Univ.
Morris Heights
Morris Park
Morris Park Ave.
Williamsbridge Rd.
Aileen B. Ryan Recreational Complex
New York Presbyterian Hosp.
Harlem River Dr.
Harlem River
Tremont Ave.
Claremont Park
Crotona Park
Cross Bronx Expwy
Hutchinson River Pkwy
Long Island Sound
Washington Heights
Yankee Stadium
Morris Ave.
Melrose Ave.
3rd Ave.
E. 169th St.
Bruckner Expwy
Zerega Ave.
Tremont Ave.
Harlem Hospital
Sound View Park
Soundview Ave.
White Plains Rd.
Randall Ave.
Castle Hill
Ferry Point Park
THROGS NECK BRIDGE
Harlem
Randall Ave.
Hunts Point
Whitestone Bridge
Triboro Br.
E. 116th St.
Upper East Side
Randalls Island
East River
Rikers Island
Hermon A. MacNeil Park
Whitestone
Cross Island Pkwy
FDR Dr.
Ward Island
Triboro Bridge
QUEENS
LaGuardia Airport
14th Ave.
15th Ave.
20th Ave.
121st St.
College Point
Willets Pt. Blvd.
PATERSON
NEWARK
JERSEY CITY
NEW YORK CITY
QUEENS
BROOKLYN
STATEN ISLAND
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

No. 1 – Hutchinson Metro Center I

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody's):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$100,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$100,000,000			Location:	Bronx, NY
% of Initial Pool Balance:	8.5%			Size:	422,452 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$236.71
Borrower Name:	Hutch Metro Center I LLC			Year Built/Renovated:	1974/2006
Sponsor:	Joseph Simone			Title Vesting:	Fee
Mortgage Rate:	4.200%			Property Manager:	Self-managed
Note Date:	May 12, 2015			3rd Most Recent Occupancy (As of):	99.4% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	June 11, 2025			Most Recent Occupancy (As of):	99.7% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of)(2):	100.0% (4/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$8,953,898 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$9,155,415 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$9,280,842 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$16,203,748
				U/W Expenses:	$7,070,708
				U/W NOI:	$9,133,039
Escrows and Reserves(1):				U/W NCF:	$8,228,451
				U/W NOI DSCR:	1.56x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.40x
Taxes	$229,840	$42,338	NAP	U/W NOI Debt Yield:	9.1%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	8.2%
Replacement Reserves	$0	$8,801	NAP	As-Is Appraised Value:	$142,000,000
TI/LC Reserve	$0	$49,286	$1,500,000	As-Is Appraisal Valuation Date:	April 1, 2015
Deferred Maintenance	$49,688	$0	NAP	Cut-off Date LTV Ratio:	70.4%
Visiting Nurse Reserve	$2,000,000	$0	NAP	LTV Ratio at Maturity or ARD:	61.2%

(1)	See “Escrows” section.
(2)	Current Occupancy includes the Visiting Nurse Service of NY space (55,859 square feet; 13.2% of net rentable area). Visiting Nurse Service of NY did not deliver notice of renewal prior to its notice date of November 30, 2014 and its lease is scheduled to expire on November 30, 2015. Current Occupancy excluding this tenant is 86.8%. See “Historical Occupancy” and “Cash Flow Analysis” sections.

The Mortgage Loan. The mortgage loan (the “Hutchinson Metro Center I Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in the Bronx, New York (the “Hutchinson Metro Center I Property”). The Hutchinson Metro Center I Mortgage Loan was originated on May 12, 2015 by Wells Fargo Bank, National Association. The Hutchinson Metro Center I Mortgage Loan had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrues interest at an interest rate of 4.200% per annum. The Hutchinson Metro Center I Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hutchinson Metro Center I Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Hutchinson Metro Center I Mortgage Loan in whole, but not in part, on any date before March 11, 2025. In addition, the Hutchinson Metro Center I Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

HUTCHINSON METRO CENTER I

Sources and Uses

Sources			Uses
Original loan amount	$100,000,000	100.0%	Loan payoff(1)	$80,035,665	80.0%
			Reserves	2,279,508	2.3
			Closings costs	1,260,620	1.3
			Return of equity	16,424,207	16.4
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)	The Hutchinson Metro Center I Property was previously securitized in the JPMCC 2005-LDP2 transaction.

The Property. The Hutchinson Metro Center I Property is a four-story, class A office building totaling 422,452 square feet located in the Westchester Heights section of the Bronx, New York, approximately 9.4 miles northeast of Manhattan. The Hutchinson Metro Center I Property is part of the larger Hutchinson Metro Center Complex, a 42.0-acre suburban style campus comprised of four class A office buildings (including the Hutchinson Metro Center I Property) totaling approximately 1.3 million square feet that is approximately 100.0% leased. Built in 1974, the Hutchinson Metro Center I Property was extensively renovated from 2002 through 2006 at a cost of approximately $41.6 million. Amenities available to tenants at the Hutchinson Metro Center I Property include two fitness centers, two child care centers, a landscaped courtyard, a teleconference center, a sundry shop, restaurants, a cafeteria and convenient access to public transportation (including free shuttle service). Further, the Metropolitan Transit Authority is planning a new Metro North train station adjacent to the Hutchinson Metro Center I Property, which will provide direct access to Penn Station in Manhattan and to Connecticut. Parking for the Hutchinson Metro Center I Property is provided by 409 surface parking spaces on the Hutchinson Metro Center I Property, and additional parking for 1,432 vehicles is provided via two parking garages and multiple surface lots in the Hutchinson Metro Center Complex, equating to a parking ratio of 3.4 spaces per 1,000 square feet of rentable area.

The Hutchinson Metro Center I Property has averaged 98.3% occupancy since 2008, ranging from 96.6% in 2008 to 100.0% currently. The largest tenant, Mercy College, is a four-year private institution founded by the Sisters of Mercy with a total enrollment of approximately 11,272 students. The Bronx campus is the only location with a child care center and is the home of the popular physicians assistant program. As of April 1, 2015, the Hutchinson Metro Center I Property was 100.0% leased by 25 tenants (see “Historical Occupancy” and “Cash Flow Analysis” section). Visting Nurse Service of NY (55,859 square feet; 13.2% of net rentable area) did not deliver notice of renewal prior to its notice date of November 30, 2014 and its lease is scheduled to expire on November 30, 2015. Current Occupancy excluding Visiting Nurse Service of NY is 86.8%.

The following table presents certain information relating to the tenancy at the Hutchinson Metro Center I Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Mercy College	NR/NR/A	125,522	29.7%	$31.41	$3,942,646	27.4%	2/27/2024
Administration of Childrens Services	AA/Aa2/AA	63,462	15.0%	$40.64(3)	$2,579,046(3)	17.9%	3/31/2027(4)
NYC Housing Authority	AA/Aa2/AA	62,977	14.9%	$30.39(5)	$1,913,842(5)	13.3%	3/31/2026(6)
Visiting Nurse Service of NY	NR/NR/NR	55,859	13.2%	$30.27	$1,690,766	11.8%	11/30/2015(7)
University Diagnostic Medical Imaging, PC	NR/NR/NR	20,000	4.7%	$37.20	$744,000	5.2%	6/30/2025
Total Major Tenants		327,820	77.6%	$33.16	$10,870,300	75.6%

Non-Major Tenants		94,632	22.4%	$37.07	$3,507,760	24.4%

Occupied Collateral Total		422,452	100.0%	$34.03	$14,378,060	100.0%

Vacant Space		0	0.0%

Collateral Total		422,452	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2016 totaling $394,687.
(3)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Administration of Childrens Services represent the tenant’s average rent over the loan term. The tenant’s current in-place annual rent is $2,319,536 ($36.55 per square foot).
(4)	Administration of Childrens Services has the right to terminate its lease on March 15, 2018 by providing 12 months’ written notice with payment of a termination fee equal to $3,005,560 ($47.36 per square foot) and on March 15, 2020 by providing 12 months’ written notice with payment of a termination fee equal to $1,882,283 ($29.66 per square foot).
(5)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for NYC Housing Authority represent the tenant’s average rent over the loan term. The tenant’s current in-place annual rent is $1,826,333 ($29.00 per square foot).
(6)	NYC Housing Authority has a one-time right to terminate its lease on November 30, 2020 by providing 12 months’ written notice with payment of a termination fee equal to $1,952,287 ($31.00 per square foot).
(7)	Visiting Nurse Service of NY did not deliver notice of renewal prior to its notice date of November 30, 2014 and its lease is scheduled to expire on November 30, 2015. See “Cash Flow Analysis” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

HUTCHINSON METRO CENTER I

The following table presents certain information relating to the lease rollover schedule at the Hutchinson Metro Center I Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	3,850	0.9%	3,850	0.9%	$140,536	$36.50
2015	6	61,185	14.5%	65,035	15.4%	$1,892,978	$30.94
2016	4	28,956	6.9%	93,991	22.2%	$912,791	$31.52
2017	0	0	0.0%	93,991	22.2%	$0	$0.00
2018	3	6,875	1.6%	100,866	23.9%	$256,826	$37.36
2019	5	9,564	2.3%	110,430	26.1%	$382,799	$40.02
2020	0	0	0.0%	110,430	26.1%	$0	$0.00
2021	2	6,500	1.5%	116,930	27.7%	$260,195	$40.03
2022	3	9,824	2.3%	126,754	30.0%	$385,595	$39.25
2023	0	0	0.0%	126,754	30.0%	$0	$0.00
2024	4	142,522	33.7%	269,276	63.7%	$4,646,709	$32.60
2025	3	26,737	6.3%	296,013	70.1%	$1,006,743	$37.65
Thereafter	2	126,439	29.9%	422,452	100.0%	$4,492,888	$35.53
Vacant	0	0	0.0%	422,452	100.0%	$0	$0.00
Total/Weighted Average	34	422,452	100.0%			$14,378,060	$34.03

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Hutchinson Metro Center I Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/1/2015(2)
99.4%	100.0%	99.7%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. Current Occupancy includes the Visiting Nurse Service of NY space (55,859 square feet; 13.2% of net rentable area). Visiting Nurse Service of NY did not deliver notice of renewal prior to its notice date of November 30, 2014 and its lease is scheduled to expire on November 30, 2015. Current occupancy excluding this tenant is 86.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

HUTCHINSON METRO CENTER I

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hutchinson Metro Center I Property:

Cash Flow Analysis

	2012	2013	2014	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$12,756,516	$13,433,672	$13,786,657(2)	$14,378,060(2)	88.7%	$34.03
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	1,211,037	1,107,213	1,322,401	2,478,374	15.3	5.87
Other Income	29,645	34,407	66,217	66,217	0.4	0.16
Less Vacancy & Free Rent	0	0	0	(718,903)(3)	(4.4)	(1.70)
Effective Gross Income	$13,997,198	$14,575,291	$15,175,275	$16,203,748	100.0%	$38.36

Total Operating Expenses	$5,043,300	$5,419,876	$5,894,432	$7,070,708(4)	43.6%	$16.74

Net Operating Income	$8,953,898	$9,155,415	$9,280,842	$9,133,039	56.4%	$21.62
TI/LC	0	0	0	798,975	4.9	1.89
Capital Expenditures	0	0	0	105,613	0.7	0.25
Net Cash Flow	$8,953,898	$9,155,415	$9,280,842	$8,228,451	50.8%	$19.48

NOI DSCR	1.53x	1.56x	1.58x	1.56x
NCF DSCR	1.53x	1.56x	1.58x	1.40x
NOI DY	9.0%	9.2%	9.3%	9.1%
NCF DY	9.0%	9.2%	9.3%	8.2%

(1)	Visiting Nurse Service of NY did not deliver notice of renewal prior to its notice date of November 30, 2014 and its lease is scheduled to expire on November 30, 2015. Current occupancy excluding this tenant is 86.8%, the NOI DSCR and NCF DSCR are 1.36x and 1.21x, respectively, and the NOI DY and NCF DY are 8.0% and 7.1%, respectively. A $2.0 million reserve was taken for this space, which equates to $35.80 per square foot of Visiting Nurse Service of NY space, or approximately one year of current base rent and reimbursements.
(2)	The increase from 2014 to U/W Base Rent is due to rent averaging for two investment-grade rated tenants and contractual rent steps through May 2016 totaling $394,687, along with contractual rent increases that occurred in late 2014 and early 2015..
(3)	The underwritten economic vacancy is 5.0%. The Hutchinson Metro Center I Property was 100.0% physically occupied as of April 1, 2015.
(4)	The Hutchinson Metro Center I Property benefits from an Industrial and Commercial Incentive Program (“ICIP”), which results in a reduced property tax expense. The estimated unabated property tax expense for the 2015/2016 assessment year was $2,654,593. The ICIP expires in 2029 and is currently being phased out. The U/W property tax expense of $1,354,875 is based on the unabated tax expense for the 2015 calendar year, less the average benefit of the abatement over the Hutchinson Metro Center I Mortgage Loan term. The taxes are projected to increase from the current level to $2,792,875 by the time the Hutchinson Metro Center I Mortgage Loan matures. According to the leases, most tax increases may be passed through to the tenants (over a base-year stop) at the Hutchinson Metro Center I Property.

Appraisal. As of the appraisal valuation date of April 1, 2015, the Hutchinson Metro Center I Property had an “as-is” appraised value of $142,000,000.

Environmental Matters. According to the Phase I environmental report dated April 2, 2015, there was no evidence of any recognized environmental conditions at the Hutchinson Metro Center I Property.

Market Overview and Competition. The Hutchinson Metro Center I Property is located in the Westchester Heights section of the Bronx, New York, approximately 9.4 miles northeast of Manhattan, along the Hutchinson River Parkway, a north-south parkway connecting the Bronx to Greenwich, Connecticut to the north. The Hutchinson Metro Center I Property is part of the larger Hutchinson Metro Center Complex, a 42.0-acre suburban style campus comprised of four class A office buildings (including the Hutchinson Metro Center I Property) totaling approximately 1.3 million square feet that is approximately 100.0% leased. The Hutchinson Metro Center Complex is comprised of (i) the Hutchinson Metro Center I Property, (ii) the 13-story, 284,979 square-foot multi-tenant 1250 Waters Place Tower One completed in 2008 and 100.0% leased, (iii) the 11-story, 278,133 square-foot 1250 Waters Place Tower Two, completed in 2014 and 100.0% leased to Montefiore Medical Center through September 2030, and (iv) the three-story, 360,000 square-foot mixed-use Hutch Metro Atrium, which features office and medical office space, along with an LA Fitness and restaurants. Further, a new 125-room Marriott Residence Inn Hotel opened in May 2015 within the Hutchinson Metro Center Complex. There are also a significant number of hospital and institutional health service uses within the Westchester Heights area, including Calvary Hospital, Albert Einstein Medical Center, Montefiore Medical Center, Jacobi Medical Center, and the Bronx Psychiatric Center, all located within five miles of the Hutchinson Metro Center I Property. The Hutchinson Metro Center I Property is serviced by the Number Six (Lexington Avenue/Pelham) subway line at Westchester Square (1.0 mile south), which is connected to Hutchinson Metro Center I Property by a free shuttle service and various bus lines. As of 2014, the estimated population within a three- and five-mile radius of the Hutchinson Metro Center I Property was 707,650 and 1,689,210, respectively and the average household income within the same radii was $48,925 and $49,817, respectively.

According to a third party market research report, the Hutchinson Metro Center I Property is located in the Bronx office submarket of the Westchester/Southen Connecticut office market. The Bronx office submarket contained approximately 10.2 million square feet of office space in 424 buildings exhibiting a direct vacancy rate of 11.3% as of first quarter 2015. According to the appraisal, the class A Bronx office submarket contained 2.4 million square feet (23.9% of the overall Bronx submarket), exhibiting a vacancy rate of 3.8% as of April 9, 2015 with a current quoted rental rate of $36.42 per square foot, gross. The appraiser concluded to gross rents of $40.00 per square foot for space less than 3,000 square feet, $38.00 per square foot for space greater than 3,000 square feet but less than 10,000 square feet and $36.00 per square foot for office space greater than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

HUTCHINSON METRO CENTER I

The following table presents certain information relating to comparable office properties for the Hutchinson Metro Center I Property:

Competitive Set(1)

	Hutchinson Metro Center I (Subject)	Concourse Plaza	1776 Eastchester Road	Hutchinson Metro Center – Tower II	Hutchinson Metro Center – Tower I	Banknote Building	Fordham Plaza
Location	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY
Distance from Subject	--	5.3 miles	0.8 miles	0.1 miles	0.1 miles	4.3 miles	3.6 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1974/2006	2011/NAV	2015/NAV	2012/NAV	2014/NAV	1935/NAV	1933/NAV
Stories	4	5	3	13	11	12	7
Total GLA	422,452 SF	76,710 SF	258,859 SF	284,000 SF	280,000 SF	410,194 SF	550,000 SF
Total Occupancy	100%(2)	96%	100%	100%	100%	91%	100%

(1)	Information obtained from the appraisal and a third party market research report.
(2)	Current occupancy includes the Visiting Nurse Service of NY space (55,859 square feet; 13.2% of net rentable area). Visiting Nurse Service of NY did not deliver a notice of renewal prior to their notice date of November 30, 2014 and its lease is scheduled to expire on November 30, 2015. Current Occupancy excluding this tenant is 86.8%.

The Borrower. The borrower is Hutch Metro Center I LLC, a Delaware limited liability company which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hutchinson Metro Center I Mortgage Loan. Joseph Simone is the guarantor of certain nonrecourse carveouts under the Hutchinson Metro Center I Mortgage Loan.

The Sponsor. Joseph Simone is the founder of Simone Development, a full-service, privately held commercial and residential real estate and management company. Mr. Simone owns and manages a portfolio of approximately 100 properties in the tri-state area including office, medical, industrial flex, and retail, totaling more than five million square feet. Mr. Simone is currently in the process of settling outstanding litigation, which will be covered by the sponsor’s insurance. See “Description of the Mortgage Pool—Litigation Considerations” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $229,840 for taxes, $49,688 for deferred maintenance and $2,000,000 for renewal or re-leasing expenses related to the Visiting Nurse Service of NY space. Funds will be disbursed from the Visiting Nurse Service of NY reserve for qualified leasing costs in connection with the renewal of Visiting Nurse Service of NY (for no less than three years at then market rent) or the re-leasing of the Visiting Nurse Service of NY space to one or more acceptable replacement tenants for a term of no less than five years at then market rent. Funds will not be fully disbursed until all of the borrower’s work has been completed in connection with the replacement lease, the replacement tenant has taken possession of and is occupying the Visiting Nurse Service of NY space, open for business and paying regularly scheduled unabated base rent and the borrower has delivered to the lender an acceptable tenant estoppel.

Ongoing monthly reserves are required in an amount equal to $42,338 for taxes, $8,801 for replacement reserves and $49,286 for general tenant improvements and leasing commissions (subject to a cap of $1,500,000). The loan documents do not require monthly escrows for insurance, provided that (i) no event of default has occurred and is continuing; (ii) the Hutchinson Metro Center I Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due.

Lockbox and Cash Management. The Hutchinson Metro Center I Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing net cash flow debt service coverage ratio being less than 1.10x; or (iii) the occurrence of a Mercy Cash Trap Event Period (as defined below). A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of such Mercy Cash Trap Event Period.

A “Mercy Cash Trap Event Period” will commence upon the earlier of the following events (i) Mercy College goes dark in substantially all of their space, (ii) Mercy College gives notice of its intention to vacate, surrender its space or ceases to conduct business in substantially all of its space; (iii) the date the Mercy College lease expires or is otherwise terminated (provided that if Mercy College gives notice of its intention to terminate the lease more than 18 months prior to the stated expiration date of the Mercy Lease (February 27, 2024), a cash flow sweep will not commence until 18 months prior to the expiration of the lease); and (iv) Mercy College files bankruptcy or a similar insolvency proceeding. A Mercy Cash Trap Event Period will end, with regard to clause (i), (ii) and (iii), (a) when Mercy College resumes operations in their space, the Mercy College lease is in full force and effect and the borrower delivers an acceptable estoppel or (b) when the Mercy College space is re-leased to an acceptable replacement tenant (or tenants) for a term of no less than five years at then-market rent, the borrower’s work is completed in connection with the replacement lease, the replacement tenant takes possession, is in occupancy, is open for business and paying regularly scheduled unabated base rent in the Mercy College Space and the borrower delivers to the lender an acceptable tenant estoppel; and with regard to clause (iv), the earlier to occur of the following: (1) a Mercy College insolvency proceeding is terminated and the Mercy College lease is affirmed, assumed or assigned or (2) the Mercy College space is re-leased to an acceptable replacement tenant, as outlined in clause (b) directly above. Provided a Cash Trap Event Period has not occurred

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

HUTCHINSON METRO CENTER I

and is not continuing, the amount collected as a result of a Mercy Cash Trap Event Period will be capped at one year of rent (after the date on which the particular trigger occurred) plus the tenant improvements and leasing commissions the lender estimates will be incurred in connection with the re-leasing of the space.

Property Management. The Hutchinson Metro Center I Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Hutchinson Metro Center I Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender's reasonable determination that the proposed transferee and guarantor satisfy the lender's credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hutchinson Metro Center I Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

[THIS PAGE INTENTIONALLY LEFT BLANK.]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

CATHEDRAL PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

CATHEDRAL PLACE

CATHEDRAL PLACE OFFICE & RETAIL

E MASON STREET
Whyte Hirschboeck Dudek S.C.
Whyte Hirschboeck Dudek S.C.
Whyte Hirschboeck Dudek S.C.
Whyte Hirschboeck Dudek S.C.
Deloitte & Touche USA, LLP
First Merit Bank
Vacant
Deloitte & Touche USA, LLP
Executive Director, Inc
Executive Director, Inc
Executive Director Expansion
Parking (Levels 9 & 10)
Residential Condo
Residential Condo
Parking (Level 8)
Residential Condo
Parking (Level 7)
Residential Condo
Parking (Level 6)
Residential Condo
Parking (Level 5)
Residential Condo
Parking (Level 4)
Residential Condo
Parking (Level 3)
Residential Condo
Parking (Level 2)
Residential Condo
Parking (Level 1)
Mezzanine
Retail Parking
Office Lobby
Parking ????
Retail
Parking Exit
Parking Lobby
Office Stack Underground Parking
Residential Underground Parking
Office Lobby
Condo Party Room
Condo Lobby
BW Holdings (d/b/a Wards)
First Merit Bank
E WELLS STREET

NORTH JACKSON STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

CATHEDRAL PLACE

Cathedral Place
555 & 535 East Wells Street
Milwaukee, WI 53202
MILWAUKEE
Lake Michigan
Gordon Park
Kilbourn Park
Johnsons Park
Carver Park
Triangle North
Brewer's Hill
Lower East Side
Yankee Hill
Juneau Town
Juneau Park
Veterans Park
King Park
Martin Luther King Park
Avenues West
Kilbourn Town
Downtown
Zeidler Park
O'Donnell Park
Lakeshore State Park
Historic Third Ward
Harbor View
Walker's Point
Milwaukee River
Menomonee River
Kinnickinnic River
McKinley Marina Lake
Veterans Park Pond
Milwaukee School of Engineering
Wisconsin Conservatory of Music
Milwaukee Technical College
Bradley Center
Aurora Sinai Medical Center
Milwaukee County Court House
The Milwaukee Theater
Marcus Center for the Performing Arts
Milwaukee Ctr. Office Tower
City Hall
The Pabst Theater
Milwaukee Public Museum
Frontier Airlines Center
Milwaukee Public Library
The Shops of Grand Ave.
US Court House
US Bank Center
University Club Tower
Milwaukee County War Memorial Center
Betty Brinn Children's Museum
Discovery World
Marquette University
Haggerty Museum of Art
Helfaer Theatre
Milwaukee Public Market
Broadway Theatre Center
Milwaukee Institute of Art & Design
Summerfest-Milwaukee World Festival
Marcus Amphitheater
Harley Davidson Museum
Marquette University's Valley Fields
MILWAUKEE AMTRAK
AMTRAK
W. Meinecke Ave.
W. North Ave.
W. Garfield Ave.
W. Lloyd St.
W. Brown St.
W. Reservoir Ave.
W. Vine St.
W. Walnut St.
W. Galena St.
W. Vliet St.
W. Highland Ave.
W. State St.
W. Kilbourn Ave.
W. Wells St.
W. Wisconsin Ave.
W. Clybourn St.
W. St. Paul Ave.
W. Canal St.
W. Florida St.
W. Washington St.
E. North Ave.
E. Kane Pl.
E. Brady St.
E. Pleasant St.
E. Ogden Ave.
E. Juneau Ave.
E. State St.
E. Kilbourn Ave.
E. Wells St.
E. Wisconsin Ave.
E. Michigan St.
E. Clybourn St.
N. Teutonia Ave.
N. 14th St.
N. 11th St.
N. 13th St.
N. 17th St.
N. 16th St.
N. 6th St.
N. 4th St.
N. 3rd St.
N. Dr. MLK Dr.
N. Palmer St.
N. Holton St.
N. Water St.
N. Van Buren St.
N. Humboldt Ave.
N. Franklin Pl.
N. Marshall St.
N. Broadway St.
N. Plankinton Ave.
N. Jefferson St.
N. Oakland Ave.
N. Bartlett Ave.
E. Lafayette Pl.
N. Farwell Ave.
N. Prospect Ave.
N. Lincoln Mem. Dr.
North-South Frwy.
Fond Du Lac Ave.
Lake Frwy.
S. 6th St.
S. 2nd St.
S. 3rd St.
S. 1st St.
General Mitchell Intl. Airport 7 miles
Hartford
Jackson
Grafton
Cedarburg
Richfield
Germantown
Mequon
Menomonee Falls
Brown Deer
Bayside
Fox Point
Whitefish Bay
Shorewood
Merton
Sussex
Hartland
Delafield
Pewaukee
Brookfield
Wauwatosa
Waukesha
West Allis
New Berlin
Greenfield
St. Francis
Cudahy
Franklin
South Milwaukee
Muskego
Oak Creek
Big Bend
Wind Lake
Caledonia
Wind Point
Mukwonago
Waterford
East Troy
Lake Michigan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

No. 2 Cathedral Place

Loan Information				Property Information
Mortgage Loan Seller:	Walker & Dunlop Commercial Property Funding I WF, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$39,900,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$39,900,000			Location:	Milwaukee, WI
% of Initial Pool Balance:	3.4%			Size:	219,778 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$181.55
Borrower Name:	Cathedral Place, LLC			Year Built/Renovated:	2003/NAP
Sponsor:	Joel S. Lee			Title Vesting:	Fee
Mortgage Rate:	4.125%			Property Manager:	Self-managed
Note Date:	February 10, 2015			3rd Most Recent Occupancy (As of)(2):	98.5% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	99.3% (12/31/2013)
Maturity Date:	March 1, 2025			Most Recent Occupancy (As of)(2):	92.2% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of)(3):	91.1% (5/1/2015)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,821,889 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$4,190,167 (12/31/2013)
Call Protection:	L(27),D(89),O(4)			Most Recent NOI (As of)(4):	$3,423,365 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

				U/W Revenue:	$6,150,769
				U/W Expenses:	$2,556,668
				U/W NOI:	$3,594,101
Escrows and Reserves(1):				U/W NCF:	$3,276,228
				U/W NOI DSCR:	1.55x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.41x
Taxes	$271,791	$90,597	NAP	U/W NOI Debt Yield:	9.0%
Insurance	$19,469	$4,867	NAP	U/W NCF Debt Yield:	8.2%
Replacement Reserve	$0	$3,663	$205,000	As-Is Appraised Value:	$57,000,000
TI/LC Reserve	$0	$22,826	$1,300,000	As-Is Appraisal Valuation Date:	January 7, 2015
Outstanding Tenant TI/LC Reserve	$3,354,587	$0	NAP	Cut off Date LTV Ratio	70.0%
Free Rent	$141,706	$0	NAP	LTV Ratio at Maturity or ARD:	59.2%

(1)	See “Escrows” section.
(2)	Historical Occupancy is based on the simple average of the monthly occupancies for the applicable calendar year. Monthly occupancy is calculated as the weighted average of the office and retail occupancy, excluding storage and fitness center spaces.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Cathedral Place Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an office property located in Milwaukee, Wisconsin (the “Cathedral Place Property”). The Cathedral Place Mortgage Loan was originated on February 10, 2015 by Walker & Dunlop Commercial Property Funding I WF, LLC. The Cathedral Place Mortgage Loan had an original principal balance of $39,900,000, has an outstanding principal balance as of the Cut-off Date of $39,900,000 and accrues interest at an interest rate of 4.125% per annum. The Cathedral Place Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Cathedral Place Mortgage Loan matures on March 1, 2025.

Following the lockout period, the borrower has the right to defease the Cathedral Place Mortgage Loan in whole, but not in part, on any date before December 1, 2024. In addition, the Cathedral Place Mortgage Loan is prepayable without penalty on or after December 1, 2024. Notwithstanding the foregoing, any defeasance or prepayment of the Cathedral Place Mortgage Loan must be simultaneous with the defeasance or prepayment of the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Cathedral Place – Parking (the “Cathedral Place – Parking Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $9,200,000. The Cathedral Place – Parking Mortgage Loan is secured by a 10-story, 941-space parking deck that is located adjacent to the Cathedral Place Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

CATHEDRAL PLACE

Sources and Uses

Sources			Uses
Original loan amount	$39,900,000	87.5%	Loan payoff(1)	$29,500,000	64.7%
Sponsor new cash contribution	5,680,073	12.5	Line of credit payoff(2)	10,829,185	23.8
			Reserves	3,787,553	8.3
			Closing costs	1,463,335	3.2
Total Sources	$45,580,073	100.0%	Total Uses	$45,580,073	100.0%

(1)	The Cathedral Place Property was previously securitized in the BSCMS 2005-PWR9 transaction.
(2)	Line of credit payoff represents a payoff of a line of credit to the Lee Family Limited Partnership.

The Property. The Cathedral Place Property comprises two of the four condominium units (see “Condominium Structure” section) within an 18-story office building located in the central business district of Milwaukee, Wisconsin. The office condominium (“Unit 1”) is comprised of approximately 203,379 square feet (92.3% of net rentable area of the Cathedral Place Property), is situated on floors 11-18 of the Cathedral Place Property and includes 2,356 square feet of basement storage space and 1,411 square feet currently utilized as a fitness center. The ground-floor retail condominium (“Unit 2”) consists of approximately 16,887 square feet (7.7% of net rentable area of the Cathedral Place Property) and has frontage along Jackson, Mason, and Wells Streets. Currently, the only retail tenants are BW Holdings (doing business as Ward’s House of Prime) which leases 6,528 square feet and First Merit Bank which leases 1,200 square feet.

The Cathedral Place Property is situated adjacent to the Cathedral Place – Parking garage (“Unit 3”). The office and retail tenants will have access to the parking garage via a perpetual parking easement agreement, an option to lease parking stalls agreement, and memorandum of option to lease parking stalls under which the parking condominium unit (Unit 3) gives the office and retail tenants the right to lease 433 spaces (the current amount presently leased by the office and retail tenants) at market rates. A breach of the parking easement agreement or the option to lease parking stalls agreement will constitute an event of default and be subject to the loss carveout provisions of the Cathedral Place Mortgage Loan.

The office space has direct access to the Cathedral Place – Parking garage as well as 37 stalls within the 100-space underground parking garage shared with the 27 residential condominiums (“Unit 4”). Parking for the retail stores is provided by 15 spaces of allocated ground-floor parking, as well as the parking garage. Unit 4, which is not part of the collateral for the Cathedral Place Mortgage Loan, is situated on floors 2-10, and is accessible through a separate entrance on Wells Street.

Major tenants at the Cathedral Place Property include Whyte Hirschboeck Dudek S.C. (“WHD”), Executive Director, Inc. (“EDI”), and Deloitte & Touche, USA LLP (“Deloitte”). WHD is headquartered at the Cathedral Place Property and is a full-service law firm with offices in Milwaukee, Wisconsin, Madison, Wisconsin and Chicago, Illinois and has more than 150 professionals practicing in more than 50 industry and specialty areas. EDI provides professional services for national and international medical, certification, and scientific associations. Deloitte provides audit, tax, consulting, enterprise risk, and financial advisory services with over 200,000 professionals in 150 countries. The Cathedral Place Property was 91.1% physically occupied by five tenants as of May 1, 2015.

Condominium Structure. The Cathedral Place Office Property is comprised of two of the four condominium units: the office unit (Unit 1) and the retail unit (Unit 2) of the Cathedral Place Condominium Association, Inc. (together, the “Master Association”). The Master Association also includes a third condominium unit consisting of a 941 space parking garage, and a fourth condominium unit consisting of 27 residential condominium units. The borrower has a combined 47.0% voting interest in the Master Association and control of certain operational decisions, along with the right to vote or appoint directors on behalf of the office and retail units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

CATHEDRAL PLACE

The following table presents certain information relating to the tenancy at the Cathedral Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Whyte Hirschboeck Dudek S.C.	NR/NR/NR	93,859	42.7%	$18.73	$1,757,792	42.1%	11/30/2020
Deloitte & Touche USA, LLP	NR/NR/NR	37,476	17.1%	$28.41	1,064,693	25.5%	10/31/2024(2)
Executive Director, Inc.(3)	NR/NR/NR	51,853	23.6%	$18.50	959,280	23.0%	6/30/2030(4)
First Merit Bank	NR/A3/BBB+	9,010	4.1%	$30.66	276,252	6.6%	11/14/2024(5)
BW Holdings	NR/NR/NR	6,528	3.0%	$17.99	117,439	2.8%	2/28/2018
Total Major Tenants		198,726	90.4%	$21.01	$4,175,456	100.0%

Non-Major Tenant(6)		1,411	0.6%	$0.00	$0	0.0%

Occupied Collateral Total		200,137	91.1%	$21.01	$4,175,456	100.0%

Vacant Space		19,641	8.9%

Collateral Total		219,778	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Deloitte has a one-time right to terminate one of its two leases (10,526 square feet; 4.8% of net rentable area) on October 31, 2019 with 12 months’ notice and a termination fee of $181,000.
(3)	EDI recently executed a lease for 9,951 square feet of expansion space (4.5% of net rentable area). Executive Director, Inc. is expected to take occupancy on June 6, 2015 and will commence rent payments on July 1, 2015. A reserve for free rent and TI/LC was established at closing.
(4)	EDI has a one-time right to terminate the lease for the expansion space (9,951 square feet; 4.5% of net rentable area) on June 15, 2020 with 180 days’ notice.
(5)	First Merit Bank has a one-time right to terminate its leases (9,010 square feet; 4.1% of net rentable area) on December 31, 2020 with 270 days’ notice and a termination fee of $255,000.
(6)	Represents the Fitness Center (1,411 square feet), which does not have a lease or any associated underwritten rent and is not included in total Annual U/W Base Rent.

The following table presents certain information relating to the lease rollover schedule at the Cathedral Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	1	1,411	0.6%	1,411	0.6%	$0	$0.00
2015	0	0	0.0%	1,411	0.6%	$0	$0.00
2016	0	0	0.0%	1,411	0.6%	$0	$0.00
2017	0	0	0.0%	1,411	0.6%	$0	$0.00
2018	1	6,528	3.0%	7,939	3.6%	$117,439	$17.99
2019	0	0	0.0%	7,939	3.6%	$0	$0.00
2020	7	93,859	42.7%	101,798	46.3%	$1,757,792	$18.73
2021	0	0	0.0%	101,798	46.3%	$0	$0.00
2022	0	0	0.0%	101,798	46.3%	$0	$0.00
2023	0	0	0.0%	101,798	46.3%	$0	$0.00
2024	5	46,486	21.2%	148,284	67.5%	$1,340,945	$28.85
2025	0	0	0.0%	148,284	67.5%	$0	$0.00
Thereafter	3	51,853	23.6%	200,137	91.1%	$959,281	$18.50
Vacant	0	19,641	8.9%	219,778	100.0%	$0	$0.00
Total/Weighted Average	17	219,778	100.0%			$4,175,456	$20.86

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Represents the Fitness Center (1,411 square feet), which does not have a lease or any associated underwritten rent and is not included in total Annual U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

CATHEDRAL PLACE

The following table presents historical occupancy percentages at the Cathedral Place Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/1/2015(2)(3)
98.5%	99.3%	92.2%	91.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.
(3)	Current Occupancy, per rent roll obtained from the borrower, as of May 1, 2015 includes the EDI expansion space of 9,951 square feet (4.5% of net rentable area).

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cathedral Place Property:

Cash Flow Analysis

	2012	2013(1)	2014(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,611,148	$4,792,629	$3,702,507	$4,175,456	67.9%	$19.86
Grossed Up Vacant Space	0	0	0	408,155	6.6	1.86
Total Reimbursables	1,808,672	2,040,690	2,345,404	2,066,832	33.6	9.40
Other Income	85,825	94,468	122,326	101,570	1.7	0.46
Less Vacancy & Credit Loss	0	0	0	(601,244)	(9.8)	2.74
Effective Gross Income	$6,505,645	$6,927,787	$6,170,237	$6,150,769	100.0%	$27.99

Total Operating Expenses	$2,683,756	$2,737,621	$2,746,872	$2,556,668	41.6%	$11.63

Net Operating Income	$3,821,889	$ 4,190,167	$3,423,365	$3,594,101	58.4%	$16.35
TI/LC	0	0	0	273,918	4.5	1.25
Capital Expenditures	0	0	0	43,956	0.7	0.20
Net Cash Flow	$3,821,889	$4,190,167	$3,423,365	$3,276,228	53.3%	$14.91

NOI DSCR	1.65x	1.81x	1.48x	1.55x
NCF DSCR	1.65x	1.81x	1.48x	1.41x
NOI DY	9.6%	10.5%	8.6%	9.0%
NCF DY	9.6%	10.5%	8.6%	8.2%

(1)	Base Rent and Net Operating Income decreased from 2013 to 2014 due to Deloitte giving back a total of 33,115 square feet (15.1% of net rentable area) when its initial 10-year lease term expired. EDI took occupancy of 16,701 square feet (7.6% of net rentable area) and First Merit Bank took occupancy of 7,322 square feet (3.3% of net rentable area) that was vacated by Deloitte.

Appraisal. As of the appraisal valuation date of January 7, 2015, the Cathedral Place Property had an “as-is” appraised value of $57,000,000.

Environmental Matters. The Phase I environmental site assessment dated January 23, 2015 revealed no evidence of recognized environmental conditions.

Market Overview and Competition. The Cathedral Place Property is located along East Wells Street in the central business district of Milwaukee, Wisconsin. The immediate neighborhood consists of a mix of class A and class B office buildings. Most land in the neighborhood is fully developed.

The Cathedral Place Property is located in an area that is also home to banks, law and accounting firms, and other large corporate tenants including the headquarters campus of Northwestern Mutual Life Insurance Company, which is located one block east of the Cathedral Place Property, and the U.S. Bank Center located three blocks to the southeast. The Cathedral Place Property is located four blocks north of the Interstate-794 on and off ramps, which provide immediate access to Interstate-94 (the major north-south interstate running to and from Chicago) and the entire Milwaukee metropolitan statistical area.

The estimated 2014 population within a half-, one-, and two-mile radius of the Cathedral Place Property was 7,748, 23,458, and 79,133, respectively, and the population within the same radii is expected to grow at an annual rate of 0.9%, 1.4% and 0.7%, respectively. The estimated 2014 median household income within the same half-, one-, and two-mile radii was $45,116, $44,026 and $27,597, respectively.

The Cathedral Place Property is located in the Milwaukee-Waukesha-West Allis metropolitan statistical area. The estimated 2014 population of the metropolitan statistical area was 1,571,200, a 0.1% increase from 2013. Total employment in 2014 in the Milwaukee Waukesha-West Allis metropolitan statistical area was at 839,400, a 1.6% increase from 2013 and the unemployment rate was at 6.2% as of October, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

CATHEDRAL PLACE

According to the appraisal, the education and health services sector contributes 18.4% of total employment in the Milwaukee-Waukesha-West Allis metropolitan statistical area, followed by the manufacturing sector (14.4%) and the professional and business services sector (14.3%). The top six employers in the Milwaukee-Waukesha-West Allis metropolitan statistical area are: Aurora Health Care Inc. (22,000 employees), Wheaton Franciscan Healthcare (12,000 employees), Froedtert and Community Health (8,900 employees), Roundy’s Inc. (8,400 employees), Kohl’s Department Stores Inc. (7,800 employees), and Northwestern Mutual Life Insurance Co. (5,000 employees).

According to the appraisal, the Cathedral Place Property is located within the Downtown East office submarket. The Downtown East office submarket is bounded by Interstate 794 to the south, the Milwaukee River to the west, Ogden Avenue to the north, and both Lincoln Memorial Drive and Lake Michigan to the east. According to the appraisal, as of the third quarter of 2014, the Downtown East office submarket had an inventory of 8.2 million square feet, exhibiting a vacancy rate of 13.8% with asking rents of $25.88 per square foot on a gross basis.

According to a third-party market research report, as of the first quarter of 2015, the Downtown East office submarket is the most desirable in the central business district and rents are 10% greater than comparable office buildings in the Downtown West office submarket. The third-party market research report indicated a vacancy rate of 8.8% for 4 & 5 star office properties in the Downtown East office submarket.

The following table presents certain information relating to comparable retail properties for the Cathedral Place Property:

Competitive Set(1)

	Cathedral Place (Subject)	The Milwaukee Center	Chase Tower	100 East Building	US Bank Center	875 E Wisconsin Avenue
Location	Milwaukee, WI	Milwaukee, WI	Milwaukee, WI	Milwaukee, WI	Milwaukee, WI	Milwaukee, WI
Distance from Subject	--	0.4 miles	0.4 miles	0.4 miles	0.3 miles	0.4 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2003/NAP	1988/NAP	1961/NAP	1989/NAP	1971/NAP	2003/NAP
Stories	18	28	22	35	42	8
Total GLA	219,778 SF	373,489 SF	485,153 SF	423,723 SF	1,079,021 SF	209,209 SF
Total Occupancy	91%	96%	84%	95%	98%	100%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Cathedral Place, LLC, a Wisconsin limited liability company and a single purpose entity whose managing member has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cathedral Place Mortgage Loan. Joel S. Lee is the guarantor of certain nonrecourse carveouts under the Cathedral Place Mortgage Loan.

The Sponsor. The sponsor is Joel S. Lee. Mr. Lee developed the Cathedral Place Property in 2003/2004. Mr. Lee is the owner and founder of Van Buren Management, Inc., which owns a portfolio of approximately 2.0 million square feet of primarily office space in downtown Milwaukee.

Escrows. The loan documents require upfront reserves of $271,791 for real estate taxes, $19,469 for insurance premiums, $141,706 for free rent ($76,706 for EDI with an anticipated rent commencement date of July 1, 2015, and $65,000 for First Merit Bank), and $3,354,588 for outstanding tenant improvements ($2,312,269 for Deloitte, $530,999 for EDI and $511,320 for First Merit Bank). The loan documents require monthly deposits into the reserve accounts of $90,597 for real estate taxes, $4,867 for insurance, $22,826 for tenant improvements and leasing commissions (capped at $1,300,000), and $3,663 for replacement reserves (capped at $205,000).

Lockbox and Cash Management. The Cathedral Place Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Funds are then swept into a cash management account controlled by the lender, and prior to the occurrence of a Cash Trap Event Period (as defined below), funds are distributed to the borrower’s operating account. During a Cash Trap Event Period, all excess cash flow is deposited into the excess cash reserve account and/or the Primary Lease reserve account. During a Primary Lease Termination/Extension Event, all excess cash flow is deposited into the primary lease reserve account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the amortizing debt service coverage ratio based on the trailing 12 calendar months falling below 1.15x, (iii) WHD (“Primary Tenant”) not extending the term of its lease on or before the period that is one year prior to the lease’s expiration for a term of at least the earlier of (a) ten years or (b) the date which is two years after loan maturity (a “Primary Lease Termination/Extension Event”), (iv) the Primary Tenant being (a) in monetary default under its lease, (b) going dark or subletting more than 50% of its space, (c) vacating or giving notice of its intent to vacate the leased space or (d) becoming a debtor in an insolvency proceeding which is not dismissed within 90 days, or (v) any other tenant that occupies over 20% of the net rentable area at the Cathedral Place Property (“Non-Primary Tenant”) (a) going dark or subletting more than 50% of its space or vacating, (b) giving notice of its intent to vacate the leased space or (c) becoming a debtor in an insolvency proceeding that is not dismissed within 90 days. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date the amortizing debt service coverage ratio is at least

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

CATHEDRAL PLACE

1.15x for six consecutive months; with regard to clause (iii), upon the occurrence of a Primary Lease Termination/Extension Event Cure (as defined below); and with regard to clause (iv), upon the occurrence of a Primary Tenant Trigger Event Cure (as defined below) and with regard to clause (v), upon the occurrence of a Non-Primary Trigger Event Cure (as defined below).

“Primary Lease” refers to the lease with WHD. A “Primary Lease Termination/Extension Event Cure” means (i) either (1) (A) execution and delivery of an extension of the Primary Lease, in form and substance acceptable to the lender in its discretion, and (B) delivery of an executed estoppel certificate from the Primary Tenant with respect to the Primary Lease; or (2) (A) execution and delivery of a replacement lease or leases for the entirety of the Primary Lease space, which replacement lease or leases (x) have an expiration date that is at least two years after March 1, 2025, and (y) are in form and substance acceptable to the lender in its discretion, and (B) delivery of an executed estoppel certificate from the applicable replacement tenant or tenants under the replacement lease or leases set forth in subsection (2)(A) above and (ii) no Cash Trap Event Period has occurred and is then-continuing.

“Primary Tenant Trigger Event Cure” means the occurrence of any of the following, as applicable: (i) the execution and delivery of a replacement lease and estoppel certificate for the Primary Tenant’s leased space in form and substance reasonably acceptable to the lender, (ii) the Primary Tenant has cured all defaults and remains in good standing under its lease or (iii) the lease has been assumed by the applicable Primary Tenant in accordance with applicable law, such assumption has been approved by the appropriate bankruptcy court having jurisdiction over such matter and such Primary Tenant is no longer involved in any bankruptcy or insolvency proceeding.

“Non-Primary Trigger Event Cure” means the occurrence of any of the following, as applicable: (i) the execution and delivery of a replacement lease and estoppel certificate for the Non-Primary Tenant’s leased space in form and substance reasonably acceptable to the lender, (ii) the Non-Primary Tenant (a) has revoked its intention to vacate, (b) is occupying its leased premises and (c) has paid all amounts due under the lease or (iii) the Non-Primary Tenant lease has been assumed by the applicable Non-Primary Tenant in accordance with applicable law, such assumption has been approved by the appropriate bankruptcy court having jurisdiction over such matter and such Non-Primary Tenant is no longer involved in any bankruptcy or insolvency proceeding.

Property Management. The Cathedral Place Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Cathedral Place Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the proposed transferee and transferee’s principal have the creditworthiness, reputation, and qualifications to the lender’s satisfaction, as well as an aggregate net worth and liquidity reasonably acceptable to the lender; (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates; and (iv) the Cathedral Place – Parking Mortgage Loan is assumed simultaneously.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Cathedral Place Property so long as the lender determines that either (i) prudent owners of real estate comparable to the Cathedral Place Property are maintaining the same level of coverage or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity that is unlimited as to the number of days.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

150 ROYALL STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

150 ROYALL STREET

150 Royall Street
150 Royall Street
Canton, MA 02021
Newton
BOSTON
Dorchester
Downtown Boston 5 miles
Roslindale
Mattapan
Dedham
Milton
Quincy
Canton
Braintree
Randolph
Norwood
Sharon
Stoughton
SUFFOLK COUNTY
NORFOLK COUNTY
Cutler Park
VA Boston Healthcare
Stony Brook Reservation
Roberts Playground
Legacy Place
Dedham Plaza
Curry College
Beth Israel Deaconess Hospital
Granite Links Golf Course
Wollaston Golf Club
Furnace Brook Golf Course
Neponset River Reservation
Blue Hill Observatory
Blue Hills Reservation
Computer-share
Dunkin' Brands
Reebok Intl.
Meditech
South Shore Plaza
Granite Plaza
Great Pond
Upper Reservoir
Norwood Memorial Airport
Ponkapoag Golf Course
Ponkapoag Pond
Massasoit Community College
Blue Hill Country Club
Reservoir Pond
Wampatuck Country Club
Spring Valley Country Club
Cobbs Corner Shopping Center
New England Sinai Hospital
Southeast Expwy
Fall River Expwy
MBTA NEEDHAM BRANCH
MBTA AMTRAK NE CORRIDOR
MBTA DORCHESTER BRANCH
RED LINE
MBTA MIDDLEBOROUGH MAIN LINE
STOUGHTON BRANCH
MBTA
Bellevue
Highland
Roslindale Village
West Roxbury
Hyde Park
Fairmount
Morton Street
Readville
Endicott
Dedham Corp. Ctr.
Islington
Route 128
Canton Junction
Canton Center
Sharon
Stoughton
Shawmut
Ashmont
Cedar Grove
Butler
Milton
Central Ave.
Valley Rd.
Capen St.
Mattapan
Wollaston
North Quincy
VFW Pkwy.
Centre St.
Washington St.
Bridge St.
Bussey St.
High St.
Sanderson Ave.
River St.
Blue Hill Ave.
Blue Hills Pkwy.
Canton Ave.
Adams St.
Pleasant St.
Quarry St.
Harland St.
Randolph Ave.
Willard St.
Granite St.
West St.
Blue Hill River Rd.
Green Lodge St.
Elm St.
Providence Hwy
Canton St.
Neponset St.
Dedham St.
Randolph St.
Chapman St.
Pearl St.
York St.
Turnpike St.
Central St.
East St.
Bay Rd.
Lafayette St.
Main St.
North St.
Oak St.
Quincy Shore Dr.
203
28
3
1
3A
93
109
128
95
1A
138
24
27
NEW HAMPSHIRE
Nashua
Haverhill
Newburyport
Lawrence
Lowell
Gloucester
Leominster
Peabody
Woburn
Salem
Lynn
Massachusetts Bay
Atlantic Ocean
Marlborough
Cambridge
BOSTON
Newton
Worcester
Framingham
Quincy
MASSACHUSETTS
Canton
Franklin
Brockton
Plymouth
Provincetown
Cape Cod National Seashore
Woonsocket
Taunton
Cape Cod Bay
Providence
Pawtucket
Cranston
RHODE ISLAND
Warwick
Fall River
Barnstable
Chatham
CT
New Bedford
Harwich
Kingston
Newport
Falmouth
Nantucket Sound
Buzzards Bay
Martha's Vineyard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

No. 3 – 150 Royall Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$38,187,500			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$38,187,500			Location:	Canton, MA
% of Initial Pool Balance:	3.2%			Size:	259,341 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$147.25
Borrower Name:	BAC Canton Holdings LLC			Year Built/Renovated:	1985/2007
Sponsors:	Jay O. Hirsh; James S. Hughes			Title Vesting:	Fee
Mortgage Rate:	4.140%			Property Manager:	Self-managed
Note Date:	May 27, 2015			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(2):	NAV
Maturity Date:	June 11, 2025			Most Recent Occupancy(2):	NAV
IO Period:	60 months			Current Occupancy (As of)(3):	100.0% (4/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(2):	NAV
Call Protection:	L(24),D(92),O(4)			Most Recent NOI(2):	NAV
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$6,382,931
				U/W Expenses:	$2,802,786
				U/W NOI:	$3,580,145
				U/W NCF:	$3,136,672
Escrows and Reserves(1):				U/W NOI DSCR:	1.61x
				U/W NCF DSCR:	1.41x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.4%
Taxes	$125,155	$62,578	NAP	U/W NCF Debt Yield:	8.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$58,900,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 25, 2015
TI/LC Reserve	$0	$27,015	NAP	Cut-off Date LTV Ratio:	64.8%
Gray, Gray & Gray Reserve	$187,253	$0	NAP	LTV Ratio at Maturity or ARD:	59.0%

(1)	See “Escrows” section.
(2)	Historical occupancy and financials are not available, as the borrower recently acquired the 150 Royall Street Property, which was previously owner-occupied.
(3)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “150 Royall Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an office building located in Canton, Massachusetts (the “150 Royall Street Property”). The 150 Royall Street Mortgage Loan was originated on May 27, 2015 by Wells Fargo Bank, National Association. The 150 Royall Street Mortgage Loan had an original principal balance of $38,187,500, has an outstanding principal balance as of the Cut-off Date of $38,187,500 and accrues interest at an interest rate of 4.140% per annum. The 150 Royall Street Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 150 Royall Street Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the 150 Royall Street Mortgage Loan in whole, but not in part, on any date before March 11, 2025. In addition, the 150 Royall Street Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

150 ROYALL STREET

Sources and Uses

Sources			Uses
Original loan amount	$38,187,500	64.0%	Purchase price	$58,000,000	97.3%
Sponsor’s new cash contribution	21,437,751	36.0	Reserves	312,408	0.5
			Closing costs	1,312,843	2.2
Total Sources	$59,625,251	100.0%	Total Uses	$59,625,251	100.0%

The Property. The 150 Royall Street Property is a two-story, class A suburban office building totaling 259,341 square feet located in Canton, Massachusetts, approximately 15.5 miles southwest of the Boston central business district. Built in 1985 and renovated in 2007, the 150 Royall Street Property is situated on a 20.2-acre parcel and its amenities include a landscaped indoor atrium, 7,900-square-foot fitness center with locker rooms, conference center, full-service cafeteria and shuttle service. The building’s main entrance has a full-time security guard and opens into the central atrium area. Tenant Gray, Gray & Gray has a private entrance that leads directly into its space. The 150 Royall Street Property comprises 1,080 surface parking spaces, resulting in a parking ratio of 4.2 spaces per 1,000 square feet of rentable area. As of April 1, 2015, the 150 Royall Street Property was 100.0% leased by three tenants.

The largest tenant at the 150 Royall Street Property is Chicago Bridge & Iron (“CB&I”; NYSE: CBI; market cap of approximately $6.0 billion as of June 4, 2015), which accounts for 72.8% of the net rentable area and 69.0% of the underwritten base rent. With 125 years of experience and approximately 54,000 employees, CB&I is one of the world’s largest engineering, procurement and construction companies focused on the global energy industry. CB&I offers a wide range of services including design, engineering, construction, fabrication, maintenance and environmental services.

The following table presents certain information relating to the tenancy at the 150 Royall Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
CB&I(3)	NR/NR/NR	188,857	72.8%	$23.50	$4,438,140	69.0%	1/31/2023(4)
OneBeacon	BBB+/NR/BBB-	41,185	15.9%	$28.50	$1,173,773	18.3%	3/31/2025
Gray, Gray & Gray(5)	NR/NR/NR	29,299(6)	11.3%	$27.92	$818,028	12.7%	4/1/2030(7)
Total Major Tenants		259,341	100.0%	$24.79	$6,429,940	100.0%

Vacant Space		0	0.0%

Collateral Total		259,341	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2015 totaling $122,347.
(3)	CB&I is currently not utilizing approximately 35,000 square feet of its space.
(4)	CB&I has the right to terminate its lease on August 31, 2018 with 12 months’ written notice and payment of a termination fee equal to approximately $9.1 million.
(5)	Gray, Gray & Gray is in a free rent period and will commence rent payments in July 2015. A reserve has been taken for this rent abatement.
(6)	3,480 square feet of Gray, Gray & Gray’s space is expansion space that is currently leased by OneBeacon. Gray, Gray & Gray is obligated by the terms of its lease to take over the expansion space no later than April 2020. Until Gray, Gray & Gray takes over its expansion space, OneBeacon is responsible for rent payments at Gray, Gray & Gray’s contractual rental rate.
(7)	Gray, Gray & Gray has the right to terminate its lease on July 31, 2025 with 12 months’ written notice and payment of a termination fee equal to approximately $1.3 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

150 ROYALL STREET

The following table presents certain information relating to the lease rollover schedule at the 150 Royall Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	1	188,857	72.8%	188,857	72.8%	$4,438,140	$23.50
2024	0	0	0.0%	188,857	72.8%	$0	$0.00
2025	1	41,185	15.9%	230,042	88.7%	$1,173,773	$28.50
Thereafter	1	29,299	11.3%	259,341	100.0%	$818,028	$27.92
Vacant	0	0	0.0%	259,341	100.0%	$0	$0.00
Total/Weighted Average	3	259,341	100.0%			$6,429,940	$24.79

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the 150 Royall Street Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/1/2015(2)
NAV	NAV	NAV	100.0%

(1)	Historical occupancy is not available, as the borrower recently acquired the 150 Royall Street Property, which was previously owner-occupied.
(2)	Information obtained from the underwritten rent roll. CB&I is currently not utilizing approximately 35,000 square feet of its space. Excluding this space, the physical occupancy was 86.5% as of April 1, 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 150 Royall Street Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,429,940	100.7%	$24.79
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	403,087	6.3	1.55
Less Vacancy	(450,096)(2)	(7.1)	(1.74)
Effective Gross Income	$6,382,931	100.0%	$24.61

Total Operating Expenses	$2,802,786	43.9%	$10.81

Net Operating Income	$3,580,145	56.1%	$13.80

TI/LC	389,012	6.1	1.50
Capital Expenditures	54,462	0.9	0.21
Net Cash Flow	$3,136,672	49.1%	$12.09

NOI DSCR	1.61x
NCF DSCR	1.41x
NOI DY	9.4%
NCF DY	8.2%

(1)	Historical financials are not available, as the borrower recently acquired the 150 Royall Street Property, which was previously owner-occupied.
(2)	The underwritten economic vacancy is 7.0%. The 150 Royall Street Property was 100.0% leased and 86.5% physically occupied as of April 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

150 ROYALL STREET

Appraisal. As of the appraisal valuation date of February 25, 2015, the 150 Royall Street Property had an “as-is” appraised value of $58,900,000.

Environmental Matters. According to a Phase I environmental site assessment dated February 25, 2015, there was no evidence of any recognized environmental conditions at the 150 Royall Street Property.

Market Overview and Competition. The 150 Royall Street Property is located in Canton, Norfolk County, Massachusetts, approximately 15.5 miles southwest of the Boston central business district and 35.3 miles northeast of Providence, Rhode Island. The 150 Royall Street Property is situated along the south side of Royall Street, which runs parallel to Interstate 93, a major north/south artery. In addition to Interstate 93, primary access to the surrounding area is provided by Interstate 95, and secondary access is provided by Routes 1 and 138. In addition, the 150 Royall Street Property is located two miles northeast of the Canton Center Station of the local Massachusetts Bay Transportation Authority Commuter Rail line, which provides direct access to downtown Boston. The 150 Royall Street Property is situated within a commercial area that is home to the national headquarters of notable commercial tenants including Dunkin Brands and Reebok International. According to a third-party market research report, as of 2015, the estimated population within a three- and five-mile radius of the 150 Royall Street Property was 38,100 and 189,646, respectively, and the median household income within the same three- and five-mile radii was $86,415 and $76,329, respectively.

According to a third-party market research report, the 150 Royall Street Property is situated within the Route 1 South submarket of the Boston office market. As of the first quarter of 2015, the submarket reported a total inventory of 245 properties totaling approximately 8.0 million square feet with a 9.5% vacancy rate. The submarket reported a class A inventory comprising 18 properties totaling approximately 3.0 million square feet with a 7.7% vacancy rate. The appraiser concluded to a market rent for the 150 Royall Street Property of $27.50 per square foot, full service gross, which is approximately 10.9% above the average underwritten base rent.

The following table presents certain information relating to comparable properties to the 150 Royall Street Property:

Competitive Set(1)

	150 Royall Street (Subject)	Dedham Executive Center	45 Shawmut Road	Watermill Center	Hobbs Brook Office Park	Charles River Place
Location	Canton, MA	Dedham, MA	Canton, MA	Waltham, MA	Waltham, MA	Needham, MA
Distance from Subject	--	8.6 miles	4.8 miles	15.6 miles	19.4 miles	11.3 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1985/2007	1974/2007	1998/NAP	1984/NAP	1989/2005	1995/1998
Stories	2	3	3	6	4	2
Total GLA	259,341 SF	178,292 SF	66,000 SF	206,722 SF	440,000 SF	103,000 SF
Total Occupancy	100%	93%	100%	93%	92%	100%

(1)   Information obtained from the appraisal and third-party market research reports.

The Borrower. The borrower is BAC Canton Holdings LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 150 Royall Street Mortgage Loan. Jay O. Hirsh and James S. Hughes are the guarantors of certain nonrecourse carveouts under the 150 Royall Street Mortgage Loan.

The Sponsors. The sponsors are Jay O. Hirsh and James S. Hughes. Mr. Hirsh is the co-founder and managing partner of Jumbo Capital Management (“JCM”) and has extensive experience with real estate acquisitions, construction and renovation throughout the Boston metropolitan area. JCM has more than $75.0 million in equity under management with 17 properties totaling more than 1.0 million square feet. JCM’s portfolio comprises a variety of tenants including Oracle, Amphenol, Morgan Stanley, AT&T, Verizon, HUB International, Preferred Freezer Services and Waddington North America. Mr. Hughes is the founder and principal of Boston Andes Capital (“BAC”). BAC is a real estate investment, consulting, asset management and development firm headquartered in Boston. Since 2011, BAC has participated in a variety of real estate projects in the New England area, and assets currently under management include existing and new development office and apartment buildings.

Escrows. The loan documents provide for upfront reserves in the amount of $125,155 for real estate taxes and $187,253 for potential tenant improvements and leasing commissions (“TI/LCs”) related to the expansion space to be occupied by Gray, Gray & Gray. The loan documents also provide for ongoing monthly reserves of $62,578 for real estate taxes and $27,015 for general TI/LCs. The loan documents do not require monthly replacement reserves as long as (a) no event of default has occurred; and (b) the 150 Royall Street Property is being adequately maintained. The loan documents do not require monthly escrows for insurance, provided that (i) no event of default has occurred; (ii) the 150 Royall Street Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. The 150 Royall Street Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower deposit all rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

150 ROYALL STREET

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.15x at the end of any calendar month; or (iii) the occurrence of a Tenant Trigger Event (as defined below). A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of such Tenant Trigger Event.

A “Tenant Trigger Event” will commence upon either CB&I or OneBeacon (or either tenant’s parent company, as applicable) (i) filing for bankruptcy or becoming insolvent; (ii) defaulting under its lease; (iii) receiving a rent reduction; (iv) indicating its intention to terminate its lease; (v) going dark; or (vi) failing to exercise its extension option at least (a) 18 months prior to its lease expiration date for CB&I and (b) 12 months prior to its lease expiration date for OneBeacon. A Tenant Trigger Event will be cured, with regard to clause (i), upon the applicable tenant having its lease affirmed in connection with a plan of reorganization and commencing the payment and performance of its obligations under such lease; and with respect to clauses (ii) through (vi), upon the applicable tenant resuming operations in accordance with the terms of its lease for a period of 60 days. In addition, a Tenant Trigger Event triggered by clauses (i) through (vi) will be cured upon the date on which the applicable tenant’s space has been leased to one or more replacement tenants acceptable to the lender; such replacement tenants are paying full, unabated rent, and are in occupancy of and utilizing their space; and all required tenant improvements required under such replacement tenant lease have been completed.

Property Management. The 150 Royall Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the 150 Royall Street Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 150 Royall Street Property; provided however, if the Terrorism Risk Insurance Program Reauthorization Act is discontinued or not renewed, the borrower will not be required to pay annual premiums in excess of two times the amount of a standalone all-risk poicy. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

[THIS PAGE INTENTIONALLY LEFT BLANK.]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

WPC SELF STORAGE PORTFOLIO VII

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

WPC SELF STORAGE PORTFOLIO VII

INDIANA
KENTUCKY
LOUISVILLE
Jeffersontown
New Albany
Clarksville
Jeffersonville
Downtown
Shively
Okolona
Fern Creek
Highview
Prospect
Anchorage
Middletown
Fairdale
Valley Station

CHICAGO
Waukegan
Lake Michigan
Algonquin
Palatine
Arlington Heights
Schaumburg
Elgin
Hoffman Estates
Des Plaines
Skokie
Wheaton
Elmhurst
Oak Park
Berwyn
Cicero
Mundelein
Buffalo Grove
Crystal Lake

NORTH LAS VEGAS
LAS VEGAS
Summerlin
Sunrise Manor
Winchester
Spring Valley
Paradise
Enterprise
HENDERSON

WPC Self Storage Portfolio VII	
1 Extra Space Louisville KY	Louisville, KY
2 Extra Space Las Vegas NV	Las Vegas, NV
3 CubeSmart Joan Panama City Beach FL	Panama City Beach, FL
4 CubeSmart Tallahassee FL	Tallahassee, FL
5 Extra Space Lady Lake FL	Lady Lake, FL
6 CubeSmart Crystal Lake IL	Crystal Lake, IL
7 CubeSmart Hutchinson Panama City Beach FL	Panama City Beach, FL
8 Extra Space Lilburn GA	Lilburn, GA
9 Extra Space Stockbridge GA	Stockbridge, GA

ALABAMA
GEORGIA
FLORIDA
TALLAHASSEE
JACKSONVILLE
Atlantic Ocean
Gulf of Mexico
Pensacola
Panama City
Gainesville
Ocala
Daytona Beach
ORLANDO
TAMPA
ST. PETERSBURG
Clearwater
Lakeland
Palm Bay
Melbourne
Port St. Lucie
Cape Coral
Ft. Myers
W. Palm Beach
MIAMI
Key West

ATLANTA
Marietta
Sandy Springs
Dunwoody
Lawrenceville
Smyrna
Mableton
Lilburn
Decatur
Redan
Douglasville
East Point
Jonesboro
Stockbridge
McDonough
Peachtree City
Hampton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

No. 4 – WPC Self Storage Portfolio VII

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$37,245,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$37,245,000			Location:	Various – See Table
% of Initial Pool Balance:	3.2%			Size:	650,686 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$57.24
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Corporate Property Associates 18 – Global Incorporated			Title Vesting:	Fee
Mortgage Rate:	4.300%			Property Manager(3):	Various
Note Date:	May 27, 2015			3rd Most Recent Occupancy (As of)(4):	NAV (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	80.7% (12/31/2013)
Maturity Date:	June 11, 2025			Most Recent Occupancy (As of)(4):	84.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(4):	88.3% (Various)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(5):	$3,059,624 (Various)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,613,336 (12/31/2014)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(5):	$3,760,875 (Various)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$5,789,282
Additional Debt Type:	NAP			U/W Expenses:	$2,407,887
				U/W NOI:	$3,381,395
				U/W NCF:	$3,249,081
				U/W NOI DSCR:	2.08x
Escrows and Reserves(2):				U/W NCF DSCR:	2.00x
				U/W NOI Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.7%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$57,350,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(6):	Various
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.9%
Amortization Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	64.9%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.
(3)	See “Property Management” section.
(4)	See “Historical Occupancy” section.
(5)	See “Cash Flow Analysis” section.
(6)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “WPC Self Storage Portfolio VII Mortgage Loan”) is evidenced by a single promissory note that is secured by first mortgages encumbering nine self storage properties located in five states (the “WPC Self Storage Portfolio VII Properties”). The WPC Self Storage Portfolio VII Mortgage Loan was originated on May 27, 2015 by Wells Fargo Bank, National Association. The WPC Self Storage Portfolio VII Mortgage Loan had an original principal balance of $37,245,000, has an outstanding principal balance as of the Cut-off Date of $37,245,000 and accrues interest at an interest rate of 4.300% per annum. The WPC Self Storage Portfolio VII Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the WPC Self Storage Portfolio VII Mortgage Loan. The WPC Self Storage Portfolio VII Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the WPC Self Storage Portfolio VII Mortgage Loan in whole or in part (see “Partial Release” section), on any day before March 11, 2025. In addition, the WPC Self Storage Portfolio VII Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

WPC SELF STORAGE PORTFOLIO VII

Sources and Uses

Sources			Uses
Original loan amount	$37,245,000	64.5%	Purchase price	$57,300,000	99.2%
Sponsor’s new cash contribution	20,511,503	35.5%	Closing costs	456,503	0.8
Total Sources	$57,756,503	100.0%	Total Uses	$57,756,503	100.0%

The Properties. The WPC Self Storage Portfolio VII Mortgage Loan is secured by the fee interest in a portfolio of nine self storage properties totaling 650,686 rentable square feet or 5,487 units (including 311 RV spots) and located in five states: Florida (4), Georgia (2), Nevada (1), Kentucky (1), and Illinois (1). The WPC Self Storage Portfolio VII Properties range in size from 32,358 square feet to 118,780 square feet and as of dates ranging from March 31, 2015, to April 22, 2015, the WPC Self Storage Portfolio VII Properties were 88.3% occupied.

The following table presents certain information relating to the WPC Self Storage Portfolio VII Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Extra Space – Louisville, KY	$6,607,250	17.7%	97.8%	1998/2008	103,497	$10,200,000	64.8%
Extra Space – Las Vegas, NV	$6,370,000	17.1%	93.4%	1996/NAP	74,045	$9,800,000	65.0%
CubeSmart – Panama City Beach, FL (Joan Avenue)	$6,175,000	16.6%	84.3%	1996/NAP	86,426	$9,500,000	65.0%
CubeSmart – Tallahassee, FL	$4,923,750	13.2%	75.1%	1999/NAP	118,780	$7,600,000	64.8%
Extra Space – Lady Lake, FL	$3,948,750	10.6%	88.6%	2010/NAP	68,750	$6,100,000	64.7%
CubeSmart – Crystal Lake, IL	$2,632,500	7.1%	85.4%	1976/NAP	58,157	$4,050,000	65.0%
CubeSmart – Panama City Beach, FL (Hutchinson Boulevard)	$2,622,750	7.0%	97.9%	1997/NAP	42,301	$4,000,000	65.6%
Extra Space – Lilburn, GA	$2,340,000	6.3%	90.8%	1988/NAP	66,372	$3,600,000	65.0%
Extra Space – Stockbridge, GA	$1,625,000	4.4%	91.8%	2003/NAP	32,358	$2,500,000	65.0%
Total/Weighted Average	$37,245,000	100.0%	88.3%		650,686	$57,350,000	64.9%

The following table presents historical occupancy percentages at the WPC Self Storage Portfolio VII Properties:

Historical Occupancy

12/31/2012	12/31/2013(1)	12/31/2014(1)	Various(2)
NAV	80.7%	84.0%	88.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. Current Occupancy is based on dates ranging from March 31, 2015 to April 22, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

WPC SELF STORAGE PORTFOLIO VII

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the WPC Self Storage Portfolio VII Properties:

Cash Flow Analysis

	Various (1)	2014	Various(2)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,815,783	$5,315,809	$5,444,327	$5,886,837	101.7%	$9.05
Grossed Up Vacant Space	0	0	0	819,612	14.1	1.26
Less Concessions	0	0	0	0	0.0	0.00
Other Income	233,654	332,393	349,050	349,050	6.0	0.54
Less Vacancy & Credit Loss	0	0	0	(1,266,217)(3)	(21.9)	(1.95)
Effective Gross Income	$5,049,437	$5,648,201	$5,793,377	$5,789,282	100.0%	$8.90

Total Operating Expenses	$1,989,813	$2,034,865	$2,032,503	$2,407,887	41.6%	3.70

Net Operating Income	$3,059,624	$3,613,336	$3,760,875	$3,381,395	58.4%	$5.20
Capital Expenditures	0	0	0	132,314	2.3	0.20
Net Cash Flow	$3,059,624	$3,613,336	$3,760,875	$3,249,081	56.1%	$4.99

NOI DSCR	1.88x	2.22x	2.31x	2.08x
NCF DSCR	1.88x	2.22x	2.31x	2.00x
NOI DY	8.2%	9.7%	10.1%	9.1%
NCF DY	8.2%	9.7%	10.1%	8.7%

(1)	The 2013 financials represent the year-end 2013 period for eight of the WPC Self Storage Portfolio VII Properties and the trailing 12-month period ending April 30, 2014 for one of the WPC Self Storage Portfolio VII Properties.
(2)	The most recent financials represent the trailing 12-month period ending January 31, 2015 for one of the WPC Self Storage Portfolio VII Properties, February 28, 2015 for one of the WPC Self Storage Portfolio VII Properties and March 31, 2015 for seven of the WPC Self Storage Portfolio VII Properties.
(3)	The underwritten economic vacancy is 18.9%. As of dates ranging from March 31, 2015 to April 22, 2015, the WPC Self Storage Portfolio VII Properties were 88.3% physically occupied.

Appraisal. As of the appraisal valuation dates ranging from April 1, 2015 to April 25, 2015, the WPC Self Storage Portfolio VII Properties had an aggregate “as-is” appraised value of $57,350,000.

Environmental Matters. According to Phase I environmental assessments dated December 31, 2014 through May 13, 2015, there was no evidence of any recognized environmental conditions at any of the WPC Self Storage Portfolio VII Properties.

The Borrowers. The borrower structure comprises eight separate Delaware limited liability companies, each of which is a single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the WPC Self Storage Portfolio VII Mortgage Loan. Corporate Property Associates 18 – Global Incorporated (“CPA 18”) is the guarantor of certain nonrecourse carveouts under the WPC Self Storage Portfolio VII Mortgage Loan.

The Sponsor. The sponsor is CPA 18, a non-traded real estate investment trust. CPA 18 is managed by W.P. Carey (NYSE:WPC), an investment management company that provides long-term sale-leaseback and build-to-suit financing for companies worldwide. As of March 31, 2015, W.P. Carey managed a global investment portfolio comprising 852 commercial properties totaling 89.2 million square feet with an average occupancy rate of 98.4%.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing and (ii) the borrower has provided the lender with timely proof of full payment. The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the WPC Self Storage Portfolio VII Properties are insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums. The loan documents do not require monthly reserves for replacement reserves except upon the occurrence and continuance of an event of default, when the borrower will be required to deposit $10,845 monthly into a replacement reserve escrow.

The WPC Self Storage Portfolio VII Mortgage Loan is also structured with an amortization reserve account. During an Amortization Deposit Period (as defined below), the borrower is required to make monthly deposits into the amortization reserve account, as outlined in the amortization schedule in the loan agreement. The scheduled payments outlined in the amortization schedule are equivalent to the hypothetical principal payments assuming the WPC Self Storage Portfolio VII Mortgage Loan had a 30-year amortization period (with the same 4.300% per annum interest rate).

An “Amortization Deposit Period” is defined as any period on or after July 11, 2020, commencing upon the net cash flow debt yield being less than 10.5% at the end of any calendar quarter and ending when the net cash flow debt yield is equal to or greater than 11.0% for one calendar quarter.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. Additionally, all revenues and other monies received by the borrower or property manager relating to the WPC Self Storage Portfolio VII Properties will be deposited into the lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

WPC SELF STORAGE PORTFOLIO VII

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the amortizing debt service coverage ratio (based on a 30-year amortization period) for the trailing 12-month period falling below 1.20x at the end of any calendar month. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. The WPC Self Storage Portfolio VII Properties are managed by Extra Space Management, Inc. and CubeSmart Asset Management, LLC.

Assumption. The borrower has a two-time right to transfer the WPC Self Storage Portfolio VII Properties in whole, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

The borrower also has a two-time right to transfer any individual property (provided that any given property can only be transferred once) along with the allocated loan amount of such a transferred property in the WPC Self Storage Portfolio VII Mortgage Loan (“Partial Assumption”), provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the portion of the WPC Self Storage Portfolio VII Mortgage Loan relating to the transferred property shall no longer be cross-collateralized and/or cross-defaulted with the remaining properties of the WPC Self Storage Portfolio VII Mortgage Loan; (ii) the loan-to-value ratio of both the property proposed to be transferred and the properties that would be remaining if such transfer occurred must be no greater than 65.0%; (iii) the amortizing debt service coverage ratio of both the property proposed to be transferred and the properties that would be remaining if such transfer occurred must be greater than 1.40x; and clauses (i) through (iii) outlined in the paragraph above.

Partial Release. Following the lockout period, the borrower is permitted to partially release any constituent properties in connection with a partial defeasance, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) partial defeasance of 125% of the released property’s allocated loan balance; (iii) the loan-to-value with respect to the remaining properties will be no greater than the lesser of 64.9% and the loan-to-value immediately prior to the release; (iv) the amortizing debt service coverage ratio (based on a 30-year amortization period) with respect to the remaining properties will be no less than the greater of the debt service coverage ratio at loan closing and the amortizing debt service coverage ratio immediately prior to the release; and (v) if required by the lender, receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Real Estate Substitution. The borrower may obtain a release of any individual WPC Self Storage Portfolio VII Properties from the lien of the mortgage in connection with a substitution of a different property subject to the satisfaction of certain conditions, including without limitation (i) no event of default has occurred and is continuing; (ii) the substituted property must have a current appraised value equal to or greater than that of the released property, and the loan-to-value of the properties remaining following the substitution must be no greater than the lesser of 64.9% and the loan-to-value immediately prior to the substitution; (iii) the substituted property shall be equal or superior to that of the release property as to physical condition, building use and quality, lease terms favorable to the borrower and market attributes as determined by the lender; (iv) the substituted property must have a debt service coverage ratio equal to or greater than the released property, and the trailing 12-month amortizing debt service coverage ratio for the properties remaining following the substitution must be no less than the greater of the debt service coverage ratio at loan closing and the debt service coverage ratio prior to the substitution; (v) the lender receives a legal opinion that the substitution satisfies REMIC requirements; and (vi) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the substitution will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the WPC Self Storage Portfolio VII Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the WPC Self Storage Portfolio VII Properties during the loan term. At the time of loan closing, the WPC Self Storage Portfolio Properties had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

[THIS PAGE INTENTIONALLY LEFT BLANK.]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

QUEENS’ MARKETPLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

QUEENS’ MARKETPLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

QUEENS’ MARKETPLACE

Samuel M. Spencer Beach Park
270
Kawaihae Rd.
19
Hilo 60 miles
Waikui
Mau'umae Beach
Mauna Kea Beach Hotel
Queen Ka'ahumanu Hwy.
Mauna Kea Golf Course
Waialea Bay
Hapuna Beach State Recr. Area
Pacific Ocean
Beach 69
Puako Bay
Puako Beach Dr.
Puako
The Fairmont Orchid
KaMilo at Mauna Lani Resort
Mauna Lani Bay Hotel & Bungalows
Hoohana St.
Makaiwa Bay
Kalahuipua'a Historic Park
The Shops at Mauna Lani
Mauna Lani Point
Mauna Lani Dr.
Kaniku Dr.
Honokaope Bay
WAIKOLOA
LAVA FLOW
Francis H. I'i Brown Golf Course
Buddha Point
Waikoloa Beach Resort Golf
Waikoloa Village Golf Club
Paniolo Greens Resort
Waikoloa Village Market
Waiulua Bay
Hilton Waikoloa Village
Waikoloa Beach Dr.
Kolea at Waikoloa Beach Resort
Waikoloa Rd.
Anaehoomalu Bay
Waikoloa Beach Marriott Resort & Spa
Queens' MarketPlace
69-201 Waikoloa Beach Drive
Waikoloa, HI 96738
Island of Hawaii
HAWAII COUNTY
Kona Intl. Airport 12 miles
Kauai
Kapaa
Lihue
Poipu
Niihau
Oahu
Kaneohe
HONOLULU
Molokai
Lahaina
Kahului
Lanai
Maui
Wailea
Waimea
Waikoloa
Kailua
Hawaii
Hilo
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

No. 5 – Queens’ MarketPlace

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$35,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$35,000,000			Location:	Waikoloa, HI
% of Initial Pool Balance:	3.0%			Size:	130,925 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$267.33
Borrower Name:	Queens’ Market, LLC			Year Built/Renovated:	2007/NAP
Sponsors:	Waikoloa Development Co.; Seligman & Associates, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.130%			Property Manager:	Self-managed
Note Date:	May 21, 2015			3rd Most Recent Occupancy (As of)(3):	57.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	62.3% (12/31/2013)
Maturity Date:	June 11, 2025			Most Recent Occupancy (As of)(3):	66.9% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(3):	66.1% (4/3/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(4):	$2,617,691 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$3,166,454 (12/31/2014)
Call Protection:	L(24),D(91),O(5)			Most Recent NOI (As of):	$3,156,655 (TTM 2/28/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes			U/W Revenues:	$7,144,696
Additional Debt Type(1):	Future Mezzanine			U/W Expenses:	$3,841,397
				U/W NOI:	$3,303,299
Escrows and Reserves(2):				U/W NCF:	$3,083,595
				U/W NOI DSCR:	2.25x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.10x
Taxes	$144,205(2)	$28,841(2)	NAP	U/W NOI Debt Yield:	9.4%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	8.8%
Replacement Reserves	$0	$1,637	NAP	As-Is Appraised Value:	$55,500,000
TI/LC Reserve	$0	$9,275(2)	$334,000(2)	As-Is Appraisal Valuation Date:	April 1, 2015
Rent Concession Reserve	$164,280	$0	NAP	Cut-off Date LTV Ratio:	63.1%
Outstanding TI/LC Reserve	$688,807	$0	NAP	LTV Ratio at Maturity or ARD:	63.1%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	Historical and Current Occupancy excludes 14,205 square feet (10.8% of net rentable area) leased to a borrower-related entity through April 2021, which is currently vacant. Inclusive of the borrower-related lease, Current Occupancy was 77.0% as of April 3, 2015. See “The Property” and “Cash Flow Analysis” sections.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Queens’ MarketPlace Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Waikoloa, Hawaii (the “Queens’ MarketPlace Property”). The Queens’ MarketPlace Mortgage Loan was originated on May 21, 2015 by Wells Fargo Bank, National Association. The Queens’ MarketPlace Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and accrues interest at an interest rate of 4.130% per annum. The Queens’ MarketPlace Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Queens’ MarketPlace Mortgage Loan. The Queens’ MarketPlace Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Queens’ MarketPlace Mortgage Loan in whole, but not in part, on any date before February 11, 2025. In addition, the Queens’ MarketPlace Mortgage Loan is prepayable without penalty on or after February 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

QUEENS’ MARKETPLACE

Sources and Uses

Sources			Uses
Original loan amount	$35,000,000	100.0%	Loan payoff	$18,997,437	54.3%
			Reserves	997,292	2.8
			Closing costs	223,202	0.6
			Return of equity	14,782,069	42.2
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

The Property. The Queens’ MarketPlace Property comprises a two-story, open-air shopping center totaling 130,925 square feet of rentable area that was constructed in 2007 on 29.2-acres and is located in Waikoloa, Hawaii (on “The Big Island” of Hawaii). The Queens’ MarketPlace Property is located along the Kohala Coast on the west side of The Big Island, within the Waikoloa Beach Resort, approximately 18.0 miles northwest of the Kona International Airport. The Waikoloa Beach Resort is a 1,150-acre resort community that has over 3,400 hotel rooms and luxury residential units. The Queens’ MarketPlace Property features a plaza area with a gazebo, exterior dining patios, seating areas throughout, a Koi pond and fountain with a bridge, and tropical, landscaped areas. Further, the 10.8-acre, 5,000-seat, open-air Waikoloa Bowl amphitheater was completed in 2008 and is part of the collateral for the Queens’ MarketPlace Mortgage Loan (however no income or value was attributed to this parcel or improvements – see “Free Release” section). The Waikoloa Bowl presents local Hawaiian music concerts, hula shows and big name bands and artists that provide a significant draw to the Queens’ MarketPlace Property.

The Queens’ MarketPlace Property features 10 buildings and was originally developed by the borrower in 2007 at an estimated cost of $66.4 million. As a result of the economic downturn, a portion of the initial construction loan for the Queens’ MarketPlace Property was forgiven, resulting in a discounted payoff. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus. The Queens’ MarketPlace Property is anchored by Island Gourmet Markets (18.0% of net rentable area), a Hawaiian-based grocery store offering fresh local and organic produce, seafood and numerous other offerings. Island Gourmet Markets generated sales of approximately $22.2 million ($938 per square foot) as of the trailing 12-month period ending February 2015, a 4.2% increase over 2013 levels. The remainder of the in-line tenancy is comprised of three restaurants and national and local retailers. Reporting in-line tenants (totaling 41.7% of net rentable area) generated sales of approximately $32.4 million as of the trailing 12-month period ending February 2015, or $593 per square foot. Including Island Gourmet Markets, the Queens’ MarketPlace Property generated total sales of approximately $54.6 million, or $697 per square foot as of the trailing-twelve months February 2015. The Queens’ MarketPlace Property contains 553 surface parking spaces, resulting in a parking ratio of 4.2 spaces per 1,000 square feet of rentable area. The Queens’ MarketPlace Property features 14,205 square feet (10.8% of net rentable area) of space referred to as “The Studio”, which is leased to a borrower related entity through April 2021, and base rent and reimbursements are not required to be paid. The space was originally intended to be a museum/studio space for music, film and the cultural arts, but with the onset of the recession as construction at the Queens’ MarketPlace Property was completed, the space was never built out. The Studio is currently used for additional storage and as a staging area for special events. Underwriting does not include any rent or reimbursements for this space; however there is a letter of intent from a theater tenant to lease 9,761 square feet of The Studio space (see “Cash Flow Analysis” section). As of April 3, 2015, the Queens’ MarketPlace Property was 66.1% occupied (and 77.0% leased including The Studio) by 47 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

QUEENS’ MARKETPLACE

The following table presents certain information relating to the tenancy at the Queens’ MarketPlace Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenant
Island Gourmet Markets	NR/NR/NR	23,627	18.0%	$33.38	$788,761	19.9%	$938	7.8%	4/30/2021(3)
Total Anchor Tenant		23,627	18.0%	$33.38	$788,761	19.9%

Major Tenants
Sansei Seafood	NR/NR/NR	6,263	4.8%	$72.60	$454,694	11.4%	$572	13.0%	4/30/2018(4)
Quiksilver	NR/NR/NR	4,392	3.4%	$82.75	$363,456	9.1%	$384	29.1%	4/30/2021
Romano’s Macaroni Grill	NR/NR/NR	6,196	4.7%	$32.52	$201,467	5.1%	$724	6.7%	11/30/2018
Daylight Mind Cafe(5)	NR/NR/NR	3,079	2.4%	$48.00	$147,792	3.7%	NAV	NAV	12/31/2025
Lemongrass Express Bistro	NR/NR/NR	817	0.6%	$140.24	$114,577	2.9%	$1,112	13.0%	1/31/2018
Total Major Tenants		20,747	15.8%	$61.79	$1,281,986	32.3%

Non-Major Tenants(6)		42,231	32.3%	$45.05(6)	$1,902,707	47.9%

Occupied Collateral Total(6)		86,605	66.1%	$45.88(6)	$3,973,454	100.0%

Vacant Space(7)		44,320	33.9%

Collateral Total		130,925	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through January 2016 totaling $108,912.
(2)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending February 28, 2015.
(3)	Island Gourmet Markets has one, 10-year lease renewal option.
(4)	Sansei Seafood has the right to terminate its lease in the event gross sales are less than $3,000,000 during the 12-month period ending October 2016. Current gross sales for Sansei Seafood are $3.6 million.
(5)	Daylight Mind Cafe is currently building out its space and is not yet in occupancy or paying rent. The estimated opening date and rent commencement date is October 2015. A reserve has been taken for all gap rent and outstanding tenant improvement and leasing commission obligations.
(6)	The Non-Major Tenants and the Occupied Collateral Total square footage includes 7,780 square feet of occupied space for which no rent was underwritten, as three of the tenants pay percentage rent in-lieu of base rent and one space is utilized as storage space. Excluding this space, the Non-Major Tenant Annual U/W Base Rent PSF and Occupied Collateral Total Annual U/W Base Rent PSF are $52.23 and $50.41, respectively.
(7)	Vacant space includes The Studio, a 14,205 square foot (10.8% of net rentable area) space leased to a borrower-related entity through April 2021, which is currently unoccupied. See “The Property” and “Cash Flow Analysis” sections.

The following table presents certain information relating to the historical sales and occupancy costs at the Queens’ MarketPlace Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2013	2014	TTM 2/28/2015	Current Occupancy Cost
Island Gourmet Markets	$901	$940	$938	7.8%

Total Comparable In-line	$589	$599	$595	17.0%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Tenants who are not required to report sales or have not reported sales for all three reporting periods have been excluded from the chart above. Current Occupancy Cost is based on sales for the trailing 12-month period ending February 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

QUEENS’ MARKETPLACE

The following table presents certain information relating to the lease rollover schedule at the Queens’ MarketPlace Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	2,872	2.2%	2,872	2.2%	$39,666	$13.81
2015	2	1,840	1.4%	4,712	3.6%	$87,360	$47.48
2016	6	5,965	4.6%	10,677	8.2%	$308,329	$51.69
2017	17	14,791	11.3%	25,468	19.5%	$985,717	$66.64
2018	9(4)	22,523	17.2%	47,991	36.7%	$983,596	$43.67
2019	3	2,114	1.6%	50,105	38.3%	$121,964	$57.69
2020	1	1,610	1.2%	51,715	39.5%	$73,973	$45.95
2021	3(4)	29,233	22.3%	80,948	61.8%	$1,225,057	$41.91
2022	0	0	0.0%	80,948	61.8%	$0	$0.00
2023	1(4)	1,213	0.9%	82,161	62.8%	$0	$0.00
2024	1(4)	1,365	1.0%	83,526	63.8%	$0	$0.00
2025	1	3,079	2.4%	86,605	66.1%	$147,792	$48.00
Thereafter	0	0	0.0%	86,605	66.1%	$0	$0.00
Vacant(5)	0	44,320	33.9%	130,925	100.0%	$0	$0.00
Total/Weighted Average	47	130,925	100.0%			$3,973,454	$45.88(6)

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	Includes expiring tenants who pay percentage rent in-lieu of base rent.
(5)	Vacant space includes The Studio, the 14,205 square feet (10.8% of net rentable area) space leased to the borrower through April 2021 but currently unoccupied. See “The Property” and “Cash Flow Analysis” sections.
(6)	The Total/Weighted Average Annual U/W Base Rent PSF includes 7,780 square feet of occupied space for which no rent was underwritten, as three of the tenants pay percentage rent in-lieu of base rent and one is storage space. Excluding this space, the Total/Weighted Average Annual U/W Base Rent PSF is $50.41.

The following table presents historical occupancy percentages at the Queens’ MarketPlace Property:

Historical Occupancy(1)

12/31/2012(2)	12/31/2013(2)	12/31/2014(2)	4/3/2015(3)
57.2%	62.3%	66.9%	66.1%

(1)	Historical and Current Occupancy excludes The Studio (14,205 square feet; 10.8% of net rentable area) leased to a borrower-related entity through April 2021, which is currently vacant. See “The Property” and “Cash Flow Analysis” sections.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll. The Queens’ MarketPlace Property was 77.0% leased including The Studio as of April 3, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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QUEENS’ MARKETPLACE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Queens’ MarketPlace Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014(1)	TTM 2/28/2015	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,301,326	$3,427,253	$3,834,955	$3,884,622	$3,973,454(3)	55.6%	$30.35
Grossed Up Vacant Space	0	0	0	0	1,377,897	19.3	10.52
Percentage Rent	286,415	423,748	561,947	544,965	446,841	6.3	3.41
Total Reimbursables	1,944,535	2,211,575	2,534,310	2,573,133	2,696,160	37.7	20.59
Other Income	294,320	309,318	266,635	270,728	28,241	0.4	0.22
Less Vacancy & Credit Loss	0	17,150	(232,759)(4)	(232,759)(4)	(1,377,897)(5)	(19.3)	(10.52)
Effective Gross Income	$5,826,596	$6,389,044	$6,965,088	$7,040,689	$7,144,696	100.0%	$54.57

Total Operating Expenses	$3,617,818	$3,771,353	$3,798,634	$3,884,034	$3,841,397	53.8%	$29.34

Net Operating Income	$2,208,778	$2,617,691	$3,166,454	$3,156,655	$3,303,299	46.2%	$25.23
TI/LC	0	0	0	0	193,519	2.7	1.48
Capital Expenditures	0	0	0	0	26,185	0.4	0.20
Net Cash Flow	$2,208,778	$2,617,691	$3,166,454	$3,156,655	$3,083,595	43.2%	$23.55

NOI DSCR	1.50x	1.78x	2.15x	2.15x	2.25x
NCF DSCR	1.50x	1.78x	2.15x	2.15x	2.10x
NOI DY	6.3%	7.5%	9.0%	9.0%	9.4%
NCF DY	6.3%	7.5%	9.0%	9.0%	8.8%

(1)	The increase in Effective Gross Income and Net Operating Income from 2012 through 2014 was due to continued new leasing activity as the Queens’ MarketPlace Property stabilized after the recession.
(2)	The Queens’ MarketPlace Property features 14,205 square feet (10.8% of net rentable area) of space referred to as “The Studio”, which is leased to a borrower-related entity through April 2021, and base rent and reimbursements are not required to be paid and, therefore, were not underwritten. There is an executed letter of intent (“LOI”) from a theater tenant to lease most of The Studio space (9,761 square feet; 7.4% of net rentable area). Also, there is an LOI from Long’s Drugs to lease 10,400 square feet (7.9% of net rentable area). If both of these LOIs ultimately become signed leases, occupancy will increase to 81.5% and the NCF DSCR and DY will increase to 2.64x and 11.1%, respectively.
(3)	U/W Base Rent includes contractual rent steps through January 2016 totaling $108,912.
(4)	Historical Vacancy and Credit Loss represents bad debt expenses related to two delinquent tenants that have been marked as vacant in the underwritten net cash flow.
(5)	The underwritten economic vacancy is 25.7%. The Queens’ MarketPlace Property was 77.0% leased and 66.1% physically occupied as of April 3, 2015.

Appraisal. As of the appraisal valuation date of April 1, 2015, the Queens’ MarketPlace Property had an “as-is” appraised value of $55,500,000. Also, the appraiser concluded to an “as-stabilized” value of $67,400,000 as of July 1, 2017 assuming a 94.0% occupancy.

Environmental Matters. According to a Phase I environmental assessment dated April 3, 2015, there was no evidence of any recognized environmental conditions at the Queens’ MarketPlace Property.

Market Overview and Competition. The Queens’ MarketPlace Property is located in Waikoloa, Hawaii, also known as “The Big Island”, along the Kohala Coast within the Waikoloa Beach Resort. The Queens’ MarketPlace Property is located approximately 18.0 miles northwest of the Kona International Airport, the only airport on The Big Island. The Waikoloa Beach Resort is a 1,150 acre resort community with over 3,400 hotel rooms and luxury residential units, including the Hilton Waikoloa Village and the Marriott Waikoloa Beach Resort & Spa, which make up 1,796 hotel rooms combined. The Waikoloa Beach Resort generated approximately 2.1 million annual visitor days in 2014. Amenities within the resort include 36 holes of championship golf, two full-service spas, a day spa, an interactive dolphin program, ocean sports and a variety of restaurants, boutiques and galleries. In addition to the Queens’ MarketPlace Property, the Waikoloa Beach Resort features the complimentary retail center King’s Shops (located directly northwest across Waikoloa Beach Drive), which offers a collection of luxury brand stores such as Louis Vuitton, Tiffany & Co., Coach, Tommy Bahama and Michael Kors along with high-end boutique stores, fine art galleries and a Macy’s. As of the trailing 12-month period ending July 2014, 28 in-line tenants at King’s Shops reported $35.1 million in sales ($750 per square foot), resulting in a weighted average occupancy cost of 13.8%. In addition to the Waikoloa Beach Resort, the Kohala Coast is home to several luxury resorts including The Fairmont Orchid, the Four Seasons Hualalai at Historic Ka’upulehu, Mauna Kea Beach Hotel and the Mauna Lani Bay Hotel within Mauna Lani Resort. Due to the lack of available developable sites, deed restrictions, high construction costs and the rugged terrain of the volcanic islands along the Kohala Coast, there are significant barriers to entry and limited opportunities for new development in the immediate area.

The Big Island was ranked fourth on a major travel publication’s list of World’s Best/Top Islands, and was ranked eighth on another travel publication’s “Destination on the Rise” in the United States. The Big Island attracts the third most tourists of the Hawaiian Islands, with an estimated 1.5 million visitors spending approximately $1.9 billion in 2014, a 5.6% increase over spending in 2013. The number of airline seats traveling to Kona also increased by 11.7% from 2013 to 686,553. According to a third-party market research report, the Queens’ MarketPlace Property is located within the Hawaii County submarket, which covers most of The Big Island, within the Hawaii retail market. As of fourth quarter 2014, the Hawaii county submarket reported a total inventory of 15.3 million square feet (10.8% of the total state inventory) with a 3.9% vacancy rate. The Hawaii County submarket has averaged a 3.9% vacancy rate since 2007. As of fourth quarter 2014, the Hawaii County submarket had an average asking rental rate of $25.32 per square foot, triple-net, up 11.6% from the prior year. The appraiser concluded to the following market rents for select spaces at the Queens’ MarketPlace Property, all on a triple-net basis: $39.00 per square foot for the grocery anchor; $48.00 per square foot for large restaurant space; $60.00 per square foot for shop space less than 1,000 square feet and $42.00 per square foot for shop space greater than 1,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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QUEENS’ MARKETPLACE

The following table presents certain information relating to some comparable retail properties for the Queens’ MarketPlace Property:

Competitive Set(1)

	Queens’ MarketPlace (Subject)	The King’s Shops	Shops at Mauna Kani	Waikoloa Highlands	Waimea Center	Parker Ranch
Location	Waikoloa, HI	Waikoloa, HI	Mauna Lani, HI	Waikoloa Village, HI	Kamuela, HI	Kamuela, HI
Distance from Subject	--	0.3 miles	4.1 miles	7.1 miles	19.8 miles	19.6 miles
Property Type	Community Center	Neighborhood Center	Specialty Center	Neighborhood Center	Neighborhood Center	Neighborhood Center
Year Built/Renovated	2007/NAP	1991/2001	2005-2007/NAP	1990/NAP	1989/NAP	1968/2008
Significant Tenants	Island Gourmet Markets, Romano’s Macaroni Grill, Sansei Seafood	Macy’s, Roys	Foodland Farms, Tommy Bahamas, Ruth’s Chris Steakhouse	Waikoloa Village Market	KTA Superstore	Foodland
Total GLA	130,925 SF	75,000 SF	77,800 SF	73,524 SF	73,345 SF	150,549 SF
Total Occupancy	66%(2)	99%	94%	75%	100%	85%

(1)	Information obtained from the appraisal.
(2)	The Queens’ MarketPlace Property was 66.1% occupied (and 77.0% leased including The Studio) as of April 3, 2015.

The Borrower. The borrower is Queens’ Market, LLC a Nevada limited liability company which is a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Queens’ MarketPlace Mortgage Loan. Waikoloa Development Co. and Seligman & Associates, Inc. are the guarantors of certain nonrecourse carveouts under the Queens’ MarketPlace Mortgage Loan.

The Sponsors. The sponsors are Waikoloa Development Co. and Seligman & Associates, Inc. Waikoloa Development Co. is the successor a partnership between Transcontinental Corporation of Santa Barbara and the Bass family, the original master developers of Waikoloa (including the Waikoloa Beach Resort). The four Bass brothers - Sid, Edward, Robert and Lee - control the family’s investments and Robert started an investment company called Oak Hill in the early 1990s, which now has more than $35.0 billion in assets under management. Transcontinental Corporation is a privately held company headquartered in Santa Barbara, California. Some of its better known projects include Lake Las Vegas, a 3,600-acre resort near Las Vegas, Nevada; McCormick Ranch, a 3,100-acre master-planned community in Scottsdale, Arizona; Lake Arrowhead, a large project near Los Angeles; and Las Campanas, a 4,700-acre community in Santa Fe, New Mexico. The Bass brothers and Transcontinental Corporation disclosed one prior bankruptcy, one loan default and one lawsuit with a prior lender. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Scott Seligman is the chairman and chief executive officer of Seligman & Associates, Inc (“Seligman & Associates”), a real estate owner and operator of commercial and residential properties throughout the western United States, with a primary focus in Hawaii, Michigan, California, Nevada, Texas and Arizona. Currently, Seligman & Associates owns (directly or indirectly) 1.0 million square feet of retail, 2.0 million square feet of office and 817 multifamily units. Seligman & Associates also owns the adjacent King’s Shops and Queen Ka’ahumanu Center in Kahului on Maui, among other retail properties. Seligman & Associates and Scott Seligman disclosed two prior deed-in-lieu foreclosures, two prior loan modifications and one prior bankruptcy (over 30 years ago). See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves of $144,205 for taxes, $164,280 for rent concessions for Daylight Mind Cafe and $688,807 for outstanding tenant improvements and leasing commissions (“TI/LCs”) ($533,947 for Daylight Mind Cafe and $154,860 for Quiksilver). Ongoing monthly reserves are required in an amount equal to $28,841 for taxes (during any period in which the net cash flow debt yield is less than 9.0%), $1,637 for replacement reserves and $9,275 for general TI/LCs (subject to a cap of $334,000, with the following variations: (i) if the amortizing debt service coverage ratio (based on a hypothetical 30-year amortizing schedule) is between 1.20x and 1.75x, the monthly TI/LC deposit will increase to $16,365, provided that the amount then on deposit in the TI/LC reserve is less than a cap of $1.2 million and (ii) if the amortizing debt service coverage ratio is less than 1.20x, the monthly TI/LC deposit will be $16,365 with no cap). The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the Queens’ MarketPlace Property is insured via an acceptable blanket insurance policy; (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due; and (iv) the net cash flow debt yield is greater than 9.0%.

Lockbox and Cash Management. Upon the occurrence of a Deposit Account Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and cause all rents to be deposited directly into such lockbox account. During a Deposit Account Event Period, and prior to a Cash Trap Event Period (as defined below), funds on deposit in the lockbox account are distributed to the borrower. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Deposit Account Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.15x at the end of any calendar month. A Deposit Account Event Period will expire with regard to clause (i), upon the cure of such event of default. There is no cure for a Deposit Account Event Period arising under clause (ii) above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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QUEENS’ MARKETPLACE

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x. A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Queens’ MarketPlace Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Queens’ MarketPlace Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Free Release. The borrower is permitted to obtain the release of the parcel improved with the Waikoloa Bowl from the lien of the mortgage, subject to the satisfaction of certain conditions contained in the loan agreement, including but not limited to (i) evidence that the release parcel has been legally subdivided and that the remaining Queens’ MarketPlace Property will constitute one or more separate legal tax lot(s); (ii) evidence that the remaining Queens’ MarketPlace Property will be in compliance with all applicable legal and zoning requirements; and (iii) the loan to value ratio for the remaining Queens’ MarketPlace is in compliance with all REMIC requirements. No value was attributed to this parcel in the appraisal.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, a direct or indirect owner of the borrower has the right to incur mezzanine financing subject to the satisfaction of certain conditions, including but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, KBRA and Moody’s; (ii) the combined loan-to-value ratio is not greater than 75.0%; (iii) the combined net cash flow debt yield is not less than 7.5%; (iv) the borrower will establish a hard lockbox and direct all tenants to make rental payments directly into the lockbox account and (v) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Queens’ MarketPlace Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. A seismic report dated April 4, 2015 determined that the probable maximum loss at the Queens’ MarketPlace Property was 6.0%. Earthquake insurance is not required.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Queens’ MarketPlace Property during the loan term. At the time of loan closing, the Queens’ MarketPlace Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

EL SOL BRILLANTE AND LAGUNA DEL SOL APARTMENTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EL SOL BRILLANTE AND LAGUNA DEL SOL APARTMENTS

El Sol Brillante and Laguna Del Sol Apartments
1 Laguna Del Sol Apartments Houston, TX
2 El Sol Brillante Apartments Houston, TX
HOUSTON
Katy
Katy Frwy
Katy Mills
Cinco Ranch
LaCenterra at Cinco Ranch
Great Southwest Equestrian Ctr.
George Bush Park
Mission Bend
Four Corners
FORT BEND COUNTY
HARRIS COUNTY
Sugar Land
Sugar Land Regional Airport
Stafford
Meadows Place
Alief
Sharpstown
Braeburn
Gulfton
Bellaire
Uptown
Westchase
Westside
Energy Corridor
Northwest Houston
Copperfield
Jersey Village
North Houston
Fairbanks
Hilshire Village
Bunker Hill Village
Hunters Creek Village
Piney Point Village
Southwest Houston
Fondren Gardens
Pecan Grove
Richmond
New Territory
West Houston Airport
Bear Creek Park
Bear Creek GC
Houston National Golf Club
North Cypress Medical Center
Sam Houston Race Park
Willowbrook Mall
George Bush Intctl. Airport 12 miles
Downtown Houston 10 miles
Westpark Tollway
Grand Pkwy
Sam Houston Pkwy
Bellaire Blvd
Westheimer Rd
Westpark Dr
Briar Forest Dr
Memorial Dr
Clay Rd
Morton Rd
Tidwell Rd
Little York Rd
Spencer Rd
West Rd
NW Frwy
SW Frwy
Addicks-Howell Rd
Eldridge Pkwy
Dairy Ashford St
Kirkwood Rd
Wilcrest Dr
Gessner Dr
Beechnut St
Bissonnet St
Canal Rd
Harlem Rd
Mason Rd
Fry Rd
Peek Rd
Westgreen Blvd
Kingsland Blvd
Franz Rd
Westchase Shopping Center
West Oaks Mall
Memorial City Mall
City Centre
PlazAmericas Shopping Ctr.
Houston Baptist University
Texas Children's Hospital-West Campus
Houston Comm. College - Katy Campus
Crossing at Fry Road
Shops at Bella Terra
The Fountains Shopping Ctr.
Sugar Land Town Square
First Colony Commons
First Colony Mall
The Market at Town Center
Meadow Brook Golf Course
Club at Falcon Point
Pine Crest Country Club
Braeburn Country Club
Houstonian Country Club
Pecan Grove Country Club
Willowisp Country Club
George Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

No. 6 – El Sol Brillante and Laguna Del Sol Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$28,750,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$28,750,000			Location:	Houston, TX
% of Initial Pool Balance:	2.4%			Size:	792 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit:	$36,301
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Arun Verma			Title Vesting:	Fee
Mortgage Rate:	4.300%			Property Manager:	Self-managed
Note Date:	April 30, 2015			3rd Most Recent Occupancy (As of)(4):	46.9% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	68.5% (12/31/2013)
Maturity Date:	May 6, 2025			Most Recent Occupancy (As of)(4):	88.2% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of)(5):	93.7% Various
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(6):	$961,437 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(6):	$2,818,454 (12/31/2014)
Call Protection:	L(24), GRTR 1% or YM(92), O(4)			Most Recent NOI (As of):	$3,243,404 (TTM 3/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(2):	Yes			U/W Revenues:	$6,319,448
Additional Debt Type(2):	Future Mezzanine			U/W Expenses:	$3,240,610
				U/W NOI:	$3,078,838
				U/W NCF:	$2,868,574
Escrows and Reserves(3):				U/W NOI DSCR:	1.80x
				U/W NCF DSCR:	1.68x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.7%
Taxes	$142,305	$27,106	NAP	U/W NCF Debt Yield:	10.0%
Insurance	$83,405	$26,478	NAP	As-Is Appraised Value:	$39,310,000
Replacement Reserves	$0	$17,522	NAP	As-Is Appraisal Valuation Date:	April 7, 2015
Deferred Maintenance	$34,300	$0	NAP	Cut-off Date LTV Ratio:	73.1%
Existing Casualty Reserve	$854,695	$0	NAP	LTV Ratio at Maturity or ARD:	66.7%

(1)	See “Borrowers” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “Historical Occupancy” section.
(5)	The Current Occupancy for the El Sol Brillante Property is as of April 23, 2015 and for the Laguna Del Sol Property is as of April 22, 2015.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two garden-style multifamily properties located in Houston, Texas (the “El Sol Brillante and Laguna Del Sol Apartments Properties”). The El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan was originated on April 30, 2015 by Rialto Mortgage Finance, LLC. The El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan had an original principal balance of $28,750,000, has an outstanding principal balance as of the Cut-off Date of $28,750,000 and accrues interest at an interest rate of 4.300% per annum. The El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan matures on May 6, 2025.

Following the lockout period, the borrowers have the right to prepay the El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan in whole, but not in part, provided that the borrowers pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid, on any date prior to February 6, 2025. In addition, the El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan is prepayable without penalty on or after February 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EL SOL BRILLANTE AND LAGUNA DEL SOL APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$28,750,000	75.3%	Purchase price	$36,800,000	96.4%
Sponsor's new cash contribution	$9,435,524	24.7	Reserves	1,114,705	2.9
			Closing costs	270,819	0.7
Total Sources	$38,185,524	100.0%	Total Uses	$38,185,524	100.0%

The Property. The El Sol Brillante and Laguna Del Sol Apartments Properties consist of two garden-style multifamily properties (the “El Sol Brillante Property” and the “Laguna Del Sol Property”, respectively) totaling 792 units and situated on approximately 23.0 acres in Houston, Texas. The El Sol Brillante and Laguna Del Sol Apartments Properties are located adjacent to one another along Sierra Blanca Drive in Houston, Texas, approximately 20.1 miles west of the Houston central business district. As of April 2015, the El Sol Brillante and Laguna Del Sol Apartments Properties were 93.7% occupied.

The following table presents certain information relating to the El Sol Brillante and Laguna Del Sol Apartments Properties:

Property Name	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Units	Appraised Value	Allocated LTV
Laguna Del Sol Apartments	$14,868,672	51.7%	91.8%	1983/2015	400	$20,330,000	73.1%
El Sol Brillante Apartments	$13,881,328	48.3%	95.7%	1981/2015	392	$18,980,000	73.1%
Total / Weighted Average	$28,750,000	100.0%	93.7%		792	$39,310,000	73.1%

Laguna Del Sol Apartments

The Laguna Del Sol Property is a 400-unit, garden-style apartment complex consisting of 35, two and three-story residential buildings. The improvements were constructed in 1983, renovated in 2015, and are situated on 11.5 acres. The Laguna Del Sol Property amenities include two outdoor swimming pools, a picnic area, a playground, a dog-park, and two laundry facilities. Unit amenities include electric ranges/ovens with vent-hood, garbage disposal, dishwasher, formica countertops, and vinyl tile flooring in the kitchen. All units include washer/dryer connections and a private patio or balcony area with an exterior storage room. The Laguna Del Sol Property has 627 surface parking spaces, reflecting a parking ratio of 1.6 spaces per unit. As of April 22, 2015, the Laguna Del Sol Property was 91.8% occupied.

El Sol Brillante Apartments

The El Sol Brillante Property is a 392-unit, garden-style apartment complex consisting of 33, two- and three-story residential buildings. The improvements were constructed in 1981, renovated in 2015, and are situated on 11.5 acres. The El Sol Brillante Property amenities include three outdoor swimming pools, a picnic area, a playground, a dog-park, and three laundry facilities. Unit amenities include electric ranges/ovens with vent-hood, garbage disposal, dishwasher, formica countertops, and vinyl tile flooring in the kitchen. All units include washer/dryer connections and a private patio or balcony area with an exterior storage room. The El Sol Brillante Property has 627 surface parking spaces, reflecting a parking ratio of 1.6 spaces per unit. As of April 23, 2015, the El Sol Brillante Property was 95.7% occupied.

The following table presents certain information relating to the unit mix of the El Sol Brillante and Laguna Del Sol Apartments Properties:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average UW Monthly Rent per Unit
1 Bedroom/1 Bath (El Sol Brilliante)	244	30.8%	657	$640
2 Bedroom/1.5 Bath (El Sol Brillante)	60	7.6%	850	$820
2 Bedroom/2 Bath (El Sol Brillante)	88	11.1%	910	$852
1 Bedroom/1 Bath (Laguna Del Sol)	184	23.2%	643	$629
2 Bedroom/2 Bath (Laguna Del Sol)	192	24.2%	881	$831
3 Bedroom/2 Bath (Laguna Del Sol)	24	3.0%	1,133	$1,093
Total/Weighted Average	792	100.0%	765	$735
(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EL SOL BRILLANTE AND LAGUNA DEL SOL APARTMENTS

The following table presents historical occupancy percentages at the El Sol Brillante and Laguna Del Sol Apartments Properties:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	Various(3)
46.9%	68.5%	88.2%	93.7%

(1)	Information obtained from the borrowers.
(2)	The El Sol Brillante and Laguna Del Sol Apartments Properties were purchased out of foreclosure by the prior owners in 2011. At the time, the properties had significant deferred maintenance issues with approximately 126 down units and occupancy was below 50.0%. According to the borrowers, the prior owners spent approximately $9.5 million between July 2011 and March 2015 to renovate the properties and bring all down units back online.
(3)	Information obtained from the underwritten rent roll. The Current Occupancy for the El Sol Brillante Property is as of April 23, 2015 and for the Laguna Del Sol Property is as of April 22, 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the El Sol Brillante and Laguna Del Sol Apartments Properties:

Cash Flow Analysis

	2013(1)	2014(1)	TTM 3/31/2015(1)	U/W		% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$4,981,322	$5,856,376	$6,237,225	$6,528,372		103.3%	$8,243
Grossed Up Vacant Space	0	0	0	483,048		7.6	610
Concessions	(266,274)	(161,441)	(163,297)	(183,762)		(2.9)	(232)
Other Income	384,178	567,614	589,833	590,000		9.3	745
Less Vacancy & Credit Loss	(1,191,960)	(647,668)	(682,846)	(1,098,210	)(2)	(17.4)	(1,387)

Effective Gross Income	$3,907,266	$5,614,881	$5,980,915	$6,319,449		100.0%	$7,979

Total Operating Expenses	$2,945,829	$2,796,427	$2,737,511	$3,240,610		51.3%	$4,092

Net Operating Income	$961,437	$2,818,454	$3,243,404	$3,078,838		48.7%	$3,887
Capital Expenditures	0	0	0	210,264		3.3	265
Net Cash Flow	$961,437	$2,818,454	$3,243,404	$2,868,574		45.4%	$3,622

NOI DSCR	0.56x	1.65x	1.90x	1.80x
NCF DSCR	0.56x	1.65x	1.90x	1.68x
NOI DY	3.3%	9.8%	11.3%	10.7%
NCF DY	3.3%	9.8%	11.3%	10.0%

(1)	The El Sol Brillante and Laguna Del Sol Apartments Properties were purchased out of foreclosure by the prior owners in 2011. At the time, the properties had significant deferred maintenance issues with approximately 126 down units and occupancy was below 50.0%. According to the borrowers, the prior owners spent approximately $9.5 million between July 2011 and March 2015 to renovate the properties and bring all down units back online.
(2)	The underwritten economic vacancy is 18.3%. The El Sol Brillante and Laguna Del Sol Apartments Properties were 93.7% occupied as of April 2015.

Appraisal. As of the appraisal valuation date of April 7, 2015, the El Sol Brillante and Laguna Del Sol Apartments Properties had an aggregate “as-is” appraised value of $39,310,000.

Environmental Matters. According to a Phase I environmental assessment dated April 20, 2015, there was no evidence of any recognized environmental conditions at the El Sol Brillante and Laguna Del Sol Apartments Properties.

Market Overview and Competition. The El Sol Brillante and Laguna Del Sol Apartments Properties are located in Houston, Texas, approximately 20.1 miles west of the Houston central business district. Access is available from all parts of the Houston metropolitan area via the Sam Houston Tollway, the Katy Freeway, and the Westpark Tollway (located immediately north of the El Sol Brillante and Laguna Del Sol Apartments Properties). Westheimer Road, the primary local thoroughfare, is located north of Westpark Tollway, and essentially runs parallel to the Westpark Tollway, and the terminus is approximately 3.7 miles west of the El Sol Brillante and Laguna Del Sol Apartments Properties. There is a significant amount of retail development at the intersection of State Highway 6 and Bellaire Blvd, approximately half a mile southwest of the El Sol Brillante and Laguna Del Sol Apartments Properties, including H-E-B and Fiesta Mart supermarkets, Walgreens, NTB Tires & Battery, Chick-fil-A, Dollar General, and Family Dollar. Additionally, there is a Walmart Supercenter and a Home Depot approximately 1.5 miles north of the El Sol Brilliante-Laguna Del Sol Apartments Properties along State Highway 6. The West Houston Medical Center is located approximately 4.6 miles northeast of the El Sol Brillante and Laguna Del Sol Apartments Properties. The West Houston Medical Center has been providing healthcare to the West Houston community for 30 years, and the hospital recently added 95,000 square feet. George Bush Park is located approximately 5.8 miles northwest of the El Sol Brillante and Laguna Del Sol Apartments Properties. The George Bush Park is a 7,800-acre green space which includes recreational facilities such as a baseball field, dog-park, fishing areas, hiking and biking trail, picnic/barbecue areas, children’s playground, water features, soccer field, and wetland habitat. The 2015 estimated population within the one-, three- and five-mile radii of the El Sol Brillante and Laguna Del Sol Apartments Properties is 11,823, 171,381 and 380,922, respectively, and the estimated 2015 average household income within the same radii is $58,788, $67,388, and $73,692, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EL SOL BRILLANTE AND LAGUNA DEL SOL APARTMENTS

According to a third party market research report the El Sol Brillante and Laguna Del Sol Apartments Properties are located in the Houston multifamily market and the Alief submarket. As of April 2015, the Houston multifamily market contained 594,243 units, with an 8.9% vacancy rate, and average monthly asking rent of $1.07 per square foot. As of April 2015, the Alief submarket contained 27,276 units, with a 6.2% vacancy rate, and average monthly asking rent of $0.92 per square foot.

The following table presents certain information relating to some comparable multifamily properties for the El Sol Brillante and Laguna Del Sol Apartments Properties:

Competitive Set(1)

	El Sol Brillante and Laguna Del Sol Apartments Properties (Subject)	Woodbridge Crossing	Cape Colony	Hawthorne	Fox Pointe	El Sol Del Rio	Windchase Hamlet
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance to Subject	NAP	1.1 miles	2.1 miles	1.9 miles	1.4 miles	0.1 miles	2.8 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	792	384	132	312	488	424	200
Average Rent (per unit)
1BR	$629-$640	$590-$680	$830-$990	$745	$625-$750	$560-$750	$659-$799
2BR	$820-$852	$830-$870	$1,010-$1,109	$775-$900	$885	$810-$1,050	$829-$1,020
3BR	$1,093	$999-$1,099	NAP	$935	NAP	NAP	NAP
Total Occupancy	94%	91%	97%	97%	97%	96%	97%
(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrowers - Rama Elite, LLC, Rama North, LLC, and Rama York, LLC, each a Delaware limited liability company - are tenant-in-common borrowers with each individual entity structured as a single purpose entity with one independent director. Arun Verma is the guarantor of certain nonrecourse carveouts under the El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan.

The Sponsor. The sponsor, Arun Verma, serves as the manager of the borrowers and has 28 years of real estate acquisition, development, rehabilitation and management experience. Mr. Verma was the founder, chairman and CEO of BVM Real Estate, Inc. for six years and chairman and CEO of BVM Group for 23 years. According to Mr. Verma’s real estate investment schedule, he maintains partnership equity interests of approximately $209.8 million in 12 multifamily projects and approximately 192,500 square feet of office space.

Escrows. The loan documents provide for upfront escrows in the amount of $142,305 for real estate taxes, $83,405 for insurance and $34,300 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $27,106 for real estate taxes, $26,478 for insurance, and $17,522 for replacement reserves. Additionally, in February 2015, building 58 (8 units) of the Laguna Del Sol Property had extensive fire damage. CENA Builders provided an estimate of $683,756 for the cost of the building reconstruction, which includes cost of labor, materials, equipment, supervision, insurance, permits and taxes. $854,695 (125% of the estimated cost) was escrowed up front to complete the reconstruction of the 8 units.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the borrowers are required to establish a lender-controlled lockbox account. The loan documents also require that all revenues received by the borrowers or the property manager, after a Cash Management Trigger Event, be deposited into the lockbox account within one business day of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrowers.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default under the loan documents; or (ii) any bankruptcy action of any of the borrowers, the guarantor or the manager. A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, among other conditions. With regards to a bankruptcy of the property manager, clause (ii) may also be cured by the borrowers replacing the manager with a qualified manager acceptable to the lender.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default under the loan documents; or (ii) any bankruptcy action of any of the borrowers, the guarantor, or the manager. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, among other conditions. With regards to a bankruptcy of the property manager, clause (ii) may also be cured by the borrowers replacing the manager with a qualified manager acceptable to the lender.

Property Management. The El Sol Brillante and Laguna Del Sol Apartments Properties are managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the El Sol Brillante and Laguna Del Sol Apartments Properties 12 months after the origination date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to, (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EL SOL BRILLANTE AND LAGUNA DEL SOL APARTMENTS

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrowers have the right to incur mezzanine financing subject to the satisfaction of certain conditions, including but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, KBRA and Moody’s; (ii) the combined loan-to-value is not greater than 73.5%; (iii) the combined amortizing debt service coverage ratio is not less than 1.30x (using a 30-year amortization schedule); and (iv) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the El Sol Brillante and Laguna Del Sol Apartments Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the El Sol Brillante and Laguna Del Sol Apartments Properties during the loan term. At the time of loan closing, the El Sol Brillante and Laguna Del Sol Apartments Properties had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK.]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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COUNTRY CLUB CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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COUNTRY CLUB CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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COUNTRY CLUB CENTER

Country Club Center
19950 West Country Club Drive
Aventura, FL 33180
FORT LAUDERDALE
Fort Lauderdale/Hollywood Intl. Airport
John U. Lloyd Beach State Park
Dania Beach
West Lake Park
Topeekeegee Yugnee Park
HOLLYWOOD
BROWARD COUNTY
Memorial Regional Hospital
Hollywood Dog Track
Hallandale Beach
Gulfstream Park Race Track
Atlantic Ocean
Promenade Shops
Turnberry Isle Resort and Club
Aventura Mall
Aventura
PEMBROKE PINES
Miramar
Florida's Turnpike
Florida's Tpke. Homestead Ext.
Calder Race Course
SunLife Stadium
Miami Gardens
MIAMI-DADE COUNTY
North Miami Beach
Golden Glades
North Miami
Opa-Locka
Opa-Locka Airport
Amelia Earhart Park
Florida International University-Biscayne Bay Campus
Bal Harbour
Surfside
MIAMI BEACH
Miami Shores
North Shore Medical Ctr.
HIALEAH
Biscayne Bay
North Beach
MIAMI
Miami Intl. Airport 9 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Country Club Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$27,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$27,000,000			Location:	Aventura, FL
% of Initial Pool Balance:	2.3%			Size:	64,971 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$415.57
Borrower Name:	Cabi Turnberry Aventura Offices, LP			Year Built/Renovated:	2004/2006
Sponsor:	Jeffrey Soffer; Jacquelyn Soffer			Title Vesting:	Fee
Mortgage Rate:	4.390%			Property Manager:	Self-managed
Note Date:	June 1, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	June 11, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	0 months			Current Occupancy (As of):	100.0% (2/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,964,026 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,801,286 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,819,446 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues(2):	$3,186,714
				U/W Expenses:	$1,100,060
				U/W NOI:	$2,086,654
Escrows and Reserves(1):				U/W NCF:	$2,015,376
				U/W NOI DSCR:	1.29x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.24x
Taxes	$205,376	$25,672	NAP	U/W NOI Debt Yield:	7.7%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	7.5%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value:	$36,000,000
TI/LC Reserve	$0	$0	NAP	As-Is Appraisal Valuation Date:	March 23, 2015
Major Tenant Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	75.0%
Non-Renewing Tenant Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	60.4%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Country Club Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in Aventura, Florida (the “Country Club Center Property”). The Country Club Center Mortgage Loan was originated on June 1, 2015 by Wells Fargo Bank, National Association. The Country Club Center Mortgage Loan had an original principal balance of $27,000,000, has an outstanding principal balance as of the Cut-off Date of $27,000,000 and accrues interest at an interest rate of 4.390% per annum. The Country Club Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Country Club Center Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Country Club Center in whole, but not in part, on any date before March 11, 2025. In addition, the Country Club Center Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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COUNTRY CLUB CENTER

Sources and Uses

Sources			Uses
Original loan amount	$27,000,000	100.0%	Loan payoff(1)	$16,726,150	61.9%
			Reserves	205,376	0.8
			Closings costs	186,215	0.7
			Return of equity	9,882,259	36.6
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

(1)	The Country Club Center Property was previously securitized in the WBCMT 2005-C22 transaction.

The Property. The Country Club Center Property is a 10-story, class A office building totaling 64,971 square feet located in Aventura, Florida, approximately 18.1 miles northeast of the Miami central business district. Built in 2004 and renovated in 2006, the Country Club Center Property is comprised of a parking garage on floors one through six and office space located on floors seven through ten. Upper floors feature small balconies and large glass windows allowing city views to the west and views of the Turnberry Golf Club and the Atlantic Ocean to the east. The Country Club Center Property is located less than one mile from the Turnberry Isle Miami Spa & Fitness Center, Residence Inn Miami Aventura Mall and the 2.7 million square foot Aventura Mall that has approximately 30.0 million visitors each year, per the appraisal. Parking for the Country Club Center Property is provided by a six-level parking structure that contains 216 garage spaces, equating to a parking ratio of 3.3 spaces per 1,000 square feet of rentable area. As of February 1, 2015, the Country Club Center Property was 100.0% occupied by 12 tenants.

The following table presents certain information relating to the tenancy at the Country Club Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Cabi Developers(3)(4)	NR/NR/NR	14,535	22.4%	$37.50	$545,063	25.2%	2/28/2030
Turnberry Residential(3)(5)	NR/NR/NR	12,957	19.9%	$37.50	$485,888	22.5%	2/28/2030
Wells Fargo Advisors	AA-/A2/A+	15,460	23.8%	$30.44(6)	$470,631(6)	21.7%	11/30/2018
Trafalgar Capital Advisors	NR/NR/NR	5,065	7.8%	$34.00	$172,210	8.0%	1/31/2017
Trade Street Residential	NR/NR/NR	5,845	9.0%	$25.48	$148,931	6.9%	7/31/2016(7)
Total Major Tenants		53,862	82.9%	$33.84	$1,822,722	84.2%

Non-Major Tenants(8)		11,109	17.1%	$30.70	$341,101	15.8%

Occupied Collateral Total		64,971	100.0%	$33.30	$2,163,823	100.0%

Vacant Space		0	0.0%

Collateral Total		64,971	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2016 totaling $17,061.
(3)	Borrower-affiliated tenant.
(4)	The lease for Cabi Developers is personally guaranteed by Cabi Holdings, Inc., who owns 49.5% of the borrower.
(5)	The lease for Turnberry Residential is personally guaranteed by Jeffrey Soffer, one of the sponsors.
(6)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Wells Fargo Advisors represent the tenant’s average rent through the remaining lease term. The current in-place rent for Wells Fargo Advisors is $28.96 per square foot.
(7)	Trade Street Residential has the right to terminate its lease at any time with four months’ notice.
(8)	Annual U/W Base Rent for Non-Major Tenants includes rental income from leases for cellular antennae and air rights that have no associated square footage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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COUNTRY CLUB CENTER

The following table presents certain information relating to the lease rollover schedule at the Country Club Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	4	11,469	17.7%	11,469	17.7%	$296,135	$25.82
2017	2	9,170	14.1%	20,639	31.8%	$288,751	$31.49
2018	2	16,840	25.9%	37,479	57.7%	$504,786	$29.98
2019	2	0	0.0%	37,479	57.7%	$43,200(4)	(4)
2020	0	0	0.0%	37,479	57.7%	$0	$0.00
2021	0	0	0.0%	37,479	57.7%	$0	$0.00
2022	0	0	0.0%	37,479	57.7%	$0	$0.00
2023	0	0	0.0%	37,479	57.7%	$0	$0.00
2024	0	0	0.0%	37,479	57.7%	$0	$0.00
2025	0	0	0.0%	37,479	57.7%	$0	$0.00
Thereafter	2	27,492	42.3%	64,971	100.0%	$1,030,950	$37.50
Vacant	0	0	0.0%	64,971	100.0%	$0	$0.00
Total/Weighted Average	12	64,971	100.0%			$2,163,823	$33.30

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes storage and vacant space.
(4)	Annual U/W Base Rent and Annual U/W Base Rent PSF include rental income from leases for a cellular antennae and air rights that have no associated square footage.

The following table presents historical occupancy percentages at the Country Club Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	2/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Country Club Center Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,845,076	$1,794,782	$1,768,453(1)	$2,163,823(1)(2)	67.9%	$33.30
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	986,559	931,619	931,913	982,490	30.8	15.12
Parking Income	125,915	121,190	126,307	126,307	4.0	1.94
Other Income	20,760	20,950	22,286	22,286	0.7	0.34
Less Vacancy & Free Rent	0	0	0	(108,191)(3)	(3.4)	(1.67)
Effective Gross Income	$2,978,310	$2,868,541	$2,848,959	$3,186,714	100.0%	$49.05

Total Operating Expenses	$1,014,284	$1,067,255	$1,029,513	$1,100,060	34.5%	$16.93

Net Operating Income	$1,964,026	$1,801,286	$1,819,446	$2,086,654	65.5%	$32.12
TI/LC	0	0	0	58,284	1.9	0.90
Capital Expenditures	0	0	0	12,994	0.4	0.20
Net Cash Flow	$1,964,026	$1,801,286	$1,819,446	$2,015,376	63.2%	$31.02

NOI DSCR	1.21x	1.11x	1.12x	1.29x
NCF DSCR	1.21x	1.11x	1.12x	1.24x
NOI DY	7.3%	6.7%	6.7%	7.7%
NCF DY	7.3%	6.7%	6.7%	7.5%

(1)	The increase in the U/W Base Rent from 2014 is primarily due to new leases executed by Cabi Developers and Turnberry Residential at a higher rental rate for a total annual base rent increase of $371,142 that became effective in April 2015.
(2)	U/W Base Rent includes contractual rent steps through February 2016 totaling $17,061.
(3)	The underwritten economic vacancy is 5.0%. The Country Club Center Property was 100.0% physically occupied as of February 1, 2015.

Appraisal. As of the appraisal valuation date of March 23, 2015, the Country Club Center Property had an “as-is” appraised value of $36,000,000.

Environmental Matters. According to the Phase I environmental report dated March 27, 2015, there was no evidence of any recognized environmental conditions at the Country Club Center Property.

Market Overview and Competition. The Country Club Center Property is located in Aventura, Florida, approximately one mile south of Broward County and approximately 18.1 miles northeast of the Miami central business district. Interstate 95 is the major north/south expressway providing direct access to the southeastern and northeastern areas of Miami-Dade County and is located approximately 2.1 miles west of the Country Club Center Property. The Miami International Airport is approximately 18.8 miles southwest of the Country Club Center Property. The City of Aventura provides a wide spectrum of land uses ranging from single-family homes and high-rise multifamily dwellings to the regional Aventura Mall and high-rise office buildings, as well as a variety of strip centers and free-standing retail along the major corridors. The 2.7 million square foot Aventura Mall is one of the largest shopping centers in the country, which is anchored by Nordstrom, Bloomingdale’s and Macy’s, plus luxury boutiques including Louis Vuitton, Cartier, Burberry, Red Valentino, Emilio Pucci, Sandro and Breitling. The estimated 2015 population within a one- and three-mile radius of the Country Club Center Property is 28,088 and 183,945, respectively, and the estimated average 2015 household income for the same radii is $82,591 and $67,478, respectively.

According to a third party research report, the Country Club Center Property is located in the Aventura office submarket which reported a total inventory of 52 buildings totaling 2.2 million square feet with a 7.9% vacancy rate as of the first quarter of 2015. The Aventura class A office submarket is comprised of 11 buildings totaling 1.0 million square feet and reported a 12.8% vacancy rate as of the first quarter of 2015. The appraiser concluded to a market rent for the Country Club Center Property of $34.00 per square foot, triple net, which is slightly higher than the weighted average underwritten base rent of $33.30 per square foot. The Aventura class A office submarket has experienced positive net absorption with vacancy declining from 17.2% at year end of 2014 to 12.8% as of the first quarter of 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable office properties for the Country Club Center Property:

Competitive Set(1)

	Country Club Center (Subject)	One Turnberry Place	Aventura Corp. Center I & II	Aventura Harbour Centre	Turnberry Plaza
Location	Aventura, FL	Aventura, FL	Aventura, FL	Aventura, FL	Aventura, FL
Distance from Subject	--	0.5 miles	0.0 miles	0.8 miles	0.7 miles
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	2004/2006	1990/NAP	1988/2003	2003/NAP	1985/NAP
Stories	10	9	5	11	10
Total GLA	64,971 SF	136,411 SF	164,000 SF	217,056 SF	106,000 SF
Total Occupancy	100%	100%	89%	96%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Cabi Turnberry Aventura Offices, LP, a Delaware limited partnership and a single purpose entity that is owned by Cabi Holdings, Inc. and Jeffrey Soffer. Jeffrey and Jacquelyn Soffer are the guarantors of certain nonrecourse carveouts under the Country Club Center Mortgage Loan.

The Sponsor. The sponsors are Jeffrey and Jacquelyn Soffer. Mr. Soffer is the chairman and CEO of Turnberry Associates, a real estate development and property management company. Turnberry Associates has developed more than $10.0 billion in commercial and residential properties including approximately 20.0 million square feet of retail space, more than 7,000 apartments and condominium units, 1.5 million square feet of class A office space and in excess of 3,000 hotel and resort rooms. Mr. Soffer was involved in various litigation matters involving claims resulting from the Fontainebleau Las Vegas project filing for Chapter 11 bankruptcy protection in mid-2009, as well as other matters. In addition, affiliates of Cabi Holdings, Inc. have filed Chapter 11 bankruptcy and were involved in a default on a $1.5 billion real estate loan in 2008. See “Description of the Mortgage Pool – Litigation Considerations” and “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for an upfront reserve in the amount of $205,376 and monthly escrows in the amount of $25,672 for real estate taxes. The loan documents require monthly escrows in an amount of $1,083 for replacement reserves; however, monthly escrows are waived provided no event of default has occurred and is continuing and the property is being adequately maintained as reasonably determined by the lender based on annual site inspections. The loan documents do not require monthly escrows for insurance as long as (i) no event of default has occurred and is continuing; (ii) the Country Club Center Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the required policies and timely proof of payment of the insurance premiums.

Upon the occurrence of any tenant that leases more than 5.0% of the net rentable area at the Country Club Center Property failing to extend its lease, the borrower must deposit or provide a letter of credit for an amount equal to $25.00 per square foot for the applicable tenant space for tenant improvements and leasing commissions related to re-tenanting the non-renewing tenant space. Upon the occurrence of a Major Tenant Event Period (as defined below in the Lockbox and Cash Management section), all excess cash flow must be deposited into a cash management subaccount to be used for tenant improvements and leasing commissions; however, the borrower may deposit $365,000 in lieu of an excess cash flow sweep.

Lockbox and Cash Management. The Country Club Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all rents received into such lockbox account within one business day after receipt. Prior to a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept to a borrower account. During a Cash Trap Event, the borrower and property manager will cause all rents to be deposited directly into the lockbox account, and all funds on deposit in the lockbox account will be swept into a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.05x at the end of any calendar quarter; or (iii) the occurrence of a Major Tenant Event Period. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters; and with regard to clause (iii), upon the ending of the Major Tenant Event Period.

A “Major Tenant Event Period” will commence upon the earlier of Cabi Developers (i) filing bankruptcy or similar insolvency proceeding; or (ii) going dark, vacating or otherwise failing to occupy the property or giving notice of its intent to commence any of the foregoing. A Major Tenant Event Period will end, with regard to clause (i), upon the bankruptcy or insolvency proceeding being terminated and Cabi Developers’ lease being affirmed; with regard to clause (ii), upon Cabi Developers resuming normal business operations for two consecutive calendar quarters; or, with regard to clauses (i) and (ii), upon the borrower depositing $365,000 or the lender receiving satisfactory evidence that the Cabi Developers’ space has been leased to one or more satisfactory replacement tenants on terms acceptable to the lender, such replacement tenants have taken occupancy and are open for business and the amortizing debt service coverage ratio is equal to or greater than 1.10x.

Property Management. The Country Club Center Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Assumption. The borrower has a two-time right to transfer the Country Club Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender's reasonable determination that the proposed transferee and guarantor satisfy the lender's credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Additional Indebtedness. Jeffrey Soffer and certain affiliates are permitted to pledge their direct or indirect, non-controlling ownership of the borrower (other than the general partner of the borrower). See “Description of the Mortgage Pool-Subordinate and/or Other Financing” in the Free Writing Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Country Club Center Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Country Club Center Property during the loan term. At the time of loan closing, the Country Club Center Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PARKWAY CROSSING EAST SHOPPING CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PARKWAY CROSSING EAST SHOPPING CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PARKWAY CROSSING EAST SHOPPING CENTER

Parkway Crossing East Shopping Center
2300-2485 Prince William Parkway
Woodbridge, VA 22192
Dulles Intl. Airport 17 miles
Wash. DC 10 miles
ALEXANDRIA
Fairfax Station
Burke Centre Shopping Center
Kings Park
Lake Accotink
Lake Accotink Park
Pohick Stream Valley Park
Springfield
Springfield Plaza
Springfield Mall
Springfield Commons
METRO BLUE LINE
Rolling Valley Mall
Clifton
Burke
West Springfield
Springfield Golf and Country Club
Burke Lake Golf Center
Burke Lake
FRANCONIA-SPRINGFIELD
Franconia
US Coast Guard Radio Station
Kingstowne
Hooes Road Park
South Run Park
Newington
FAIRFAX COUNTY
Fountainhead Regional Park
Occoquan River
Woodlawn
Davison Army Airfield
Lorton
Lorton Station Town Ctr.
Fort Belvoir US Army Reserve
Lake Ridge
Lake Ridge Golf Course
Prince William County Stadium
Tackett's Mill at Lake Ridge Shopping Center
Pohick Bay Golf Course
Gunston Cove
Andrew Leitch Park
Dale City
Woodbridge
Potomac Mills
Marumsco Plaza
Prince William Shopping Ctr.
Sentara Northern VA Med. Ctr.
Occoquan Bay Natl. Wildlife Refuge
Belmont Bay
Mason Neck State Park
Potomac Festival
Occoquan Bay
PRINCE WILLIAM COUNTY
Northern VA Community College
Montclair
Montclair Golf Club
Fortuna Center Plaza
Leesylvania State Park
Southbridge
Prince William Forest
VIRGINIA
MARYLAND
Dumfries
Triangle
Potomac River
Quantico Marine Corps Base
Natl. Museum of the Marine Corps
Quantico
Burke Centre Pkwy
Burke Lake Rd
Rolling Rd
Chapel Rd
Fairfax County Pkwy
Old Keene Mill Rd
Ox Rd
Clifton Rd
Henderson Rd
Wolf Run Shoals Rd
Pohick Rd
Telegraph Rd
Kingstowne Blvd
Silverbrook Rd
Hampton Rd
Furnace Rd
Richmond Hwy
Davis Ford Rd
Old Bridge Rd
Prince William Pkwy
Gunston Rd
Minnieville Rd
Dale Blvd
Cardinal Dr
Dumfries Rd
Jefferson Davis Hwy
Scenic Dr
Joplin Rd
Reston
Wolf Trap
McLean
WASHINGTON D.C.
Tyson's Corner
Falls Church
Chantilly
Oakton
Vienna
ARLINGTON
Centreville
Fairfax
Annandale
Suitland
Hillcrest Heights
Yorkshire
Fairfax Station
Camp Springs
Linton Hall
Manassas Park
Manassas
National Harbor
Mount Vernon
Nokesville
Lorton
Accokeek
Brandywine
Waldorf
St. Charles
Bensville
Indian Head
Pomfret
La Plata
Garrisonville
Aquia Harbour

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

No. 8 – Parkway Crossing East Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$26,250,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$26,216,058			Location:	Woodbridge, VA
% of Initial Pool Balance:	2.2%			Size(2):	143,330 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$182.91
Borrower Name:	Parkway Crossing East Shopping Center, L.P.			Year Built/Renovated:	2004/NAP
Sponsor:	Thomas R. Green			Title Vesting:	Fee
Mortgage Rate:	4.130%			Property Manager:	Self-managed
Note Date:	May 1, 2015			3rd Most Recent Occupancy (As of)(2):	96.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	96.2% (12/31/2013)
Maturity Date:	May 11, 2025			Most Recent Occupancy (As of)(2):	96.2% (12/31/2014)
IO Period:	0 months			Current Occupancy (As of)(2):	98.1% (4/24/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,078,711 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,999,461 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of)(3):	$1,965,295 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	No
Additional Debt Type:	NAP			U/W Revenues:	$2,962,282
				U/W Expenses:	$707,962
				U/W NOI(3):	$2,254,321
				U/W NCF:	$2,107,163
Escrows and Reserves(1):				U/W NOI DSCR	1.48x
				U/W NCF DSCR:	1.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.6%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	8.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$35,000,000
Replacement Reserves	$0	$2,747	NAP	As-Is Appraisal Valuation Date:	February 10, 2015
TI/LC Reserve	$0	$7,764	$400,000	Cut-off Date LTV Ratio:	74.9%
Office Depot Reserve	$200,000	$0	NAP	LTV Ratio at Maturity or ARD:	59.9%

(1)	See “Escrows” section.
(2)	Occupancy includes Babies “R” Us (30,000 square feet) which is on a ground lease and owns its own improvements.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Parkway Crossing East Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Woodbridge, Virginia (the “Parkway Crossing East Shopping Center Property”). The Parkway Crossing East Shopping Center Mortgage Loan was originated on May 1, 2015 by Wells Fargo Bank, National Association. The Parkway Crossing East Shopping Center Mortgage Loan had an original principal balance of $26,250,000, has an outstanding principal balance as of the Cut-off Date of $26,216,058 and accrues interest at an interest rate of 4.130% per annum. The Parkway Crossing East Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Parkway Crossing East Shopping Center Mortgage Loan matures on May 11, 2025.

Following the lockout period, the borrower has the right to defease the Parkway Crossing East Shopping Center Mortgage Loan in whole, but not in part, on any date before February 11, 2025. In addition, the Parkway Crossing East Shopping Center is prepayable without penalty on or after February 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PARKWAY CROSSING EAST SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$26,250,000	100.0%	Loan payoff(1)	$20,871,216	79.5%
			Reserves	200,000	0.8
			Closing costs	178,919	0.7
			Return of equity	4,999,865	19.0
Total Sources	$26,250,000	100.0%	Total Uses	$26,250,000	100.0%

(1)	The Parkway Crossing East Shopping Center Property was previously securitized in the MLMT 2005-CK11 transaction.

The Property. The Parkway Crossing East Shopping Center Property is an anchored retail center located in Woodbridge, Virginia, approximately 24.3 miles southwest of Washington D.C. Built in 2004, the Parkway Crossing East Shopping Center Property is situated on a 21.3-acre parcel and is anchored by Michaels, Bed Bath & Beyond, Office Depot and Babies R Us, which is on a ground lease and owns its own improvements. The Parkway Crossing East Shopping Center Property consists of four buildings including three, multi-tenant retail strips and one pad site that is ground leased to Chick-Fil-A. The Parkway Crossing East Shopping Center Property contains 596 parking spaces, resulting in a parking ratio of 4.2 spaces per 1,000 square feet of rentable area. Since its construction in 2004, occupancy at the Parkway Crossing East Shopping Center Property has averaged 98.8%. As of April 24, 2015, the Parkway Crossing East Shopping Center Property was 98.1% occupied by 16 tenants.

The following table presents certain information relating to the tenancy at the Parkway Crossing East Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Michaels	NR/NR/B+	23,982	16.7%	$16.87	$404,600	16.4%	NAV	NAV	2/29/2020(4)
Bed Bath & Beyond	NR/Baa1/A-	35,070	24.5%	$11.53	$404,250	16.4%	NAV	NAV	1/31/2020(5)
Office Depot	NR/B2/B-	18,000	12.6%	$15.00	$270,000	10.9%	NAV	NAV	10/31/2019(6)
Babies “R” Us	CC/B3/B-	30,000(7)	20.9%(7)	$8.07(7)	$242,000	9.8%	NAV	NAV	1/31/2020(8)
Total Anchor Tenants		107,052	74.7%	$12.34	$1,320,850	53.6%

Major Tenants
Thomasville Furniture	NR/NR/NR	10,403	7.3%	$23.83	$247,903	10.1%	NAV	NAV	3/31/2017
Sleepy’s	NR/NR/NR	3,644	2.5%	$41.59	$151,554	6.1%	NAV	NAV	11/30/2020
Total Major Tenants		14,047	9.8%	$28.44	$399,457	16.2%

Non-Major Tenants		19,528(9)	13.6%	$38.20(9)	$745,993(9)	30.2%

Occupied Collateral Total		140,627	98.1%	$17.54	$2,466,300	100.0%

Vacant Space		2,703	1.9%

Collateral Total		143,330	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2016 totaling $8,569.
(3)	The majority of tenants at the Parkway Crossing East Shopping Center Property are not required to report sales.
(4)	Michaels has four, 5-year lease renewal options.
(5)	Bed Bath & Beyond has three, 5-year lease renewal options.
(6)	Office Depot has two, 5-year lease renewal options.
(7)	Babies “R” Us is on a ground lease and owns its own improvements.
(8)	Babies “R” Us has seven, 5-year lease renewal options.
(9)	The Annual U/W Base Rent PSF and Annual U/W Base Rent include ground rent from Chick-Fil-A ($115,719) but the square footage attributed to the Chick-Fil-A outparcel was excluded from the Non-Major Tenants NRSF since the tenant is on a ground lease and owns its own improvements. The Annual U/W Base Rent PSF excluding the Chick-Fil-A rent is $32.28.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

PARKWAY CROSSING EAST SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Parkway Crossing East Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring		Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent		% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0		0	0.0%	0	0.0%	$0		0.0%	$0.00
2015	0		0	0.0%	0	0.0%	$0		0.0%	$0.00
2016	0		0	0.0%	0	0.0%	$0		0.0%	$0.00
2017	4		17,513	12.2%	17,513	12.2%	$473,778		19.2%	$27.05
2018	0		0	0.0%	17,513	12.2%	$0		0.0%	$0.00
2019	1		18,000	12.6%	35,513	24.8%	$270,000		10.9%	$15.00
2020	9	(4)	102,591(4)	71.6%(4)	138,104(4)	96.4%(4)	$1,522,282		61.7%	$14.84	(4)
2021	0		0	0.0%	138,104	96.4%	$0		0.0%	$0.00
2022	1		2,523	1.8%	140,627	98.1%	$84,521		3.4%	$33.50
2023	1	(5)	0(5)	0.0%(5)	140,627(5)	98.1%(5)	$115,719	(5)	4.7%	(5)
2024	0		0	0.0%	140,627	98.1%	$0		0.0%	$0.00
2025	0		0	0.0%	140,627	98.1%	$0		0.0%	$0.00
Thereafter	0		0	0.0%	140,627	98.1%	$0		0.0%	$0.00
Vacant	0		2,703	1.9%	143,330	100.0%	$0		0.0%	$0.00
Total/Weighted Average	16		143,330	100.0%			$2,466,300		100.0%	$17.54

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Babies “R” Us (30,000 square feet; 20.9% of NRSF) is on a ground lease and owns its own improvements.
(5)	The square footage attributed to a Chick-Fil-A outparcel was excluded from the total NRSF since the tenant is on a ground lease and owns its own improvements.

The following table presents historical occupancy percentages at the Parkway Crossing East Shopping Center Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	4/24/2015(1)(3)
96.2%	96.2%	96.2%	98.1%

(1)	Occupancy includes Babies R US (30,000 square feet) which is on a ground lease and owns its own improvements.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

PARKWAY CROSSING EAST SHOPPING CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Parkway Crossing East Shopping Center Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF(1)
Base Rent	$2,218,984	$2,232,056	$2,255,394	$2,466,300(2)	83.3%	$17.21
Grossed Up Vacant Space	0	0	0	81,089	2.7	0.57
Total Reimbursables	539,937	422,983	446,044	542,263	18.3	3.78
Other Income	0	648	294	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(127,369)(3)	(4.3)	(0.89)
Effective Gross Income	$2,758,921	$2,655,687	$2,701,732	$2,962,282	100.0%	$20.67

Total Operating Expenses	$680,210	$656,226	$736,437	$707,962	23.9%	4.94

Net Operating Income	$2,078,711	$1,999,461	$1,965,295(4)	$2,254,321(4)	76.1%	$15.73

TI/LC	0	0	0	118,491	4.0	0.83
Capital Expenditures	0	0	0	28,666	1.0	0.20
Net Cash Flow	$2,078,711	$1,999,461	$1,965,295	$2,107,163	71.1%	$14.70

NOI DSCR	1.36x	1.31x	1.29x	1.48x
NCF DSCR	1.36x	1.31x	1.29x	1.38x
NOI DY	7.9%	7.6%	7.5%	8.6%
NCF DY	7.9%	7.6%	7.5%	8.0%

(1)	Total square footage includes Babies R Us (30,000 square feet) which is on a ground lease and owns its own improvements.
(2)	U/W Base Rent includes contractual rent increases occurring through January 2016 totaling $8,569.
(3)	The underwritten economic vacancy is 5.0%. The Parkway Crossing East Shopping Center Property was 98.1% physically occupied as of April 24, 2015.
(4)	U/W Net Operating Income is greater than 2014 due to contractual rent increases that occurred from January 2015 through May 2015 totaling $113,873 and contractual rent increases occurring through January 2016 totaling $8,569 being underwritten.

Appraisal. As of the appraisal valuation date of February 10, 2015, the Parkway Crossing East Shopping Center Property had an “as-is” appraised value of $35,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated February 24, 2015, there was no evidence of any recognized environmental conditions at the Parkway Crossing East Shopping Center Property.

Market Overview and Competition. The Parkway Crossing East Shopping Center Property is located on the east side of Prince William Parkway, at the intersection of Caton Hill Road and bounded by Interstate 95 to the east, in Woodbridge, Virginia. Woodbridge is located approximately 24.3 miles southwest of Washington D.C. and is bounded by the Potomac and Occoquan Rivers. Given the substantial presence of the government in the market, many of the largest private-sector employers in the Washington D.C. metro area are defense manufacturers, government contractors and law firms. There are 17 Fortune 500 companies that have headquarters located in the greater Washington D.C. metro area and Inova Health Systems is the largest private employer in the region with approximately 16,000 employees. The neighborhood surrounding the Parkway Crossing East Shopping Center Property offers a variety of amenities for residents including the 100.0% occupied Potomac Mills Mall, located approximately 1.7 miles southwest of the Parkway Crossing East Shopping Center Property, which is one of the largest shopping centers in Northern Virginia and is anchored by JC Penney, Bloomingdale’s, Costco, Neiman Marcus, Nordstrom Rack and Marshalls. As of 2014, the estimated population within a three- and five-mile radius of the Parkway Crossing East Shopping Center Property was 112,686 and 220,400, respectively, and the average 2015 household income within the same radii was $105,163 and $117,345, respectively.

According to a third party research report, the Parkway Crossing East Shopping Center Property is located in the Washington, D.C. retail market. As of the first quarter of 2015, the Washington D.C. retail market was comprised of 16,285 properties totaling 224.1 million square feet and reported an overall vacancy rate of 4.5%. Within the Washington D.C. retail market, the Parkway Crossing East Shopping Center Property is located in the Woodbridge/I-95 Corridor retail submarket which reported a total inventory of 402 properties totaling approximately 3.7 million square feet as of the first quarter of 2015. The Woodbridge/I-95 Corridor retail submarket reported a vacancy rate of 3.5% and an average asking rent of $20.45 per square foot full-service gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

PARKWAY CROSSING EAST SHOPPING CENTER

The following table presents certain information relating to comparable properties to the Parkway Crossing East Shopping Center Property:

Competitive Set(1)

	Parkway Crossing East Shopping Center (Subject)	Parkway Crossing West	Smoketown Stations	Potomac Festival	Prince William Square	Rollingwood Shopping Center
Location	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA
Distance from Subject	--	0.5 miles	1.0 miles	2.1 miles	1.9 miles	1.6 miles
Property Type	Power Center	Power Center	Power Center	Community Center	Community Center	Community Center
Year Built/Renovated	2004/NAP	1995/NAP	1992/2009	1990/NAP	1986/NAP	1997/2005
Anchors	Michaels, Bed Bath & Beyond, Office Depot, Babies R Us	Target, Value City Furniture, Beauty 4U	Dick’s Sporting Goods, LA Fitness, Best Buy, Petsmart	Everest College, Savers, Staples, hhgregg	Jo-Ann Fabrics, Ashley Furniture, Ross Dress for Less, CW Price	Kohl’s, Global Foods, Home Depot (shadow anchor)
Total GLA	143,330 SF	185,261 SF	494,506 SF	327,886 SF	233,147 SF	163,317 SF
Total Occupancy	98%	100%	97%	96%	86%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Parkway Crossing East Shopping Center, L.P., a Virginia limited partnership and single purpose entity with one independent director. Thomas R. Green is the guarantor of certain nonrecourse carveouts under the Parkway Crossing East Shopping Center Mortgage Loan.

The Sponsors. The sponsor is Thomas R. Green, who founded National Real Estate Management Corp (“NRE”) in the early 1960’s to develop and manage various family-controlled real estate holdings. Headquartered in St. Louis, Missouri, NRE has built a diverse real estate portfolio that includes over 3.5 million square feet of retail shopping centers, 1,000 manufactured housing rental pads, 600 apartment units and 300,000 square feet of office and industrial space located across 11 states and Puerto Rico.

Escrows. The loan documents provide for upfront reserves in the amount of $200,000 for re-leasing expenses related to the Office Depot space due to potential uncertainty in connection with the pending Staples, Inc. acquisition of Office Depot; the funds will be returned to the borrower in June 2017, provided that no event of default has occurred or is continuing and no Major Tenant Event Period (as defined below in the Lockbox and Cash Management section) has occurred or is continuing with respect to the Office Depot space. The loan documents require monthly deposits of $2,747 for replacement reserves and $7,764 for tenant improvements and leasing commissions (subject to a cap of $400,000). The loan documents do not require monthly escrows for real estate taxes, provided that (i) no event of default or Cash Trap Event Period (as defined below in the Lockbox and Cash Management section) has occurred and is continuing; (ii) the borrower pays all taxes at least seven calendar days prior to delinquency; and (iii) the borrower provides satisfactory evidence of payment of taxes at least seven days prior to delinquency. The loan documents also do not require monthly escrows for insurance, provided that (a) no event of default has occurred and is continuing; (b) the Parkway Crossing East Shopping Center Property is insured via an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct tenants to deposit all rents directly into such lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow sub-account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield falling below 7.0%; or (iii) the occurrence of a Major Tenant Event Period (as defined below). A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the net cash flow debt yield being equal to or greater than 7.0% for two consecutive calendar quarters; and with regard to clause (iii), upon the end of a Major Tenant Event Period.

A “Major Tenant Event Period” will commence upon the earlier of Bed Bath & Beyond, Babies “R” Us, Michaels or Office Depot (individually or collectively, a “Major Tenant”) (i) going dark, vacating or otherwise failing to occupy its space; (ii) filing bankruptcy or similar insolvency; or (iii) terminating its lease, giving a termination notice or the lease otherwise failing to be in full force and effect. A Major Tenant Event Period will be cured, with regard to clause (i), upon the occurrence of a Major Tenant Re-Tenanting Event (as defined below) or the applicable Major Tenant resuming its normal business operations and being open for two consecutive calendar quarters; with respect to clause (ii), upon the occurrence of a Major Tenant Re-Tenanting Event or the bankruptcy or insolvency proceeding being terminated and the related Major Tenant’s lease being affirmed; with respect to clause (iii), upon the occurrence of a Major Tenant Re-Tenanting Event or any applicable default being cured and such Major Tenant’s lease being in full force and effect for two consecutive calendar quarters; and with respect to clauses (i), (ii) and (iii), in the event that such Major Tenant Event Period has occurred (x) with respect to only one Major Tenant that is not Office Depot, (y) no other Major Tenant Event Period has occurred with respect to a different Major Tenant and (z) no other tenant’s lease includes co-tenancy provisions with respect to such Major Tenant, the Major Tenant Event Period will end once the balance of funds in the excess cash flow sub-account is equal to or greater than $10.00 per square foot of the related Major Tenant’s space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PARKWAY CROSSING EAST SHOPPING CENTER

A “Major Tenant Re-Tenanting Event” will occur upon the lender receiving satisfactory evidence that the applicable Major Tenant’s space has been leased to one or more satisfactory replacement tenants and that such replacement tenant is in occupancy, open for business and paying full unabated rent.

Property Management. The Parkway Crossing East Shopping Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Parkway Crossing East Shopping Center Property, provided that certain conditions are satisfied, including (i) the lender has reasonably determined that the proposed transferees and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and environmental indemnity; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Parkway Crossing East Shopping Center Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

OLMSTED PLAZA SHOPPING CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

OLMSTED PLAZA SHOPPING CENTER

Lake Erie
Olmsted Plaza Shopping Center
4650 Great Northern Boulevard
North Olmsted, OH 44070
Avon Lake
Bay Village
Cahoon Memorial Park
Rocky River
Lakewood
Westlake
Avon
North Olmsted
Fairview Park
CLEVELAND
Great Northern Mall
Cleveland - Hopkins Intl. Airport
NASA - John Glenn Research Ctr.
Brook Park
North Ridgeville
Olmsted Falls
Berea
Middleburg Heights
Strongsville
LORAIN COUNTY
CUYAHOGA COUNTY
Rocky River Reservation
Downtown Cleveland 8 miles
Akron 33 miles
Northwest Frwy
Outerbelt South Frwy
Ohio Turnpike
Lake Rd
Detroit Rd
Center Ridge Rd
Lorain Rd
Brookpark Rd
Butternut Ridge Rd
Columbia Rd
Dover Ctr. Rd
Bradley Rd
Crocker Rd
Walker Rd
Wolf Rd
Hilliard Blvd
Clague Rd
Westwood Rd
Porter Rd
Rose Rd
Walter Rd
Mastick Rd
Puritas Ave
Cook Rd
Bagley Rd
West Rd
Sheldon Rd
Holland Rd
Stearns Rd
Fitch Rd
Chestnut Ridge Rd
Schwartz Rd
Usher Rd
Front St
Eastland Rd
Engle Rd
Main St
W. 210th St
W. 220th St
Clifton Blvd
Rocky River Dr
RTA RED LINE
Avon Oaks Country Club
Crocker Park
Lakewood Country Club
St. Johns Medical Center
Hilliard Lakes Golf Course
Clague Park
Westwood Country Club
Elmwood Park
Lincoln Park
Westgate Mall
Westwood Town Center
Kamms Plaza
Big Met Golf Course
Fairview General Hospital
Fairview Park
Sysco Cleveland
International Exposition Center
CLEVELAND-HOPKINS AIRPORT
BROOKPARK
PURITAS
Links Golf Course
George Finnie Stadium
Baldwin Wallace University
Berea Commons
Southwest General Health Ctr.
Riverside Golf Course
Emerald Woods Golf Course
Lake Erie
CLEVELAND
Lorain
Elyria
Parma
Strongsville
Cleveland Heights
Mentor
Euclid
Lakewood
Medina
Cuyahoga Falls
AKRON
Wadsworth
Barberton
Green

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

No. 9 – Olmsted Plaza Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$25,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$25,500,000			Location:	North Olmsted, OH
% of Initial Pool Balance:	2.2%			Size:	255,902 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$99.65
Borrower Name:	B & G Properties Limited Partnership			Year Built/Renovated:	1969/NAP
Sponsor:	B & G Properties LP			Title Vesting:	Fee
Mortgage Rate:	4.100%			Property Manager:	Self-managed
Note Date:	April 7, 2015			3rd Most Recent Occupancy (As of):	98.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	May 6, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	93.6% (4/6/2015)
Loan Term (Original):	120 months
Seasoning:	1 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,960,269 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,725,912 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of)(2):	$2,820,280 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$4,250,049
				U/W Expenses:	$1,743,501
				U/W NOI(2):	$2,506,548
				U/W NCF:	$2,327,417
Escrows and Reserves(1):				U/W NOI DSCR:	1.70x
				U/W NCF DSCR:	1.57x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.8%
Taxes	$319,454	$63,891	NAP	U/W NCF Debt Yield:	9.1%
Insurance	$74,310	$6,193	NAP	As-Is Appraised Value:	$35,370,000
Replacement Reserves	$4,287	$4,287	$100,000	As-Is Appraisal Valuation Date:	February 11, 2015
TI/LC Reserve	$10,717	$10,717	$200,000	Cut-off Date LTV Ratio:	72.1%
Special Rollover Reserve	NAP	Springing	NAP	LTV Ratio at Maturity or ARD:	65.5%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Olmsted Plaza Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail property located in North Olmsted, Ohio (the “Olmsted Plaza Shopping Center Property”). The Olmsted Plaza Shopping Center Mortgage Loan was originated on April 7, 2015 by Silverpeak Real Estate Finance LLC. The Olmsted Plaza Shopping Center Mortgage Loan had an original principal balance of $25,500,000, has an outstanding principal balance as of the Cut-off Date of $25,500,000 and accrues interest at an interest rate of 4.100% per annum. The Olmsted Plaza Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Olmsted Plaza Shopping Center Mortgage Loan matures on May 6, 2025.

Following the lockout period, the borrower has the right to defease the Olmsted Plaza Shopping Center Mortgage Loan in whole, but not in part, on any date before February 6, 2025. In addition, the Olmsted Plaza Shopping Center Mortgage Loan is prepayable without penalty on or after February 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

OLMSTED PLAZA SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$25,500,000	98.0%	Loan payoff(1)	$25,118,692	96.5%
Sponsors’ new cash contribution	516,315	2.0	Reserves	408,768	1.6
			Closing costs	488,855	1.9
Total Sources	$26,016,315	100.0%	Total Uses	$26,016,315	100.0%

(1)	The Olmsted Plaza Shopping Center Property was previously securitized in the MLMT 2005-CIP1 transaction.

The Property. The Olmsted Plaza Shopping Center Property is an anchored retail property comprising approximately 255,902 square feet of rentable area within nine one-story buildings located in North Olmsted, Ohio, approximately 15.9 miles southwest of Cleveland, Ohio. Built in 1969, the Olmsted Plaza Shopping Center Property is located on Great Northern Boulevard, bounded by Brookpark Road to the south and Lorain Road to the north. The Olmsted Plaza Shopping Center Property is anchored by Value City Furniture, Aldi, and hhgregg and other tenants include PNC Bank, FedEx, Sherwin-Williams, H&R Block and Wells Fargo. The Olmsted Plaza Shopping Center Property contains 1,030 parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. As of April 6, 2015, the Olmsted Plaza Shopping Center Property was 93.6% occupied by 30 tenants.

The following table presents certain information relating to the tenancy at the Olmsted Plaza Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P) (1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date

Major Tenants
Value City Furniture(4)	NR/NR/NR	50,290	19.7%	$11.50	$578,335	19.4%	NAV	NAV	1/31/2026(5)
hhgregg	NR/NR/NR	31,800	12.4%	$10.66	$338,988	11.4%	NAV	NAV	8/1/2021(6)
Harbor Freight and Tools	NR/Ba3/BB-	16,000	6.3%	$10.75	$172,000	5.8%	NAV	NAV	10/31/2023
Aldi	NR/NR/NR	16,785	6.6%	$10.13	$170,000	5.7%	NAV	NAV	9/30/2024(7)
Cort Furniture Rental	NR/NR/NR	10,737	4.2%	$12.55	$134,799	4.5%	NAV	NAV	1/31/2016(8)
Total Major Tenants		125,612	49.1%	$11.10	$1,394,122	46.8%

Non-Major Tenants		113,832	44.5%	$13.94	$1,586,965	53.2%

Occupied Collateral Total		239,444	93.6%	$12.45	$2,981,087	100.0%

Vacant Space		16,458	6.4%

Collateral Total		255,902	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2016 totaling $10,509.
(3)	Tenants are not required to report sales figures under their respective leases.
(4)	Value City Furniture subleases its space from Dick’s Sporting Goods under a lease that expires in January 2016. Value City Furniture has occupied the former Dick’s Sporting Goods space since August 2005. Value City Furniture has executed a 10-year direct lease which will commence in February 2016. Value City Furniture’s direct lease was included in the underwriting of the Olmsted Shopping Center Mortgage Loan. The current rent under the Dick’s Sporting Goods lease is $12.50 per square foot.
(5)	Value City Furniture has two, 5-year lease renewal options.
(6)	hhgregg has two, 5-year lease renewal options.
(7)	Aldi has three, 5-year lease renewal options.
(8)	Cort Furniture Rental has one, 5-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

OLMSTED PLAZA SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Olmsted Plaza Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	10,110	4.0%	10,110	4.0%	$74,400	$7.36
2015	2	3,302	1.3%	13,412	5.2%	$41,958	$12.71
2016	5	20,827	8.1%	34,239	13.4%	$284,595	$13.66
2017	2	7,430	2.9%	41,669	16.3%	$114,000	$15.34
2018	4	29,012	11.3%	70,681	27.6%	$398,460	$13.73
2019	2	9,200	3.6%	79,881	31.2%	$124,200	$13.50
2020	4	14,486	5.7%	94,367	36.9%	$247,476	$17.08
2021	3	43,300	16.9%	137,667	53.8%	$530,788	$12.26
2022	2	18,702	7.3%	156,369	61.1%	$244,875	$13.09
2023	1	16,000	6.3%	172,369	67.4%	$172,000	$10.75
2024	1	16,785	6.6%	189,154	73.9%	$170,000	$10.13
2025	0	0	0.0%	189,154	73.9%	$0	$0.00
Thereafter	1	50,290	19.7%	239,444	93.6%	$578,335	$11.50
Vacant	4	16,458	6.4%	255,902	100.0%	$0	$0.00
Total/Weighted Average	34	255,902	100.0%			$2,981,087	$12.45

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	The Annual U/W Base Rent PSF and Total/Weighted Average Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the Olmsted Plaza Shopping Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/6/2015(2)
98.0%	100.0%	100.0%	93.6%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

OLMSTED PLAZA SHOPPING CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Olmsted Plaza Shopping Center Property:

Cash Flow Analysis

	2012	2013	2014(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,204,276	$3,351,408	$3,364,665	$2,981,087(2)	70.1%	$11.65
Grossed Up Vacant Space	0	0	0	246,328	5.8	0.96
Total Reimbursables	1,174,571	847,438	1,393,022	1,268,962	29.9	4.96
Less Vacancy & Credit Loss	0	0	0	(246,328)(3)	(5.8)	(0.96)
Effective Gross Income	$4,378,847	$4,198,846	$4,757,687	$4,250,049	100.0%	$16.61

Total Operating Expenses	$1,418,578	$1,472,934	$1,937,407	$1,743,501	41.0%	$6.81

Net Operating Income	$2,960,269	$2,725,912	$2,820,280	$2,506,548	59.0%	$9.79
TI/LC	0	0	0	127,951	3.0	0.50
Reserves for Replacements	0	0	0	51,180	1.2	0.20
Net Cash Flow	$2,960,269	$2,725,912	$2,820,280	$2,327,417	54.8%	$9.09

NOI DSCR	2.00x	1.84x	1.91x	1.70x
NCF DSCR	2.00x	1.84x	1.91x	1.57x
NOI DY	11.6%	10.7%	11.1%	9.8%
NCF DY	11.6%	10.7%	11.1%	9.1%

(1)	The decrease in NOI from 2014 to U/W is due to a tenant vacating 13,058 square feet (5.1% of net rentable area).
(2)	Base Rent includes contractual rent steps through May 2016 totaling $10,509.
(3)	The U/W economic vacancy is 5.5%. The Olmsted Plaza Shopping Center Property was 93.6% physically occupied as of April 6, 2015.

Appraisal. As of the appraisal valuation date of February 11, 2015, the Olmsted Plaza Shopping Center Property had an “as-is” appraised value of $35,370,000.

Environmental Matters. According to the Phase I environmental site assessment dated February 19, 2015, there was no evidence of any recognized environmental conditions at the Olmsted Plaza Shopping Center Property.

Market Overview and Competition. The Olmsted Plaza Shopping Center Property is located within the Cleveland, Ohio metropolitan statistical area. Cleveland is the 28th most populous metropolitan area in the United States and the largest metropolitan area entirely in Ohio, accounting for 17.8% of the state’s population. Unemployment has declined in the metropolitan statistical area from 8.9% in 2010 to 6.0% in 2014. The largest employers in the market are the Cleveland Clinic, US Office of Personnel Management, University Hospitals, Giant Eagle, and Progressive Corporation.

The Olmsted Plaza Shopping Center Property is located within the Cleveland retail market's West retail submarket, approximately 16 miles southwest of the Cleveland central business district. The Great Northern Mall, a super-regional mall owned by an affiliate of Starwood Capital Group Global, L.P. and anchored by Dillard’s, Macy’s, JCPenney, Sears, Dick’s Sporting Goods and a 10-screen Regal Cinemas & RPX, is located along Great Northern Boulevard across from the Olmsted Plaza Shopping Center Property. The 2014 estimated population within a three- and five- mile radii of the Olmsted Plaza Shopping Center Property was approximately 63,467 and 178,407, respectively, and the median household income within the same three- and five-mile radii was approximately $58,373 and $58,008, respectively.

According to the appraisal, as of year-end 2014 there were no new projects under construction within the West retail submarket and the existing supply consisted of approximately 16.7 million square feet. From 2011 to 2014, vacancy in the West retail market has decreased from 6.3% to 5.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OLMSTED PLAZA SHOPPING CENTER

The following table presents certain information relating to some comparable retail properties for the Olmsted Plaza Shopping Center Property:

Competitive Set(1)

	Olmsted Plaza Shopping Center (Subject)	Berea Plaza	Water Tower Square	Plazas at Great Northern	Village Square
Location	North Olmsted, OH	Berea, OH	North Olmsted, OH	North Olmsted, OH	Woodmere, OH
Distance from Subject		3.8 miles	1.2 miles	0.7 mile	21.8 miles
Property Type	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center
Year Built	1969	1994	1995	1986	1960
Anchors	Value City Furniture, hhgregg, Aldi	Jax Big Discount	Volunteer of America	Big Lots	DXL
Total GLA	255,902(2) SF	100,000 SF	182,861 SF	632,309 SF	110,000 SF
Total Occupancy	94%	100%	73%	98%	100%

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

The Borrower. The borrower is B & G Properties Limited Partnership, an Ohio limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Olmsted Plaza Shopping Center Mortgage Loan. Jeffrey Glazer and Marshall Brown are the guarantors of certain nonrecourse carveouts under the Olmsted Plaza Shopping Center Mortgage Loan.

The Sponsor. The sponsor is B & G Properties LP, an entity controlled by Jeffrey Glazer and Marshall Brown. Mr. Glazer and Mr. Brown have been actively engaged in real estate investment, development and management activities since 1974. The sponsor developed the Olmsted Plaza Shopping Center Property in 1969 and has owned, managed and operated the property since that time.

Escrows. The loan documents provide for upfront escrows in the amount of $319,454 for taxes, $74,310 for insurance, $4,287 for replacement reserves and $10,717 for tenant improvements and leasing commissions (“TI/LCs”). The loan documents provide for ongoing monthly escrows of $63,891 for taxes, $6,193 for insurance, $4,287 for replacement reserves (subject to a cap of $100,000) and $10,717 for TI/LCs (subject to a cap of $200,000). Additionally, during a Lease Sweep Period (as defined below), all excess cash will be deposited into the special rollover reserve.

Lockbox and Cash Management. The Olmsted Plaza Shopping Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the borrower daily. During a Cash Management Period, funds are swept into a lender controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following (i) the occurrence of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.20x at the end of any calendar quarter; or (iii) the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will be cured with regard to clause (i) when such event of default has been cured and no other default or event of default has occurred and is continuing; with regard to clause (ii) when the amortizing debt service coverage ratio is greater than or equal to 1.20x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence upon the earlier of: (i) the date which is 12 months prior to the expiration of any Major Lease (Value City Furniture’s Lease and any other lease aggregating 40,000 or more square feet at the Olmsted Plaza Shopping Center Property), including any renewal terms; (ii) the date which any tenant under a Major Lease (a “Major Tenant”) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been exercised); (iii) any Major Lease (or material portion thereof) is surrendered, cancelled or terminated prior to its then-current expiration date; (iv) any Major Tenant discontinues its business at the premises (“goes dark”) or gives notice that it intends to discontinue its business; (v) the occurrence of a default (beyond any applicable notice and cure periods) under any Major Lease; or (vi) upon the occurrence of an insolvency proceeding by a Major Tenant.

A Lease Sweep Period will end upon the occurrence of, among other things, any of the following: with respect to clauses (i), (ii), (iii), or (iv), the earlier to occur of (A) the date on which the applicable Major Tenant exercises its renewal or extension option and sufficient funds have accumulated in the special rollover reserve to pay for all anticipated leasing expenses, or (B) the date on which all the space demised under the applicable Major Lease has been fully leased pursuant to a replacement lease and all leasing expenses have been paid in full; with respect to clause (v), the default being cured and no other Major Tenant default occurring for a period of three consecutive months following such cure; with respect to clause (vi), the applicable insolvency proceeding being terminated and the applicable Major Lease being affirmed, assumed or assigned; and with respect to clauses (i), (ii), (iii), (iv), (v) and (vi), the determination by the lender that an amount equal to $20.00 per square foot of the space demised under the applicable Major Lease has been deposited into the special rollover reserve (provided, however, that to the extent that the borrower shall lease a portion of the space demised under the applicable Major Lease to a replacement tenant or tenants approved by the lender, then such $20.00 per square foot amount will be decreased so that it applies only to the space that remains after taking into account such replacement lease or leases).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

OLMSTED PLAZA SHOPPING CENTER

Property Management. The Olmsted Plaza Shopping Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Olmsted Plaza Shopping Center Property, provided that certain conditions are satisfied, including (i) no default or event of default has occurred and is continuing; (ii) the borrower has provided the lender with not less than forty-five days’ prior written notice; (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender's credit review and underwriting standards, taking into consideration transferee’s experience, financial condition and creditworthiness; and (iv) the lender has received confirmation from Fitch, KBRA, and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism (or such policies shall have no exclusion from coverage with respect thereto) in an amount equal to the full replacement cost of the Olmsted Plaza Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

[THIS PAGE INTENTIONALLY LEFT BLANK.]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

HALL OFFICE PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

HALL OFFICE PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

HALL OFFICE PARK

Hall Office Park
2601 Network Boulevard
Frisco, TX 75034
FRISCO
PLANO
The Colony
Lewisville
Hebron
CARROLLTON
DALLAS
Lake Lewisville
DENTON COUNTY
COLLIN COUNTY
Dallas North Tollway
Sam Rayburn Tollway
Pres. G. Bush Turnpike
Eldorado Pkwy.
Warren Sports Complex
Lone Star Sports Center
All Stars Ave.
Meadow Hill Dr.
BRINKMANN RANCH
Frisco St.
Frisco ISD Natatorium
County Rd.
Frisco Commons
Toyota Stadium
Main St.
Frisco Public Library
Hickory St.
Sci-Tech Discovery Ctr.
Grand Park
Stonebrook Pkwy.
Rolater Rd.
Collin County Comm. College - Preston Ridge Campus
College Pkwy.
Parkwood Blvd.
Wade Blvd.
Ohio Dr.
Hillcrest Rd.
Plantation Resort Golf Club
Centennial Medical Center
Lebanon Rd.
Legacy Dr.
B.F. Phillips Community Park
Preston Rd.
The Star
Warren Pkwy.
The Centre at Preston Ridge
Baylor Medical Center at Frisco
Dr. Pepper Arena
Stonebriar Centre
Dr. Pepper Ballpark
IKEA
Coit Rd.
McDermott Rd.
Russell Creek Park
Independence Pkwy.
North Colony Boulevard Park
Turner Street Park
N. Colony Blvd.
Stonebriar Country Club
Rasor Blvd.
Heritage Yards at Plano
Headquarters Dr.
CapitalOne
Hedgcoxe Rd.
Main St.
S. Colony Blvd.
Paige Rd.
Memorial Dr.
J.C. Penney Corporate Headquarters
PepsiCo Corp. Hdqtrs.
Children's Medical Ctr. at Legacy
Frito-Lay North American Headquarters
Ericsson
Legacy Town Center
The Campus at Legacy
Tennyson Pkwy.
Hewlett-Packard
The Colony Five Star Complex
Nebraska Furniture Mart of Texas
Plano Pkwy.
Spring Creek Pkwy.
The Guildhall at SMU
Carpenter Park
DFW Intl. Airport 17 miles
Sysco North Texas
Windhaven Dr.
Midway Rd.
Josey Ln.
Lakeside Market
Arbor Hills Nature Preserve
Communications Pkwy.
Windhaven Park
Willow Bend Dr.
Preston Meadow Park
Parker Rd.
TX Health Presbyterian Hospital
Golf Club at Castle Hills
Prestonwood Country Club
Plano Pkwy.
Trinity Medical Center
The Shops at Willow Bend
Polo Towne Crossing
Gleneagles Country Club
Preston Towne Crossing
Park Blvd.
Park Plaza West
Preston Shepppard Place
Preston Park Village
Westpark Village
Old Shepard Pl.
Hebron Pkwy.
Intl. Pkwy.
Marsh Ln.
Branch Hollow Park
Oak Creek Park
Whitsitt Pkwy.
The Medical Center of Plano
Baylor Regional Medical Center at Plano
Rosemeade Pkwy.
Rosemeade Park
Greenbelt Park
Dallas Love Field 13 miles
Plano Pkwy.
121
289
190
Sanger
DENTON
Prosper
McKinney
Melissa
Ponder
Allen
Northlake
Flower Mound
Lewisville
Carrollton
Lavon Lake
Wylie
Keller
Coppell
Farmers Branch
RICHARDSON
GARLAND
Rowlett
Grapevine
N. Richland Hills
Hurst
Euless
IRVING
Haltom City
FORT WORTH
DALLAS
MESQUITE
ARLINGTON
GRAND PRAIRIE
Duncanville
DeSoto
Lancaster
Rendon
Mansfield
Cedar Hill
Seagoville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

No. 10 – Hall Office Park

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Office
Original Principal Balance:	$25,500,000	Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$25,500,000	Location:	Frisco, TX
% of Initial Pool Balance:	2.2%	Size:	142,761 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$178.62
Borrower Name:	Hall 2601 Network Associates, Ltd.	Year Built/Renovated:	2000/NAP
Sponsor:	Craig Hall	Title Vesting:	Fee
Mortgage Rate:	4.200%	Property Manager:	Self-managed
Note Date:	May 29, 2015	3rd Most Recent Occupancy (As of):	88.0% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	94.0% (12/31/2013)
Maturity Date:	June 11, 2025	Most Recent Occupancy (As of):	96.0% (12/31/2014)
IO Period:	12 months	Current Occupancy (As of):	93.3% (4/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,373,368 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(2):	$1,715,514 (12/31/2013)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of)(2):	$2,021,589 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$3,845,173
U/W Expenses:	$1,611,150
U/W NOI(2):	$2,234,023
U/W NCF:	$2,025,519
U/W NOI DSCR:	1.49x
Escrows and Reserves(1):	U/W NCF DSCR:	1.35x
U/W NOI Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.9%
Taxes	$328,830	$54,805	NAP	As-Is Appraised Value:	$34,600,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	March 20, 2015
Replacement Reserves	$0	$2,379	NAP	Cut-off Date LTV Ratio:	73.7%
TI/LC Reserve	$500,000	$14,871	(1)	LTV Ratio at Maturity or ARD:	60.7%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Hall Office Park Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an office building located in Frisco, Texas (the “Hall Office Park Property”). The Hall Office Park Mortgage Loan was originated on May 29, 2015 by Wells Fargo Bank, National Association. The Hall Office Park Mortgage Loan had an original principal balance of $25,500,000, has an outstanding principal balance as of the Cut-off Date of $25,500,000 and accrues interest at an interest rate of 4.200% per annum. The Hall Office Park Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 12 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hall Office Park Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Hall Office Park Mortgage Loan in whole, but not in part, on any date before March 11, 2025. In addition, the Hall Office Park Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

HALL OFFICE PARK

Sources and Uses

Sources			Uses
Original loan amount	$25,500,000	100.0%	Loan payoff	$14,360,000	56.3%
			Reserves	828,830	3.3
			Closing costs	218,252	0.9
			Return of equity	10,092,918	39.6
Total Sources	$25,500,000	100.0%	Total Uses	$25,500,000	100.0%

The Property. The Hall Office Park Property is a six-story, class A mid-rise office building totaling 142,761 square feet of rentable area and located in Frisco, Texas, approximately 24.0 miles north of the Dallas central business district. Built in 2000, the Hall Office Park Property is situated on a 7.5-acre parcel within the Hall Office Park complex, a 162-acre development with 16 class A and B office buildings totaling approximately 2.2 million square feet. The Hall Office Park complex offers amenities including a YMCA fitness center, on-site car detailing, personal care services, errand-running, grocery delivery, laundry pickup and an on-site masseuse. The Hall Office Park Property features double glass entry doors on the east and west sides of the building, which open into a two-story atrium lobby featuring artwork by well-known artists. The grounds of the Hall Office Park Property comprise a central courtyard and a water feature on the east end of the site. The Hall Office Park Property comprises 571 surface and garage parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. The Hall Office Park Property has averaged an approximate 94.0% occupancy rate since its initial lease-up in 2005. As of April 1, 2015 the Hall Office Park Property was 93.3% occupied by 24 tenants.

The following table presents certain information relating to the tenancy at the Hall Office Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
FiServ Solutions, Inc.	NR/Baa2/BBB	49,792	34.9%	$26.47(3)	$1,317,994(3)	38.4%	4/30/2019
Levi Strauss & Co.	BB-/Ba1/BB	17,457	12.2%	$25.00	$436,425	12.7%	3/31/2017
Century Payments	NR/NR/NR	14,463	10.1%	$24.00	$347,112	10.1%	4/1/2018(4)
Subaru of America	NR/NR/NR	7,441	5.2%	$27.50	$204,628	6.0%	10/31/2018
Harness Dickey	NR/NR/NR	6,891	4.8%	$27.50	$189,503	5.5%	4/30/2018
Total Major Tenants		96,044	67.3%	$25.98	$2,495,662	72.6%

Non-Major Tenants(5)		37,127	26.0%	$25.33	$940,485	27.4%

Occupied Collateral Total		133,171	93.3%	$25.80	$3,436,147	100.0%

Vacant Space		9,590	6.7%

Collateral Total		142,761	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2016 totaling $71,684.
(3)	The Annual U/W Base Rent PSF and Annual U/W Base Rent for FiServ Solutions, Inc. (“FiServ”) represent the tenant’s average contractual rental rate over the remaining lease term. FiServ’s current in-place rental rate is $25.00 per square foot.
(4)	Century Payments has the right to terminate its lease on April 30, 2017 with notice provided by July 31, 2016 and payment of a termination fee equal to two months’ base rent plus unamortized tenant improvement costs and leasing commissions.
(5)	Includes maintenance and conference room space totaling 1,431 square feet, which has no lease or Annual U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

HALL OFFICE PARK

The following table presents certain information relating to the lease rollover schedule at the Hall Office Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	2,266	1.6%	2,266	1.6%	$56,982	$25.15
2016	6	7,695	5.4%	9,961	7.0%	$200,228	$26.02
2017	9	39,353	27.6%	49,314	34.5%	$1,013,062	$25.74
2018	6	31,528	22.1%	80,842	56.6%	$816,360	$25.89
2019	2	49,792	34.9%	130,634	91.5%	$1,317,994	$26.47
2020	1	1,106	0.8%	131,740	92.3%	$31,521	$28.50
2021	0	0	0.0%	131,740	92.3%	$0	$0.00
2022	0	0	0.0%	131,740	92.3%	$0	$0.00
2023	0	0	0.0%	131,740	92.3%	$0	$0.00
2024	0	0	0.0%	131,740	92.3%	$0	$0.00
2025	0	0	0.0%	131,740	92.3%	$0	$0.00
Thereafter(4)	2	1,431	1.0%	133,171	93.3%	$0	$0.00
Vacant	0	9,590	6.7%	142,761	100.0%	$0	$0.00
Total/Weighted Average	28	142,761	100.0%			$3,436,147	$25.80

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Represents maintenance and conference room space, which has no lease or Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Hall Office Park Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/1/2015(2)
88.0%	94.0%	96.0%	93.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hall Office Park Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,504,156	$2,865,528	$3,202,601	$3,436,147	89.4%	$24.07
Grossed Up Vacant Space	0	0	0	263,725	6.9	1.85
Total Reimbursables	232,176	287,149	371,826	371,826	9.7	2.60
Other Income	12,843	19,878	32,349	37,200	1.0	0.26
Less Vacancy & Credit Loss	0	0	0	(263,725)(1)	(6.9)	(1.85)
Effective Gross Income	$2,749,175	$3,172,555	$3,606,776	$3,845,173	100.0%	$26.93

Total Operating Expenses	$1,375,807	$1,457,041	$1,585,187	$1,611,150	41.9%	$11.29

Net Operating Income	$1,373,368	$1,715,514(2)	$2,021,589(3)	$2,234,023(4)	58.1%	$15.65
TI/LC	0	0	0	179,952	4.7	1.26
Capital Expenditures	0	0	0	28,552	0.7	0.20
Net Cash Flow	$1,373,368	$1,715,514	$2,021,589	$2,025,519	52.7%	$14.19

NOI DSCR	0.92x	1.15x	1.35x	1.49x
NCF DSCR	0.92x	1.15x	1.35x	1.35x
NOI DY	5.4%	6.7%	7.9%	8.8%
NCF DY	5.4%	6.7%	7.9%	7.9%

(1)	The underwritten economic vacancy is 7.1%. The Hall Office Park Property was 93.3% physically occupied as of April 1, 2015.
(2)	Net Operating Income increased from 2012 to 2013 due to the signing of six new leases from July 2012 through March 2013, accounting for 10.6% of the net rentable and totaling $393,292 of underwritten base rent.
(3)	Net Operating Income increased from 2013 to 2014 due to the signing of seven new leases from September 2013 through October 2014, accounting for 13.2% of the net rentable area and totaling $517,613 of underwritten base rent.
(4)	U/W Net Operating Income is higher than 2014 due to the underwriting of contractual rent steps through May 2016 totaling $71,684 and rent averaging for FiServ (see “Major Tenants” above).

Appraisal. As of the appraisal valuation date of March 20, 2015, the Hall Office Park Property had an “as-is” appraised value of $34,600,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 8, 2015, there was no evidence of any recognized environmental conditions at the Hall Office Park Property.

Market Overview and Competition. The Hall Office Park Property is located in Frisco, Texas, just west of the Dallas North Tollway, and within the Hall Office Park complex. Frisco is located in the far northern suburban sector of the Dallas metropolitan area, just north of Plano and approximately 24.0 miles north of the Dallas central business district. The Dallas Cowboys announced they are moving their headquarters to Frisco, after gaining approval to develop a $350.0 million mixed-use facility known as “The Star”. The planned Cowboys development is expected to create 4,500 new jobs by 2026. In addition, Toyota will be making the area its North American headquarters and will relocate approximately 4,000 employees from Torrance, California. Over the next two years, Toyota is expected to build a 1.3 million-square-foot facility in Plano. Primary regional access to the surrounding area is provided by State Highway 121 (a major transportation link between the growing Collin County cities of Allen, McKinney and Plano to the east/south and DFW International Airport to the west) and the Dallas North Tollway (one of the most heavily traveled tollways in the area, providing access to the Dallas central business district to the south and growing suburban locales to the north). According to the appraisal, as of 2014, the estimated population within a three- and five-mile radius of the Hall Office Park Property was 81,229 and 245,207, respectively, and the average household income within the same radii was $111,927 and $118,664, respectively.

According to a third-party market research report, the Hall Office Park Property is situated within the Frisco/The Colony submarket of the Dallas office market. As of the first quarter of 2015, the submarket reported an inventory of 215 office properties totaling approximately 5.7 million square feet with a 14.2% vacancy rate and average asking rent of $27.86 per square foot, modified gross.

The appraiser’s competitive set comprised the 16 class A and B office buildings within the Hall Office Park complex. The competitive properties were built between 1997 and 2014 (average year built of 2004); contain between 90,000 and 200,000 square feet of rentable area (average size of 135,421 square feet); reported occupancy rates ranging from 20.0% (new building in lease-up) to 100.0% (average occupancy rate of 85.0%); and had asking rents ranging from $25.00 to $32.00 per square foot, plus electric (average asking rent of $26.95 per square foot, plus electric). Excluding one property from the competitive set, which was built on a speculative basis in 2014 and reported a 20.0% occupancy rate, the average occupancy rate is 92.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Competitive Set(1)

	Hall Office Park (Subject)	2591 Dallas Pky	2595 N Dallas Pky	6801 Gaylord Pky	2600 Network Blvd	2801 Network Blvd	3000 Internet Blvd
Location	Frisco, TX	Frisco, TX	Frisco, TX	Frisco, TX	Frisco, TX	Frisco, TX	Frisco, TX
Distance from Subject	--	0.4 miles	0.1 miles	0.2 miles	0.1 miles	0.1 miles	0.2 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2000/NAP	1999/NAV	1997/NAV	2000/NAV	2006/NAV	2001/NAV	2007/NAV
Stories	6	6	4	4	6	8	6
Total GLA	142,761 SF	150,000 SF	100,000 SF	100,000 SF	150,000 SF	197,717 SF	150,000 SF
Total Occupancy	93%	91%	100%	92%	99%	86%	98%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Hall 2601 Network Associates, Ltd., a Texas limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hall Office Park Mortgage Loan. Hall Phoenix/Inwood Ltd. is the guarantor of certain nonrecourse carveouts under the Hall Office Park Mortgage Loan.

The Sponsor. The sponsor is Craig Hall, who is the chairman and founder of Hall Financial Group. Hall Financial Group was founded in 1968 and has diversified holdings including active operations in commercial real estate development, ownership and management. Since its inception, Hall Financial Group has owned and operated approximately 100,000 apartment units and more than five million square feet of office space. Hall Financial Group owns and manages the entire Hall Office Park complex, which comprises 16 class A and B office buildings occupied by tenants including Fiserv, SANYO Energy (USA) Corporation, AmerisourceBergen Specialty Group and Levi Strauss & Company. Craig Hall filed for bankruptcy in the 1980s. In addition, in 2010 and 2011, affiliated entities of Hall Financial Group were involved in four instances of loan defaults, deed-in-lieu of foreclosure proceedings and discounted payoffs. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $328,830 for real estate taxes and $500,000 for tenant improvements and leasing commissions (“TI/LCs”). The loan documents require monthly deposits of $54,805 for real estate taxes, $2,379 for replacement reserves and $14,871 for TI/LCs (subject to a cap of $725,000, as long as (i) no event of default has occurred; (ii) the property maintains a physical and economic occupancy of at least 90.0%; (iii) the amortizing debt service coverage ratio is at least 1.25x; and (iv) the net cash flow debt yield is at least 7.75%). The loan documents do not require monthly escrows for insurance, provided that (a) no event of default has occurred; (b) the Hall Office Park Property is insured via an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Hall Office Park Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower or manager deposit all rents directly into such lockbox account.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are distributed to the borrower. During a Cash Trap Event Period, the borrower or manager will cause all rents to be deposited directly into the lockbox account, and all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.10x and/or the net cash flow debt yield being less than 7.0% at the end of any calendar month; or (iii) Fiserv Solutions, Inc. (“Fiserv”) (or any replacement tenant of Fiserv) (a) failing to renew its lease or providing renewal notice 12 months prior to its lease expiration date; (b) going dark, vacating or failing to occupy its space; or (c) filing for bankruptcy or being subject to a bankruptcy or insolvency proceeding. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon (x) the amortizing debt service coverage ratio being equal to or greater than 1.15x and the net cash flow debt yield being equal to or greater than 7.25%, both for three consecutive calendar months or (y) the borrower agreeing to deposit $12,544 per month into an additional leasing reserve if the Cash Trap Event Period (as a result of clause (ii) above) occurs prior to the first anniversary of the first loan payment date, otherwise the borrower agreeing to deposit $9,182 per month in an additional leasing reserve; with regard to clause (iii)(a), upon Fiserv (or any satisfactory replacement tenant of Fiserv) exercising its renewal option or otherwise extending the term of its lease on terms and conditions acceptable to the lender; with regard to clause (iii)(b), upon Fiserv (or any replacement tenant of Fiserv) resuming business operations in its space for two consecutive calendar quarters; with respect to clause (iii)(c), upon the termination of such bankruptcy or insolvency proceedings and the affirmation of the related lease; and with respect to clauses (iii)(a), (iii)(b) and (iii)(c), (1) upon the amortizing debt service coverage ratio and debt yield (both exclusive of the rent associated with Fiserv (or any satisfactory replacement tenant of Fiserv)) being equal to or greater than 1.15x and 7.25%, respectively, for three consecutive calendar months; (2) upon Fiserv’s space being leased to one or more replacement tenants satisfactory to the lender and receipt of a satisfactory tenant estoppel, with each replacement tenant paying full, unabated rent of not less than Fiserv’s rent at the time of closing of the Hall Office Park Mortgage Loan; being in occupancy and utilizing its space; and having any related tenant improvement costs and leasing commissions fully paid or reserved for or (3) the borrower depositing $75,868 monthly into an additional leasing reserve if the Cash Trap Event Period occurs prior to the first anniversary of the first loan payment date, otherwise the borrower depositing $49,848 monthly in an additional leasing reserve.

Property Management. The Hall Office Park Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Assumption. The borrower has the right to transfer the Hall Office Park Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Additional Indebtedness. Hall Phoenix/Inwood Ltd. is permitted to pledge up to 49% of their indirect ownership of the borrower subject to certain conditions, including: (i) the holder of such debt is an institutional lender; (ii) the debt secured by such pledge is also secured by substantial other collateral unrelated to the borrower or the Hall Office Park Property; and (iii) the repayment of the debt secured by such pledge is not specifically tied to the Hall Office Park Property’s cash flow. See “Description of the Mortgage Pool-Subordinate and/or Other Financing” in the Free Writing Prospectus.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hall Office Park Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

No. 11 – Dulles North Corporate Parks

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Various – See Table
Original Principal Balance:	$25,000,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$24,956,509			Location:	Sterling, VA
% of Initial Pool Balance:	2.1%			Size:	159,601 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$156.37
Borrower Names:	Dulles North Office Park II Corporation; Dulles North Five, Corp.			Year Built/Renovated:	Various – See Table
Sponsor:	B. F. Saul Real Estate Investment Trust			Title Vesting:	Fee
Mortgage Rate:	4.310%			Property Manager:	Self-managed
Note Date:	May 6, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	May 11, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	None			Current Occupancy (As of)(2):	100.0% (Various)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,999,217 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,050,129 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$3,055,121 (TTM 1/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	No
Additional Debt Type:	NAP			U/W Revenues:	$3,603,745
				U/W Expenses:	$902,456
				U/W NOI:	$2,701,289
Escrows and Reserves:				U/W NCF:	$2,449,610
				U/W NOI DSCR:	1.65x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.50x
Taxes	$197,864	$34,626	NAP	U/W NOI Debt Yield:	10.8%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	9.8%
Replacement Reserves	$0	$4,457	NAP	As-Is Appraised Value:	$41,900,000
TI/LC Reserve	$0	$12,500	$300,000	As-Is Appraisal Valuation Date:	Various
Asurion TI/LC Reserve(1)	$381,900	$0	NAP	Cut-off Date LTV Ratio:	59.6%
NTT Letter of Credit	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	43.5%

(1)	Asurion TI/LC Reserve will be disbursed to the borrowers upon the satisfaction of the earlier to occur of the following conditions: (i) providing the lender with a satisfactory estoppel letter stating, among other things, that there is no tenant improvement allowance owed to Asurion under its lease, (ii) Asurion is renewing its lease at the Dulles North Corporate Parks Property, or (iii) the expiration of the current lease to Asurion.
(2)	See “Historical Occupancy” section.

The Dulles North Corporate Parks mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrowers’ fee interest in a suburban office building and a data center totaling 159,601 square feet located in Sterling, Virginia (the “Dulles North Corporate Parks Property”). The Dulles North Corporate Parks Property consists of Dulles North Corporate Park 2 (the “Office Building”), a 79,210 square foot class B suburban office building; and Dulles North Corporate Park 5 (the “Data Center”), an 80,391 square foot powered-shell data center. The sponsor developed the collateral over 15 years ago for a total cost basis of approximately $13.6 million. The Office Building was developed in 1999, while the Data Center was constructed in 2000. The Office Building features 300 parking spaces, resulting in a parking ratio of 3.8 spaces per 1,000 square feet of rentable area; while the Data Center features 240 parking spaces, resulting in a parking ratio of 3.0 spaces per 1,000 square feet of rentable area. The Dulles North Corporate Parks Property is part of a larger corporate park containing three additional flex buildings, which are not part of the collateral.

The Northern Virginia data center market is the second largest data center market along the eastern seaboard after the New York metropolitan area. The Dulles North Corporate Parks Property is located in Loudoun County, which benefits from access to Dulles Airport, located approximately 4.7 miles south of the Dulles North Corporate Parks Property. Approximately 70.0% of the world’s internet traffic passes through the Loudoun County centers every day. According to the appraiser, the state of Virginia continues to pass measures to make it more attractive to data center investors, and Dominion Power continues to keep power prices near state and national lows. With immediate accessibility to the airport, the Dulles North Corporate Parks Property provides convenient access to the Washington D.C. metropolitan statistical area, its surrounding area and many parts of the eastern seaboard from Interstate 95. According to a third party market research report, in 2014 the estimated population within a one-, three- and five-mile radius of the Dulles North Corporate Parks Property was 6,540, 66,178 and 236,834, respectively, and the estimated median household income within the same radii was $112,260, $120,431 and $142,246, respectively. As of May 1, 2015 and June 1, 2015, the Dulles North Corporate Parks Property was 100.0% occupied by six tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

DULLES NORTH CORPORATE PARKS

Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan Payoff(1)	$12,522,879	50.1%
			Reserves	579,764	2.3
			Closing costs	469,431	1.9
			Return of equity	11,427,926	45.7
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

(1)	The Dulles North Corporate Parks Property was previously securitized in the LBUBS 2000-C4 transaction.

The following table presents certain information relating to the Dulles North Corporate Parks Property:

Property Name – Location	Property Type/Sub- Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut-off LTV
Dulles North Corporate Park 5	Other/ Data Center	$14,973,905	60.0%	100.0%	2000/2006	80,391	$23,700,000	63.2%
Dulles North Corporate Park 2	Office/ Suburban	$9,982,604	40.0%	100.0%	1999/NAP	79,210	$18,200,000	54.8%
Total/Weighted Average		$24,956,509	100.0%	100.0%		159,601	$41,900,000	59.6%

The following table presents certain information relating to the tenancy at the Dulles North Corporate Parks Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
NTT Worldwide Telecommunications	NR/Aa3/AA-	80,391	50.4%	$19.89	$1,598,881	49.7%	2/29/2020(3)
US Customs and Border Protection	NR/NR/NR	23,535	14.7%	$23.00	$541,308	16.8%	2/14/2017
Asurion/National Electronics Warranty	NR/NR/NR	25,460	16.0%	$18.45	$469,689	14.6%	7/31/2016(4)
1000 Sully Road, LLC(5)	NR/NR/NR	20,056	12.6%	$20.38	$408,738	12.7%	5/31/2027(6)
PaeTec Communications, Inc.	NR/NR/NR	10,079	6.3%	$19.10	$192,558	6.0%	5/31/2019(7)
Total Major Tenants		159,521	99.9%	$20.13	$3,211,174	99.9%

Other Space(8)		80	0.1%	$48.01	$3,841	0.1%

Occupied Collateral Total		159,601	100.0%	$20.14	$3,215,015	100.0%

Collateral Total		159,601	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through June 2016 totaling $85,374.
(3)	NTT Worldwide Telecommunications has one, 10-year renewal option.
(4)	Asurion/National Electronics Warranty has one, 5-year renewal option.
(5)	1000 Sully Road, LLC is an affiliate of the borrower.
(6)	1000 Sully Road, LLC has one, 5-year renewal option.
(7)	PaeTec Communications, Inc. has one, 5-year renewal option.
(8)	Other Space is related to antenna equipment space leased by MCImetro Access Transmission Services.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

DULLES NORTH CORPORATE PARKS

The following table presents certain information relating to the lease rollover schedule at the Dulles North Corporate Parks:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	1	25,460	16.0%	25,460	16.0%	$469,689	$18.45
2017	1	23,535	14.7%	48,995	30.7%	$541,308	$23.00
2018	0	0	0.0%	48,995	30.7%	$0	$0.00
2019	2	10,159	6.4%	59,154	37.1%	$196,399	$19.33
2020	1	80,391	50.4%	139,545	87.4%	$1,598,881	$19.89
2021	0	0	0.0%	139,545	87.4%	$0	$0.00
2022	0	0	0.0%	139,545	87.4%	$0	$0.00
2023	0	0	0.0%	139,545	87.4%	$0	$0.00
2024	0	0	0.0%	139,545	87.4%	$0	$0.00
2025	0	0	0.0%	139,545	87.4%	$0	$0.00
Thereafter	1	20,056	12.6%	159,601	100.0%	$408,738	$20.38
Vacant	0	0	0.0%	159,601	100.0%	$0	$0.00
Total/Weighted Average	6	159,601	100.0%			$3,215,015	$20.14

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule

The following table presents historical occupancy percentages at the Dulles North Corporate Parks:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	Various(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrowers.
(2)	Information obtained from the underwritten rent roll. Occupancy shown is as of dates ranging from May 1, 2015 to June 1, 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Dulles North Corporate Parks Property:

Cash Flow Analysis

	2013	2014	TTM 1/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,019,065	$3,057,860	$3,060,675	$3,215,015(1)	89.2%	$20.14
Total Reimbursables	724,277	788,505	785,906	692,901	19.2	4.34
Other Income	92,783	103,085	103,382	99,000	2.7	0.62
Less Vacancy & Credit Loss	0	0	0	(403,171)(2)	(11.2)	(2.53)
Effective Gross Income	$3,836,125	$3,949,450	$3,949,963	$3,603,745	100.0%	$22.58

Total Operating Expenses	$836,908	$899,321	$894,842	$902,456	25.0%	$5.65

Net Operating Income	$2,999,217	$3,050,129	$3,055,121	$2,701,289	75.0%	$16.93
TI/LC	0	0	0	200,690	5.6	1.26
Replacement Reserves	0	0	0	50,990	1.4	0.32
Net Cash Flow	$2,999,217	$3,050,129	$3,055,121	$2,449,610	68.0%	$15.35

NOI DSCR	1.83x	1.87x	1.87x	1.65x
NCF DSCR	1.83x	1.87x	1.87x	1.50x
NOI DY	12.0%	12.2%	12.2%	10.8%
NCF DY	12.0%	12.2%	12.2%	9.8%

(1)	U/W Base Rent is greater than TTM January 31, 2015 due to contractual rent increases that occurred from February 2015 through May 2015 totaling $68,963 and future rent increases totalling $85,377 through June 2016 being underwritten.
(2)	The underwritten economic vacancy is 12.5%. The Dulles North Corporate Parks Property was 100.0% physically occupied as of May 1, 2015 and June 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

[THIS PAGE INTENTIONALLY LEFT BLANK.]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

No. 12 – Coastal Village Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$24,000,000			Specific Property Type:	Student Housing
Cut-off Date Principal Balance:	$24,000,000			Location:	Fort Myers, FL
% of Initial Pool Balance:	2.0%			Size:	800 beds
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Bed:	$30,000
Borrower Name:	Brightstone Fort Myers, LLC			Year Built/Renovated:	2004/NAP
Sponsors:	David Kirshenbaum; Shaul Kopelowitz; Chaim Munk			Title Vesting:	Fee
Mortgage Rate:	4.330%			Property Manager:	Ambling Management Company, LLC
Note Date:	January 29, 2015			3rd Most Recent Occupancy (As of):	88.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	91.0% (12/31/2013)
Maturity Date:	February 6, 2025			Most Recent Occupancy (As of):	92.9% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	95.1% (5/18/2015)
Loan Term (Original):	120 months
Seasoning:	4 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,199,220 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,186,829 (12/31/2014)
Call Protection:	L(28),D(89),O(3)			Most Recent NOI (As of):	$2,094,562 (TTM 3/31/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$4,815,207
Additional Debt Type(1):	Future Mezzanine			U/W Expenses:	$2,680,878
				U/W NOI:	$2,134,330
				U/W NCF:	$2,003,994
				U/W NOI DSCR:	1.49x
Escrows and Reserves:				U/W NCF DSCR:	1.40x
				U/W NOI Debt Yield:	8.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.3%
Taxes	$101,631	$33,875	NAP	As-Is Appraised Value:	$32,700,000
Insurance	$20,614	$21,800	NAP	As-Is Appraisal Valuation Date:	December 22, 2014
Replacement Reserves	$500,000	$10,861	$1,000,000	Cut-off Date LTV Ratio:	73.4%
Deferred Maintenance	$90,000	NAP	NAP	LTV Ratio at Maturity or ARD:	62.4%

(1)	The borrower may incur mezzanine debt provided certain conditions are satisfied, including, but not limited to: (i) the combined amortizing net cash flow debt service coverage ratio is not less than 1.25x and (ii) the combined loan-to-value ratio is not greater than 75.0%.

The Coastal Village Apartments mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an 800-bed student housing multifamily property located in Fort Myers, Florida (the “Coastal Village Apartments Property”). The Coastal Village Apartments Property is less than three miles from Florida Gulf Coast University, which currently has an enrollment of over 14,000 students. As of May 21, 2015, the Coastal Village Apartments Property was 73% pre-leased for Fall 2015, compared to 48% at that time last year. Students typically sign 12 month leases. Built in 2004, each unit at the Coastal Village Apartments contains four bedrooms and four bathrooms with an average of 1,385 square feet. Unit amenities include a kitchen with full appliance package, private bathrooms in each bedroom, and in-unit washer and dryer. Coastal Village Apartments Property amenities include an outdoor swimming pool with a sun deck, clubhouse, study rooms, a fitness center, a game room, a computer lab with high speed internet connection, and an outdoor sand volleyball court. The Coastal Village Apartments Property contains 789 surface parking spaces, resulting in a parking ratio of 1.0 space per bed. Access to the Coastal Village Apartments Property is controlled via electronic security gates located at the primary entry point along Three Oaks Parkway. As of May 18, 2015, the property was 95.1% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

COASTAL VILLAGE APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$24,000,000	71.8%	Purchase price	$32,000,000	95.7%
Sponsor’s new cash contribution	9,427,702	28.2	Reserves	712,245	2.1
			Closing costs	715,457	2.1
Total Sources	$33,427,702	100.0%	Total Uses	$33,427,702	100.0%

The following table presents certain information relating to the unit mix of the Coastal Village Apartments Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	No. of Beds	% of Total Beds	% of Total Beds	Average Unit Size (SF)
4 Bedroom - 4 Bathroom	200	800	100.0%	100.0%	1,385
Total/Weighted Average	200	800	100.0%	100.0%	1,385
(1)	Information obtained from the appraisal.

The following table presents historical occupancy percentages at the Coastal Village Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/18/2015(2)
88.0%	91.0%	92.9%	95.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Coastal Village Apartments Property:

Cash Flow Analysis

	2013	2014	TTM 3/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Gross Potential Rent	$4,818,015	$4,909,309	$4,904,710	$4,914,072	102.1%	$6,143
Concessions	(15,037)	(6,888)	(3,079)	(3,079)	(0.1)	(4)
Other Income	143,034	210,774	210,266	210,266	4.4	263
Less Vacancy & Credit Loss	(480,186)	(364,903)	(394,372)	(306,052)(1)	(6.4)	(383)
Effective Gross Income	$4,465,826	$4,748,292	$4,717,525	$4,815,207	100.0%	$6,019

Total Operating Expenses	$2,266,606	$2,561,463	$2,622,963	$2,680,878	55.7%	$3,351

Net Operating Income	$2,199,220	$2,186,829	$2,094,562	$2,134,330	44.3%	$2,668
Capital Expenditures	0	0	0	130,336	2.7	163
Net Cash Flow	$2,199,220	$2,186,829	$2,094,562	$2,003,994	41.6%	$2,505

NOI DSCR	1.54x	1.53x	1.46x	1.49x
NCF DSCR	1.54x	1.53x	1.46x	1.40x
NOI DY	9.2%	9.1%	8.7%	8.9%
NCF DY	9.2%	9.1%	8.7%	8.3%
(1)	The underwritten economic vacancy is 5.0% and underwritten credit loss is 1.0%. The Coastal Village Apartments Property was 95.1% occupied as of May 18, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

No. 13 – Foothills Park Place

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$23,000,000			Specific Property Type:	Shadow Anchored
Cut-off Date Principal Balance:	$23,000,000			Location:	Phoenix, AZ
% of Initial Pool Balance:	2.0%			Size:	132,496 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$173.59
Borrower Name:	Foothills Shopping Center, L.L.C.			Year Built/Renovated:	1991/2009
Sponsor:	Ronald Hahn			Title Vesting:	Fee
Mortgage Rate:	4.130%			Property Manager:	Zell Commercial Real Estate Service, Inc.
Note Date:	April 3, 2015			3rd Most Recent Occupancy (As of):	98.2% (1/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	99.9% (1/31/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of):	97.5% (1/31/2014)
IO Period:	120 months			Current Occupancy (As of):	91.7% (2/25/2015)
Loan Term (Original):	120 months
Seasoning:	2 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$2,543,147 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(2):	$2,175,933 (12/31/2014)
Call Protection:	L(26),GRTR 1% or YM(90),O(4)			Most Recent NOI (As of):	$2,165,788 (TTM 1/1/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes			U/W Revenues:	$3,388,274
Additional Debt Type(1):	Future Unsecured			U/W Expenses:	$844,492
				U/W NOI:	$2,543,783
				U/W NCF:	$2,317,655
Escrows and Reserves:				U/W NOI DSCR:	2.63x
				U/W NCF DSCR:	2.40x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.1%
Taxes	$21,089	$21,089	NAP	U/W NCF Debt Yield:	10.1%
Insurance	$28,677	$2,607	NAP	As-Is Appraised Value:	$39,000,000
Replacement Reserve	$0	$0	NAP	As-Is Appraisal Valuation Date:	March 9, 2015
Existing TI/LC Reserve	$257,827	$0	NAP	Cut-off Date LTV Ratio:	59.0%
Rent Concession Reserve	$49,724	$0	NAP	LTV Ratio at Maturity or ARD:	59.0%

(1)	Future unsecured subordinate debt is permitted from affiliates of the borrower in an amount up to $585,500.
(2)	See “Cash Flow Analysis” section.

The Foothills Park Place mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 132,496 square foot shadow anchored retail center (the “Foothills Park Place Property”) located in Phoenix, Arizona, approximately 14.2 miles southeast of the Phoenix central business district. The Foothills Park Place Property is located on a 11.6-acre site, was built in 1991, was most recently renovated in 2009, and is comprised of 11, one-story buildings. The Foothills Park Place Property is part of the larger Foothills Park Place Shopping Center, a 315,999 square foot retail center anchored by a 104,880 square foot JCPenney and a 62,868 square foot Sports Authority (neither are part of the collateral). Major tenants at the Foothills Park Place Property include Goodwill, Peter Piper Pizza, and numerous other national tenants. Approximately 40.5% of the underwritten base rent is from tenants that have occupied their space for over 10 years.

The Foothills Park Place Property includes 530 surface parking spaces resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. In 2014, the population within a one-, three- and five-mile radius of the Foothills Park Place Property was 15,789, 82,957 and 186,088, respectively, while the estimated median household income within the same radii was $71,476, $85,445, and $80,400, respectively. As of February 25, 2015, the Foothill Park Place Property was 91.7% occupied by 36 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

FOOTHILLS PARK PLACE

Sources and Uses

Sources			Uses
Original loan amount	$23,000,000	99.4%	Loan payoff(1)	$22,506,453	97.3%
Sponsor’s new cash contribution	142,037	0.6	Reserves	357,317	1.5
			Closing costs	278,267	1.2
Total Sources	$23,142,037	100.0%	Total Uses	$23,142,037	100.0%

(1)	The Foothills Park Place Property was previously securitized in the MLMT 2005-CIP1 transaction.

The following table presents certain information relating to the tenancy at the Foothills Park Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
JCPenney(4)	CCC/Caa2/CCC+	104,880	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sports Authority(4)(5)	NR/Caa1/NR	62,868	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Total Anchor Tenants – Not Part of Collateral		167,748

Major Tenant – Collateral
Goodwill	NR/NR/NR	22,565	17.0%	$15.50	$349,758	13.7%	NAV	NAV	11/30/2029
Peter Piper Pizza	NR/NR/NR	14,000	10.6%	$13.50	$189,000	7.4%	$133	14.8%	3/31/2018
Total Major Tenant – Collateral		36,565	27.6%	$14.73	$538,758	21.2%

Non-Major Tenant – Collateral
Native New Yorker	NR/NR/NR	6,498	4.9%	$25.00	$162,450	6.4%	$475	6.6%	1/31/2023
Desert Federal Credit Union	NR/NR/NR	5,914	4.5%	$26.66	$157,687	6.2%	NAV	NAV	8/31/2016
2nd Wind Exercise Equipment	NR/NR/NR	4,332	3.3%	$35.00	$151,620	6.0%	NAV	NAV	10/31/2024
Vitamin Shoppe	NR/NR/NR	3,867	2.9%	$38.75	$149,846	5.9%	NAV	NAV	5/31/2025
Total Non-Major Tenant – Collateral		20,611	15.6%	$30.16	$621,603	24.4%

Other Tenants – Collateral		64,342	48.6%	$21.51	$1,383,807	54.4%

Occupied Collateral Total		121,518	91.7%	$20.94	$2,544,168	100.0%

Vacant Space		10,978	8.3%

Collateral Total		132,496	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through December 2015, totaling $52,515. Sherwin Williams signed an early 5-year renewal with increased rent starting October 1, 2016, which was included in underwriting as Sherman Williams’ rent is significantly below the concluded market rent.
(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2014.
(4)	JCPenney, Sports Authority, and 5 other outparcel sites are not part of the collateral but contribute to their pro-rata share of common area maintenance reimbursements.
(5)	Sports Authority subleases a portion of its space to Fresh & Easy, who recently announced they will be closing approximately 50 stores including this location.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

FOOTHILLS PARK PLACE

The following table presents certain information relating to the lease rollover schedule at the Foothills Park Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	2,338	1.8%	2,338	1.8%	$52,238	$22.34
2016	7	12,341	9.3%	14,679	11.1%	$325,674	$26.39
2017	4	4,960	3.7%	19,639	14.8%	$133,283	$26.87
2018	5	27,328	20.6%	46,967	35.4%	$443,788	$16.24
2019	5	11,541	8.7%	58,508	44.2%	$242,944	$21.05
2020	3	5,180	3.9%	63,688	48.1%	$125,612	$24.25
2021	2	6,264	4.7%	69,952	52.8%	$107,856	$17.22
2022	2	7,068	5.3%	77,020	58.1%	$136,380	$19.30
2023	2	12,534	9.5%	89,554	67.6%	$283,170	$22.59
2024	2	5,532	4.2%	95,086	71.8%	$193,620	$35.00
2025	1	3,867	2.9%	98,953	74.7%	$149,846	$38.75
Thereafter	1	22,565	17.0%	121,518	91.7%	$349,758	$15.50
Vacant	0	10,978	8.3%	132,496	100.0%	$0	$0.00
Total/Weighted Average	36	132,496	100.0%			$2,544,168	$20.94

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Foothills Park Place Property:

Historical Occupancy

1/31/2012(1)	1/31/2013(1)	1/31/2014(1)	2/25/2015(2)
98.2%	99.9%	97.5%	91.7%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Foothills Park Place Property:

Cash Flow Analysis

	2013	2014	TTM 1/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,528,449	$2,215,797	$2,216,842	$2,627,740(1)	77.6%	$19.83
Grossed Up Vacant Space	0	0	0	219,216	6.5	1.65
Percentage Rent	66	18,023	18,023	0	0.0	0.00
Total Reimbursables	839,216	710,890	707,729	760,534	22.4	5.74
Other Income	1,940	7,240	6,903	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(219,216)(2)	(6.5)	(1.65)
Effective Gross Income	$3,369,671	$2,951,950	$2,949,497	$3,388,274	100.0%	$25.57

Total Operating Expenses	$826,524	$776,016	$783,709	$844,492	24.9%	$6.37

Net Operating Income	$2,543,147	$2,175,933(3)	$2,165,788	$2,543,783(4)	75.1%	$19.20
TI/LC	0	0	0	199,628	5.9	1.51
Capital Expenditures	0	0	0	26,499	0.8	0.20
Net Cash Flow	$2,543,147	$2,175,933	$2,165,788	$2,317,655	68.4%	$17.49

NOI DSCR	2.63x	2.25x	2.24x	2.63x
NCF DSCR	2.63x	2.25x	2.24x	2.40x
NOI DY	11.1%	9.5%	9.4%	11.1%
NCF DY	11.1%	9.5%	9.4%	10.1%

(1)	Annual U/W Base Rent includes contractual rent bumps through December 2015, totaling $52,515.
(2)	The underwritten economic vacancy is 7.7%. The Foothills Park Place Property was 91.7% physically occupied as of February 25, 2015.
(3)	The decrease in Net Operating Income from 2013 to 2014 can be attributed to the Michael’s lease expiration in February 2014. The new lease with Goodwill was signed four months later in June 2014 with the tenant taking occupancy on November 26, 2014 and rent payments commencing on February 27, 2015.
(4)	The increase in U/W Net Operating Income from TTM January 31, 2015 is primarily due to the new lease with Goodwill with annual rent payments of $349,758 commencing on February 27, 2015 and contractual rent increases through December 2015 totaling $52,515 being underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

[THIS PAGE INTENTIONALLY LEFT BLANK.]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

No. 14 - Smiths Medical

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$22,250,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$22,250,000			Location:	Plymouth, MN
% of Initial Pool Balance:	1.9%			Size:	182,250 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$122.09
Borrower Name:	6000 Nathan (MN) LLC			Year Built/Renovated:	1999/NAP
Sponsor:	Corporate Property Associates 17 - Global Incorporated			Title Vesting:	Fee
Mortgage Rate:	4.475%			Property Manager:	Interstate Partners II, LLC
Note Date:	May 8, 2015			3rd Most Recent Occupancy (As of):	45.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	45.0% (12/31/2013)
Maturity Date:	May 6, 2025			Most Recent Occupancy (As of)(4):	45.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of)(4):	100.0% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$515,262 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$827,333 (12/31/2014)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of)(4):	$1,176,135 (TTM 2/28/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$4,125,555
				U/W Expenses:	$1,735,379
				U/W NOI:	$2,390,177
Escrows and Reserves:				U/W NCF:	$2,171,477
				U/W NOI DSCR:	1.77x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.61x
Taxes(1)	$0	Springing	NAP	U/W NOI Debt Yield:	10.7%
Insurance(1)	$0	Springing	NAP	U/W NCF Debt Yield:	9.8%
Replacement Reserves(1)	$0	Springing	NAP	As-Is Appraised Value:	$35,400,000
TI/LC Reserve(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 1, 2015
Other(2)	$1,339,166	$0	NA	Cut-off Date LTV Ratio:	62.9%
Critical Tenant TI/LC(3)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	57.5%

(1)	Monthly collections spring upon a Cash Management Trigger Event, which includes, but is not limited to: an event of default, a bankruptcy event of the borrower or guarantor or the debt service coverage ratio falling below 1.20x.
(2)	Other Initial reserves consist of a Brocade free rent reserve ($775,512), Stanley Convergent Security Solutions TI/LC and abatement reserve ($318,617) and a parking lot future expansion reserve ($245,037).
(3)	All excess cash flow shall be deposited in the Critical Tenant TI/LC monthly reserves upon (i) the monetary or material non-monetary event of default occurring under the Smiths Medical (the “Critical Tenant”) lease, (ii) the bankruptcy or insolvency of the Critical Tenant or any lease guarantor under the Critical Tenant lease, or (iii) the Critical Tenant (or an assignee of subtenant) ceasing to occupy, or discontinuing its normal operations at, the Smiths Medical Property.
(4)	Smiths Medical executed a lease for 99,977 square feet (54.9% of the net rentable square footage) of previously vacant space on February 1, 2015.

The Smiths Medical mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 182,250 square-foot office property located in Plymouth, Minnesota (the “Smiths Medical Property”), approximately 10.6 miles west of Minneapolis, Minnesota. The Smiths Medical Property is a four-story, suburban office building that was built in 1999 and situated on a 26.3-acre site. As of March 1, 2015, the Smiths Medical Property was 100.0% leased to three tenants including, Smiths Medical (“Smiths Medical”), Brocade Communications Systems, Inc. (“Brocade”), and Stanley Convergent. As part of the Smiths Medical recent lease execution, Smiths Medical entered into an agreement to take the Brocade’s space in January 2016. Simultaneously, Brocade agreed to accelerate its lease expiration to December 2015 in exchange for full gross abatement on its space for the remainder of the year. Smiths Medical will take occupancy in Brocade’s space and commence rental payments in January 2016. Additionally, the Smiths Medical lease has a “must-take” provision which obligates Smiths Medical to lease any rentable space in the Smith Medical Property as it becomes available, at Smiths Medical’s then-escalated rent, during the course of its lease term through its current lease maturity of January 31, 2028. Surface level parking is currently available for 902 cars, reflecting a parking ratio of 4.9 spaces per 1,000 square feet of rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SMITHS MEDICAL

Sources and Uses

Sources			Uses
Original loan amount	$22,250,000	65.3%	Purchase price	$32,258,738	94.7%
Sponsor's new cash contribution	11,812,607	34.7	Reserves	1,339,166	3.9
			Closing costs	464,703	1.4
Total Sources	$34,062,607	100.0%	Total Uses	$34,062,607	100.0%

The following table presents certain information relating to the tenancies at the Smiths Medical Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Smiths Medical(2)	NR/Baa2/BBB+	99,977	54.9%	$12.00	$1,199,724	49.2%	1/31/2028
Brocade Communications(3)	NR/NR/NR	44,846	24.6%	$15.89	$712,743	29.3%	12/31/2015
Stanley Convergent	A-/ Baa1/A	37,427	20.5%	$14.00	$523,978	21.5%	5/31/2021
Total Major Tenants		182,250	100.0%	$13.37	$2,436,445	100.0%

Occupied Collateral Total		182,250	100.0%	$13.37	$2,436,445	100.0%

Vacant Space		0	0.0%

Collateral Total		182,250	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Smiths Medical has a one-time termination option on July 31, 2025, with 12-months’ notice and a payment of $2,046,940. Due to the structure of Smiths Medical lease, all space at the Smiths Medical Property which becomes vacant will be taken by Smiths Medical due to the must-take clause in its lease.
(3)	Brocade accelerated its lease termination to take effect on December 31, 2015. Smiths Medical is required to take Brocade’s space on January 1, 2016. As part of its lease termination, Brocade is not required to pay rent through the remainder of its lease term. A free rent reserve of $775,512 was collected at closing.

The following table presents certain information relating to the lease rollover schedule at the Smiths Medical Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	44,846	24.6%	44,846	24.6%	$712,743	$15.89
2016	0	0	0.0%	44,846	24.6%	$0	$0.00
2017	0	0	0.0%	44,846	24.6%	$0	$0.00
2018	0	0	0.0%	44,846	24.6%	$0	$0.00
2019	0	0	0.0%	44,846	24.6%	$0	$0.00
2020	0	0	0.0%	44,846	24.6%	$0	$0.00
2021	1	37,427	20.5%	82,273	45.1%	$523,978	$14.00
2022	0	0	0.0%	82,273	45.1%	$0	$0.00
2023	0	0	0.0%	82,273	45.1%	$0	$0.00
2024	0	0	0.0%	82,273	45.1%	$0	$0.00
2025	0	0	0.0%	82,273	45.1%	$0	$0.00
Thereafter	1	99,977	54.9%	182,250	100.0%	$1,199,724	$12.00
Vacant	0	0	0.0%	182,250	100.0%	0	$0.00
Total/Weighted Average	4	182,250	100.0%			$2,436,445	$13.37

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SMITHS MEDICAL

The following table presents historical occupancy percentages at the Smiths Medical Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	3/23/2015(2)(3)
45.0%	45.0%	45.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Smiths Medical ASD executed a lease for 99,977 square feet of previously vacant space (54.9% of the net rentable square footage) on February 1, 2015.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Smiths Medical Property:

Cash Flow Analysis

	2013	2014	TTM 2/28/2015(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,196,673	$1,229,794	$1,453,470	$2,436,445	59.1%	$13.37
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Straight Line Rent(2)	0	0	0	249,536	6.0	1.37
Mark to Market Adjustment	0	0	0	(174,591)(3)	(4.2)	(0.96)
Total Reimbursables	948,034	1,028,578	1,133,143	1,735,379	42.1	9.52
Other Income	99,034	93,921	77,394	91,125	2.2	0.50
Less Vacancy & Credit Loss	0	0	0	(212,338)(4)	(5.1)	(1.17)
Effective Gross Income	$2,243,741	$2,352,293	$2,664,008	$4,125,555	100.0%	$22.64

Total Operating Expenses	$1,728,479	$1,524,960	$1,487,873	$1,735,379	42.1%	$9.52

Net Operating Income	$515,262	$827,333	$1,176,135	$2,390,177	57.9%	$13.11
TI/LC	0	0	0	182,250	4.4	1.00
Capital Expenditures	0	0	0	36,450	0.9	0.20
Net Cash Flow	$515,262	$827,333	$1,176,135	$2,171,477	52.6%	$11.91

NOI DSCR	0.38x	0.61x	0.87x	1.77x
NCF DSCR	0.38x	0.61x	0.87x	1.61x
NOI DY	2.3%	3.7%	5.3%	10.7%
NCF DY	2.3%	3.7%	5.3%	9.8%

(1)	Smiths Medical executed a lease for 99,977 square feet of previously vacant space (54.9% of the net rentable square footage) on February 1, 2015.
(2)	Due to the credit nature of the tenants, Straight Line Rent includes underwritten rent increases of $0.35 per square foot through the fifth year of the Smiths Medical lease and the average rent through the remaining term of the Stanley Convergent lease. Smiths Medical has a current rent of $12.00 per square foot and Stanley Convergent has a current rent of $14.00 per square foot.
(3)	Mark to Market Adjustment is based on the difference of Brocade Communication in-place rent and the contractual Smiths Medical rent due to Smiths Medical’s takeover in January 1, 2016.
(4)	The underwritten economic vacancy is 5.0%. The Smiths Medical Property was 100.0% physically occupied as of March 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 15 – Hunterstone Apartments

Loan Information	Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Multifamily
Original Principal Balance:	$19,000,000	Specific Property Type:	Garden
Cut-off Date Principal Balance:	$19,000,000	Location:	Leland, NC
% of Initial Pool Balance:	1.6%	Size:	288 Units
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Unit:	$65,972
Borrower Name:	HPI Hunterstone LLC	Year Built/Renovated:	2005/NAP
Sponsor:	Matthew A. Sharp; J. David Kelsey	Title Vesting:	Fee
Mortgage Rate:	4.380%	Property Manager:	Self-managed
Note Date:	May 1, 2015	3rd Most Recent Occupancy (As of):	92.2% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	94.3% (12/31/2013)
Maturity Date:	May 6, 2025	Most Recent Occupancy (As of):	94.4% (12/31/2014)
IO Period:	48 months	Current Occupancy (As of):	91.3% (4/13/2015)
Loan Term (Original):	120 Months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,556,530 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,625,397 (12/31/2014)
Call Protection:	L(25),D(88),O(7)	Most Recent NOI (As of):	$1,627,567 (TTM 3/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes	U/W Revenues:	$2,512,786
Additional Debt Type(1):	Future Mezzanine	U/W Expenses:	$963,627
U/W NOI:	$1,549,159
U/W NCF:	$1,477,159
U/W NOI DSCR:	1.36x
U/W NCF DSCR:	1.30x
Escrows and Reserves:	U/W NOI Debt Yield:	8.2%
U/W NCF Debt Yield:	7.8%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$25,375,000
Taxes	$50,135	$9,549	NAP	As-Is Appraisal Valuation Date:	April 08, 2015
Insurance(2)	$0	Springing	NAP	Cut-off Date LTV Ratio:	74.9%
Replacement Reserves	$0	$6,000	NAP	LTV Ratio at Maturity or ARD:	66.9%

(1)	The borrower may incur mezzanine debt provided certain provisions are satisfied, including, but not limited to: (i) the combined amortizing net cash flow debt service coverage ratio is not less than 1.30x and (ii) the combined loan-to-value ratio is not greater than 75.0%.
(2)	The borrower is not required to make monthly insurance deposits as long as the insurance coverage remains in full force and effect.

The mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property containing 288 units and located in Leland, North Carolina (the “Hunterstone Apartments Property”). Built in 2005, the Hunterstone Apartments Property is situated on 26.5 acres, located approximately 6.1 miles west of the Wilmington, North Carolina central business district and is within the Wilmington metropolitan statistical area, which has an estimated population of 274,427 as of 2015. The Port of Wilmington, approximately 8.1 miles east of the Hunterstone Apartments Property and the busiest port in North Carolina, accommodates refrigerated and non-refrigerated container cargo destined for North Carolina and other surrounding states. Primary access to the Hunterstone Apartments Property’s neighborhood is provided by Ocean Highway/Highway 17 (approximately 0.4 mile northwest of the Hunterstone Apartments Property) and Highway 74 (approximately 2.0 miles northeast of the Hunterstone Apartments Property), which connects to downtown Wilmington to the east. The Hunterstone Apartments Property is comprised of 12 buildings with a mixture of one, two and three bedroom units. Community amenities consist of a leasing office/clubhouse, fitness center, swimming pool, picnic and grill areas, laundry facility, playground, washer/dryer connections, 24-hour emergency maintenance, and free DVD exchange. Unit amenities include large walk-in closets, fully equipped kitchens, intrusion alarms, washer/dryer connections, private patio/balcony, and outside storage. As of April 13, 2015, the Hunterstone Apartments Property was 91.3% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HUNTERSTONE APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$19,000,000	74.9%	Purchase price(1)	$25,000,000	98.5%
Sponsor's new cash contribution	6,368,432	25.1	Closing costs	318,297	1.3
			Reserves	50,135	0.2
Total Sources	$25,368,432	100.0%	Total Uses	$25,368,432	100.0%

(1)	The Hunterstone Apartments Property was previously securitized in the BSCMS 2006-PW13 transaction.

The following table presents certain information relating to the unit mix of the Hunterstone Apartments Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
1 Bedroom/1 Bath	72	25.0%	576	$706
2 Bedroom/2 Bath	144	50.0%	889	$772
3 Bedroom/2 Bath	72	25.0%	1,125	$887
Total/Weighted Average	288	100.0%	870	$784
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Hunterstone Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/13/2015(2)
92.2%	94.3%	94.4%	91.3%

(1)     Information obtained from the borrower.

(2)     Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hunterstone Apartments Property:

Cash Flow Analysis

	2013		2014		TTM 3/31/2015		U/W		% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$2,603,005		$2,686,500		$2,715,653		$2,475,996		98.5%	$8,597
Grossed Up Vacant Space	0		0		0		249,840		9.9	867
Concessions	(83,047)		(70,170)		(63,801)		(63,801)		(2.5)	(221)
Other Income(1)	139,891		117,351		114,090		114,090		4.5	396
Less Vacancy & Credit Loss	(155,883)		(152,059)		(160,511)		(263,339	)(2)	(10.5)	(914)

Effective Gross Income	$2,503,966		$2,581,622		$2,605,431		$2,512,786		100.0%	$8,724

Total Operating Expenses	$947,436		$956,225		$977,864		$963,627		38.3%	$3,345

Net Operating Income	$1,556,530		$1,625,397		$1,627,567		$1,549,159		61.7%	$5,379
Capital Expenditures	0		0		0		72,000		2.9	250
Net Cash Flow	$1,556,530		$1,625,397		$1,627,567		$1,477,159		58.8%	$5,129

NOI DSCR	1.37	x	1.43	x	1.43	x	1.36	x
NCF DSCR	1.37	x	1.43	x	1.43	x	1.30	x
NOI DY	8.2%		8.6%		8.6%		8.2%
NCF DY	8.2%		8.6%		8.6%		7.8%

(1)	Other income includes washer/dryer rentals, late fees, lease termination fees, pet fees and application fees.
(2)	The underwritten economic vacancy is 12.0%. The Hunterstone Apartments Property was 91.3% physically occupied as of April 13, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Wells Fargo Commercial Mortgage Trust 2015-C29	Transaction Contact Information

VI.           Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132